As filed with the Securities and Exchange Commission on June 7, 2024

Registration No. 333- [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Roma Green Finance Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	8742	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Flat 605, 6/F., Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong

Tel: +852 2529 6878

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street,

18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Henry F. Schlueter, Esq.

Celia Velletri, Esq.

Schlueter & Associates, P.C.

5655 South Yosemite St., Suite 350

Greenwood Village,

CO 80111

Telephone: (303) 292-3883

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2024

PRELIMINARY PROSPECTUS

Roma Green Finance Limited

Up to 3,600,000 Ordinary Shares

We are offering in a best efforts self-underwritten offering of up to 3,600,000 of our ordinary shares, US$0.001 par value per share (the “Ordinary Shares”) of Roma Green Finance Limited (the “Company” or “we,” “us” or “our”) directly to select investors pursuant to this prospectus and the accompanying prospectus at a fixed offering price of US$0.351 per Ordinary Share for the duration of the offering, which represents a 32% discount from the last reported sale price of our Ordinary Shares, as reported on the Nasdaq Capital Market on June 6, 2024.

Our share price is volatile. Since being listed on the Nasdaq Capital Market to June 6, 2024, our Ordinary Shares have traded at a low of $0.513 and a high of $11.80. There has been no change recently in our financial condition or results of operations that is consistent with the recent change in our share price. Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol ROMA. On June 6, 2024, the last reported sales price of our Ordinary Shares on the Nasdaq Capital Market was $0.516 per share.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Ordinary Shares sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” for more information. There is no minimum number of Ordinary Shares or minimum aggregate amount of proceeds for this offering to close. Accordingly, we have not made any arrangements to place investor funds in an escrow account or trust account. The offering will be terminated after 90 days of the effectiveness of this registration statement provided that the closing(s) of the offering for all of the Ordinary Shares have not occurred by such date, and may not be extended.

This is a self-underwritten offering. See “Plan of Distribution” beginning on Page 114 of this prospectus for more information.

Any proceeds from the sale of Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Use of Proceeds” on page 40 for more information.

Upon completion of this offering, assuming the sale of all 3,600,000 Ordinary Shares in this Offering, our issued and outstanding shares will consist of 15,564,571 Ordinary Shares. We are a controlled company as defined under Nasdaq Stock Market Rule 5615(c) because, immediately after the completion of this offering, assuming the sale of all 3,600,000 Ordinary Shares in this Offering Top Elect Group Limited, our controlling shareholder, will own 39.01% of our total issued and outstanding Ordinary Shares, representing 39.01% of the total voting power.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 17 to read about factors you should consider before buying our Ordinary Shares.

We are not a Chinese operating company but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in Hong Kong through our subsidiary, Roma Risk Advisory Limited (“RRA”), incorporated in Hong Kong and Roma Advisory Pte. Ltd., incorporated in Singapore (collectively, the “Operating Subsidiaries”). The Ordinary Shares offered in this offering are shares of the Company, a Cayman Islands holding company and not shares of the Operating Subsidiaries. Investors in this offering will not directly hold equity interests in the Operating Subsidiaries.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 15 and 16 of this prospectus for more information.

Our Operating Subsidiaries conduct their business in Hong Kong, a Special Administrative Region of the PRC, and Singapore and some of our clients are PRC companies or listed issuers that may have shareholders or directors that are PRC individuals. Conducting business in Hong Kong involves risks of uncertainty about any actions the Chinese government or authorities in Hong Kong.

The Company holds all of the equity interests in its Hong Kong and Singapore subsidiaries through a subsidiary incorporated in the British Virgin Islands, or BVI. As we have a direct equity ownership structure, we do not have any agreement or contract between our Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our Hong Kong or Singapore subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are not prohibited by the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries incorporated in Hong Kong and Singapore through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of Hong Kong and Singapore (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. As of the date of this prospectus, no transfers were made from the Company to its Operating Subsidiaries and our Operating Subsidiaries have not encountered difficulties or limitations with respect to their respective abilities to transfer cash between each other. As of the date of this prospectus, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. See “Dividends and Dividend Policy” on page 42 of this Prospectus and “Implications of Being a Holding Company” on page 12 of this Prospectus. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong. For additional information, see the Company’s consolidated financial statements as of six months ended September 30, 2023 and 2022 and the years ended March 31, 2022 and 2023 and notes thereto on page F-1.

As of the date of this prospectus, the Company and the Operating Subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, none of the Operating Subsidiaries have made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total
Public offering price	US$	0.351	US$	1,263,600
Proceeds to the Company before expenses	US$	0.351	US$	1,263,600

We will deliver the Ordinary Shares being issued to the investors electronically, upon closing and receipt of investor funds for the purchase of the Ordinary Shares offered pursuant to this prospectus. We expect the delivery of such securities against payment in U.S. dollars will be made, with respect to Ordinary Shares sold within 2 business days of purchase.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus is a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is [●], 2024.

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ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectus we have prepared. We do not take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

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PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Financial Information in U.S. Dollars

Our reporting currency is the Hong Kong dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Hong Kong dollars into U.S. dollars were made at HK$1.00 to US$0.1282. We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the environmental, social and governance industry and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from the Frost & Sullivan Report and various other publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Amended Memorandum of Association” or “Amended Memorandum” means the amended and restated memorandum of association of our Company adopted on September 2, 2022, and as supplemented, amended or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement filed with the SEC on June 9, 2023.

“Articles of Association” means the amended and restated articles of association of our Company adopted on September 2, 2022, as amended from time to time, a copy of which is filed as Exhibit 3.2 to our Registration Statement filed with the SEC on June 9, 2023.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“Company” or “our Company” means Roma Green Finance Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on April 11, 2022.

“Companies Act” means the Companies Act (2023 Revision) of the Cayman Islands.

“ESG” means environmental, social and governance.

“CAGR” means compounded annual growth rate.

“COVID-19” means the Coronavirus Disease 2019.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Frost & Sullivan” means Frost & Sullivan Limited, an Independent Third Party research and business consulting firm.

“GEM” means GEM board of the HKSE.

“GEM Listing Rules” means the Rules Governing the listing of securities on GEM.

‘‘Group,’’ ‘‘our Group,’’ ‘‘we,’’ ‘‘us,’’ or ‘‘our’’ means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“HKSE” means The Stock Exchange of Hong Kong Limited.

‘‘HK$’’ or ‘‘HKD’’ Hong Kong dollars(s), the lawful currency of Hong Kong.

“Hong Kong” or “HK” means the Hong Kong Special Administrative Region of The Peoples’ Republic of China.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“KPI” means key performance indicator, a quantifiable measure of performance over time for a specific objective.

“Lucky Time” means Lucky Time Ventures Limited, a company incorporated in the BVI and is our direct wholly-owned subsidiary.

“Main Board Listing Rules” means the Rules Governing the Listing of Securities on the HKSE.

“Memorandum and Articles of Association” means the Amended Memorandum of Association and the Articles of Association.

“Mr. Cheng” means Mr. Cheng King Yip.

“Mr. Lam” means Mr. Lam Hing Fat, our Chief Financial Officer.

“Ms. Luk” means Ms. Luk Huen Ling Claire, our executive director and controlling shareholder.

“Next Master” means Next Master Investments Limited, a shareholder of the Company, wholly-owned by Mr. Zhang Yan.

“Operating Subsidiaries” means RRA and Roma (S) and each an “Operating Subsidiary.”

“Ordinary Share(s)” means the share(s) of the Company as defined in the Articles of Association.

“PRC” means The People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, but it should be noted that legal and operational risks associated with operating in The People’s Republic of China may also be applicable to Hong Kong.

“RMB” means Renminbi, the lawful currency of the PRC.

“Roma (S)” or “Singapore Operating Subsidiary” means Roma Advisory Pte. Ltd., a company incorporated in Singapore on January 3, 2022, and wholly-owned by RRA.

“RRA”, “Roma Risk Advisory” or “Hong Kong Operating Subsidiary” means Roma Risk Advisory Limited, a company incorporated in Hong Kong on August 2, 2018 and an indirect wholly-owned subsidiary of our Company.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Singapore” means Republic of Singapore.

“Top Elect” means Top Elect Group Limited, a controlling shareholder of our Company holding 50.74% of our issued share capital as at the date of this prospectus and is wholly-owned by Ms. Luk.

“Track Record Period” means the two financial years ended March 31, 2022 and March 31, 2023.

“Trade Expert” means Trade Expert Holdings Limited, a shareholder of the Company, wholly-owned by Ms. Lana Yaneza.

“US$” or “USD” means United States dollar(s), the lawful currency of the United States.

“2024 Equity Incentive Plan” means the employee equity incentive plan approved by the Company on April 19, 2024, details of which is set out in the Form S-8 filed with the SEC on April 24, 2024.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” and similar designations refer to Roma Green Finance Limited, a Cayman Islands exempted company limited by shares.

Recent Events

Initial Public Offering

On January 11, 2024, the Company completed its initial public offering. In this offering, the Company issued 2,449,943 Ordinary Shares at a price of US$4.00 per share. The Company received gross proceeds in the amount of $9,799,772 prior to deducting underwriting discounts, commissions and other related expenses. The ordinary shares began trading on January 11, 2024 on the Nasdaq Capital Market under the ticker symbol “ROMA.”

Change of Auditor

On March 8, 2024, the Audit Committee of the Company approved the dismissal of KCCW Accounting Corp (“KCCW”), the predecessor independent registered public accounting firm of the Company, effective March 8, 2024. Also on March 8, 2024, the Audit Committee of the Board of Directors of the Company appointed J&S Associate PLT (“JSA”) as the Company’s independent registered public accounting firm for the year ended March 31, 2024.

Resignation of Director

On February 29, 2024, Mr. Tsang resigned as an Independent Non-Executive Director of the Company.

Failure to Satisfy a Listing Condition

On May 17, 2024, the Company received a deficiency notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC notifying the Company that, for the last 31 consecutive business days, the closing bid price for the Company’s Ordinary Shares had been below the minimum of $1.00 per Ordinary Share required for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rules, the Company has 180 calendar days, or until November 13, 2024, to regain compliance with the Minimum Bid Price Rule. If at any time before November 13, 2024, the closing bid price of the Ordinary Shares is at least $1.00 per Ordinary Share for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance and the matter will be closed. If the Company does not regain compliance with the Minimum Bid Price Rule by November 13, 2024, the Company may be eligible for an additional 180 day calendar period to regain compliance or be subject to delisting. To qualify for the additional time, the Company will be required to meet the continued listing requirements regarding the market value of publicly held Ordinary Shares and all other initial listing standards, except for the minimum bid price requirement. In addition, the Company will be required to notify Nasdaq of its intent to cure the deficiency by effecting a reverse stock split, if necessary, during the additional compliance period.

Our Mission

Our mission is to provide to our clients a one-stop destination for high-quality and holistic sustainability and climate change related consulting services to support a more sustainable, balanced and inclusive future for our clients’ organizations and the world.

Corporate Structure

The following chart sets forth our corporate structure as of the date of this prospectus.

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Purchasers in this offering are buying shares of the Cayman Islands company whereas all of our operations are conducted through our Operating Subsidiaries. At no time will the Company’s shareholders directly own shares of the Operating Subsidiaries.

The following chart sets forth our corporate structure immediately after this offering assuming all the 3,600,000 offering shares are subscribed by public investors.

Business of our Operating Subsidiary

Our Operating Subsidiaries are principally engaged in the provision of ESG, corporate governance and risk management as well as sustainability and climate change related advisory services. Our service offering mainly comprise the following:

Sustainability Program Development: We support our clients’ sustainable corporate growth and help them to integrate sustainability-related strategies across their organization and compile a comprehensive sustainability program. Certain clients may also outsource certain aspects of their sustainability program to us for consultation and planning.

ESG Reporting: We help clients to build their ESG profile and support their ESG reporting in compliance with the applicable prevalent ESG-related standard and reporting framework in Hong Kong and Singapore. Certain clients may also utilize their ESG reports to support their green and/or sustainable financing arrangements.

Corporate Governance and Risk Management: We deliver value-adding services to support clients in managing and enhancing their corporate governance, enterprise risk management, compliance and internal audit activities.

Climate Change Strategies and Solutions: We provide guidance and support to clients in building climate strategies which align with their climate goals and targets. We also explore opportunities to promote green and sustainable finance development by incorporating climate related risk assessment in advisory services for corporations in the financial industry.

Environmental Audit: – We provide on-site investigations on agreed upon scope with clients to meet clients’ needs on fulfilling specific environmental requirements and standards. Our team conducts assessment and audit to identify any material environmental risks and suggest mitigating actions to clients.

ESG Rating Support and Shareholder Communication: We help clients to review and improve their ESG / sustainability ratings with Bloomberg and other rating agencies.

Education and Training: We deliver trainings, workshops, discussion forums on ESG and green and sustainable finance topics. Our team of experts also design customizable training programs across various ESG and/or sustainability objectives that are tailored to individual client’s needs and enhance their ESG skills.

Competitive Advantages

We believe the following competitive strengths differentiate us from our competitors:

●	we are a comprehensive ESG / sustainability services provider;
●	we have a strong client base and experience, notwithstanding our short operating history; and
●	we have an experienced management team and highly trained workforce that allow us to provide efficient and effective services to our clients.

Our strategy

Our principal objective is to sustain a continuous growth in our business and strengthen our market position in the environmental, social and governance industry in Hong Kong, Singapore and elsewhere with the following strategies:

●	continuing to increase our market penetration in Hong Kong and Singapore;
●	expanding our worldwide footprint in particular the US;
●	recruiting and retaining professionals; and
●	pursing strategic acquisitions.

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Risks and Challenges

Investing in our Ordinary Shares involves risks. You should carefully consider the risks set out in the section headed “Risk Factors” beginning on page 17 of this prospectus before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

A summary of these risks include but are not limited to the following:

●	Our revenues, operating income and cash flows are likely to fluctuate. - (See “Risk Factors—Risks Related to our Business and Industry - Our revenues, operating income and cash flows are likely to fluctuate.” on page 17);
●	We incurred net losses for the six months ended September 30, 2023 and 2022 and the year ended March 31, 2023 and may be unable to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations. - (See “Risk Factors—Risks Related to our Business and Industry - We incurred net losses for the six months ended September 30, 2023 and 2022 and the for the year ended March 31, 2023 and 2022 and may be unable to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations.” on page 17);
●	We rely on our management team and other key personnel in operating our business. - (See “Risk Factors—Risks Related to our Business and Industry – “We rely on our management team and other key personnel in operating our business” on page 18);
●	Our revenues are unpredictable due to the nature of our business. - (See “Risk Factors—Risks Related to our Business and Industry - Our revenues are unpredictable due to the nature of our business” on page 18);
●	We have a limited operating history and our future revenue and profits are subject to uncertainties. - (See “Risk Factors—Risks Related to our Business and Industry - We have a limited operating history and our future revenue and profits are subject to uncertainties.” on page 18);
●	We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiaries. - (See “Risk Factors—Risks Related to our Business and Industry - We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiaries” on page 18);
●	Possible adverse impact on our business as a result of a loss of business reputation or negative publicity due to, among others, substandard quality of work or reports. - (See “Risk Factors—Risks Related to our Business and Industry - Possible adverse impact on our business as a result of a loss of business reputation or negative publicity due to, among others, substandard quality of work or reports” on page 19);
●	In general, we do not enter into long-term contracts with its clients, which may expose us to potential uncertainty with respect to its revenue from time to time. - (See “Risk Factors—Risks Related to our Business and Industry - In general, we do not enter into long-term contracts with its clients, which may expose us to potential uncertainty with respect to its revenue from time to time” on page 19);
●	We are subject to potential exposure to professional liabilities. - (See “Risk Factors—Risks Related to our Business and Industry - We are subject to potential exposure to professional liabilities” on page 19);
●	We may be adversely affected by the losses or liabilities arising from misstatement or leakage of confidential information handled by us. - (See “Risk Factors—Risks Related to our Business and Industry - We may be adversely affected by the losses or liabilities arising from misstatement or leakage of confidential information handled by us.” on page 20);
●	Our business may face risks of clients’ default on payment. - (See “Risk Factors—Risks Related to our Business and Industry - Our business may face risks of clients’ default on payment” on page 20);
●	We may be inadequately insured against losses and liabilities arising from its operations. - (See “Risk Factors—Risks Related to our Business and Industry - We may be inadequately insured against losses and liabilities arising from its operations.” on page 20);
●	We may be exposed to risks in relation to compliance standards. - (See “Risk Factors—Risks Related to our Business and Industry - We may be exposed to risks in relation to compliance standards.” on page 20);
●	We may be exposed to risks relating to our computer hardware system and data storage. - (See “Risk Factors—Risks Related to our Business and Industry - We may be exposed to risks relating to our computer hardware system and data storage” on page 21);
●	Our Group’s business may be adversely affected by the downturn of Hong Kong’s economy or stock market owing to unforeseen circumstances. - (See “Risk Factors—Risks Related to our Business and Industry - Our Group’s business may be adversely affected by the downturn of Hong Kong’s economy or stock market owing to unforeseen circumstances” on page 21);
●	We may be adversely affected by changes in the laws and regulations governing our customers and the stock exchanges in which they are listed. - (See “Risk Factors—Risks Related to our Business and Industry - We may be adversely affected by changes in the laws and regulations governing our customers and the stock exchanges in which they are listed” on page 21);
●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected. - (See “Risk Factors—Risks Related to our Business and Industry - If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.” on page 21);
●	Our Operating Subsidiaries’ business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19. - (See “Risk Factors—Risks Related to our Business and Industry - Our Operating Subsidiaries’ business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.” on page 22);
●	A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong Operating Subsidiary’s business and financial condition. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong Operating Subsidiary’s business and financial condition.” on page 23);
●	Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our Operating Subsidiaries’ operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the Ordinary Shares. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our Operating Subsidiaries’ operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the Ordinary Shares” on page 23);

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●	Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong Operating Subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Ordinary Shares if such allegations cannot be addressed and resolved favorably. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong Operating Subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Ordinary Shares if such allegations cannot be addressed and resolved favorably” on page 24);
●	There are political risks associated with conducting business in Hong Kong. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - There are political risks associated with conducting business in Hong Kong.” on page 24);
●	Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in Hong Kong and other markets where the majority of our Operating Subsidiary’s customers reside. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in Hong Kong and other markets where the majority of our Operating Subsidiary’s customers reside” on page 25);
●	The Company may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which could have a material and adverse effect on the business. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - The Company may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of the Operating Subsidiaries to make payments to the Company could have a material and adverse effect on the business” on page 25);
●	The PCAOB’s HFCAA Determination report that the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors. (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - The PCAOB’s Determination Report dated December 16, 2021, that the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors” on page 25);
●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, including one of our Operating Subsidiaries. (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, including one of our Operating Subsidiaries.” on page 27);
●	We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 27);
●	The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to RRA.- (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to RRA” on page 29)
●	We are selling this offering without an underwriter and may be unable to sell any shares. (See “We are selling this offering without an underwriter and may be unable to sell any shares.” on page 29)
●	The trading price for our Ordinary Shares may fluctuate significantly. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - The trading price for our Ordinary Shares may fluctuate significantly” on page 29);
●	We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.” on page 29);
●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors” on page 30);

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●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline.” on page 30);
●	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.” on page 30);
●	Short selling may drive down the market price of our Ordinary Shares. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - Short selling may drive down the market price of our Ordinary Shares.” on page 31);
●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.” on page 31);
●	Because our public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - Because our public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.” on page 31);
●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price” on page 32);
●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences” on page 32);
●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.” on page 32);
●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.” on page 33);
●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.” on page 34);
●	Certain judgments obtained against us by our shareholders may not be enforceable. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - Certain judgments obtained against us by our shareholders may not be enforceable.” on page 34);
●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” on page 35);
●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. - (See “Risk Factors—Risks Relating to Our Securities and this Offering – We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.” on page 36);
●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.” on page 35);
●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.” on page 36).

Holding Foreign Companies Accountable Act

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibitions described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB determinations provide that if the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

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Our predecessor auditor, KCCW, the independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess KCCW’s compliance with applicable professional standards. The Company appointed JSA effective from March 8, 2024 as the Company’s auditors. JSA is headquartered in Malaysia and is a firm registered with the PCAOB and has been inspected by the PCAOB on a regular basis, with the last inspection in January 2024. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risk Factors — Risks Relating to Securities and this Offering — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation. “Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years, or two years if the U.S. House of Representatives passes the bill discussed above and such bill is signed into law, reducing the number of years from three to two. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 37. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

Implications of Being a Holding Company

As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. As of the date of this prospectus, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. We are not prohibited by the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong and Singapore through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of their place of incorporation to provide funding to us through dividend distribution without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. However, if any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. See “Risk Factors – Risk Related to Doing Business in Hong Kong - The Company may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of the Operating Subsidiaries to make payments to the Company could have a material and adverse effect on the business” on page 25.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the holding company is an overseas entity is being Roma Green Finance Limited, a Cayman Islands company. See “Our Business — History of the Company” and “Our Business — Corporate Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of Hong Kong, the BVI and the Cayman Islands. After investors’ funds enter Roma Green Finance Limited, the funds can be directly transferred to Lucky Time. Lucky Time can then transfer the funds to RRA. RRA can then transfer the funds to Roma (S).

If the Company intends to distribute dividends, Roma (S) will transfer the dividends to RRA in accordance with the laws of Singapore. RRA will transfer the funds to Lucky Time in accordance with the laws and regulations of Hong Kong. Lucky Time will transfer the funds to the Company in accordance with the laws of the BVI. The Company will then transfer the dividends to all of its shareholders respectively in proportion to the Ordinary Shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

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3. Neither the Company nor any of its Operating Subsidiaries or Subsidiaries have paid dividends or made distributions to U.S. investors. No funds have been transferred by any of the holding companies to their respective Operating Subsidiaries or Subsidiaries for the fiscal years ended March 31, 2022, March 31, 2023 and through the date of this prospectus, to fund their business operations. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our Operating Subsidiaries or Subsidiaries via capital contribution or shareholder loans, as the case may be.

4. Our Hong Kong Operating Subsidiary’s ability to distribute dividends is based upon their distributable earnings. The Companies Ordinance of Hong Kong permits our Hong Kong Operating Subsidiary to pay dividends to its respective shareholders only out of their accumulated profits, if any, determined in accordance with applicable accounting standards and regulations.

As of the date of this prospectus, the Company and the Operating Subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, none of the Operating Subsidiaries have made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

Recent Regulatory Development in the PRC

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on certain activities in the securities market, enhancing supervision over Chinese-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (i) such processing is for the purpose of providing products or services for natural persons within China, (ii) such processing is to analyze or evaluate the behavior of natural persons within China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

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The PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. However, since these statements and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement are unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital market activities, or future changes in this regulatory regime. We cannot be certain that the competent PRC authority will not take a view that is contrary to ours.

Our principal operating subsidiary in Hong Kong, RRA, may collect and store certain data (including certain personal information) from our clients, who may be PRC individuals, in connection with their business and operations and for “Know Your Customers” purposes (to combat money laundering). Given that: (i) RRA is incorporated in Hong Kong and is located in Hong Kong, (ii) we have no subsidiary, VIE structure or any direct operations in mainland China, and (iii) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations to have an impact on our business, operations or this offering, as we do not believe that RRA would be deemed to be an “Operator” that is required to file for cybersecurity review before listing in the United States, because (i) RRA was incorporated in Hong Kong and operate in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, RRA has in aggregate collected and stored personal information of less than one million users; (iii) all of the data RRA has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, RRA has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC.

Further, as of the date of this prospectus, in the opinion of our PRC legal counsel, Guangdong Wesley Law Firm, the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and this offering and its continued listing on NASDAQ does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

Moreover, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of RRA and its abilities to accept foreign investments and the continued listing of our Ordinary Shares on U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and become applicable to RRA, if RRA is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to RRA, the business operation of RRA and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and RRA becomes subject to the CAC or CSRC review, we cannot assure you that RRA will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. RRA may be required to incur substantial costs and expenses in order to ensure compliance with the rules and regulations of the CAC or CSRC reviews. If RRA fails to receive or maintain such permissions or if the required approvals are denied, RRA may be required to cease its business operations until such permissions or approvals are obtained and may, if it continues to operate without such permissions or approvals, become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. For further information, see “Risk Factors – Risks Related to Our Securities and This Offering.”

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Hong Kong Operating Subsidiary’s business, it may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our Hong Kong Operating Subsidiary’s operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our Ordinary Shares to significantly decline in value or become worthless.

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As of the date of this prospectus, in the opinion of our Hong Kong legal counsel, Robertsons, we are not required to obtain permissions from any Hong Kong authorities to issue our Ordinary Shares to foreign investors; and in the opinion of our PRC legal counsel, we are not subject to permission requirements from the PRC authorities, including the CSRC and the CAC to approve the operations of our Hong Kong Operating Subsidiary and offer our securities being registered to foreign investors. We have obtained our business registration certificate from the Business Registration Office of the Inland Revenue Department in Hong Kong. We have not received or been denied such permissions by any PRC authorities. In the opinion of our Hong Kong and PRC counsel, we are also currently not required to obtain any pre-approval from Chinese authorities (including those in Hong Kong) to be listed on a U.S. stock exchange, including the NASDAQ. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. Because we do not conduct operating activities in the PRC, as of the date of this prospectus, we do not believe that we are required to seek approval from the CSRC, CAC or any other governmental agency to offer the Ordinary Shares for sale in the offering herein. In the event that we inadvertently conclude that such permissions or approvals from the PRC or Hong Kong authorities are not required, or in the event that applicable laws, regulations or interpretations change, we may be required to obtain such permissions or approvals in the future. Further, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continued to be listed on a U.S. exchange, which would materially affect the interest of our investors. Further, if we were required to obtain additional approvals to conduct our Operating Subsidiaries operations and if we failed to receive or maintain such permissions or if the required approvals are denied, our Operating Subsidiaries may be required to cease their business operations until such permissions or approvals are obtained and may, if they continue to operate without such permissions or approvals, become subject to fines and other penalties which may have a material adverse effect on our Operating Subsidiaries’ business, operations and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our Ordinary Shares or possibly delisting. See “Risk Factors – Risks Related to Doing Business in Hong Kong – We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 27 of this prospectus.

Corporate Information

We were incorporated in the Cayman Islands on April 11, 2022. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our principal executive office is at Flat 605, 6/F., Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong. Our telephone number at this location is +852 2529 6878. Our principal website address is www.romaesg.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Implications of Being a “Controlled Company”

Upon completion of this offering, assuming the sale of all the Ordinary Shares hereunder, Top Elect, our controlling shareholder, will be the beneficial owner of an aggregate of 6,071,104 Ordinary Shares, which will represent 39.01% of the then total issued and outstanding Ordinary Shares. As a result, we will remain a “controlled company” within the meaning of the Nasdaq Stock Market Rules and therefore we are eligible for, and, in the event we no longer qualify as a foreign private issuer, we intend to rely on, certain exemptions from the corporate governance listing requirements of the Nasdaq Markets.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior March 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

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Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Markets. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. We rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq Markets, such that a majority of the directors on our Board of Directors are not required to be independent directors, our audit committee is not required to have a minimum of three members and neither our compensation committee nor our nomination committee is required to be comprised entirely of independent directors.

The Offering

Ordinary Shares offered by us	3,600,000 Ordinary Shares at an assumed fixed offering price of US$0.351 per Ordinary Share during the duration of the offering, which represents a 32% discount from the last reported sale price of our Ordinary Shares on Nasdaq on June 6, 2024.

Best Efforts

We are offering the Ordinary Shares on a best-efforts basis.

No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering but may undertake one or more closings on a rolling basis. The offering will be terminated after 90 days of the effectiveness of this registration statement, provided that the closing(s) of the offering for all of the Ordinary Shares have not occurred by such date, and may not be extended.

Ordinary Shares issued and outstanding immediately after this offering, assuming the sale of all of the Ordinary Shares offered in this Offering	15,564,571 Ordinary Shares

Use of proceeds	We currently intend to use the net proceeds from this offering to (i) strengthening branding and marketing to escalate our position in the industry in Hong Kong, Singapore and PRC, (ii) make investment in ESG and/or green environmental related, and (iii) for working capital and other general corporate purposes.

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market.

Transfer Agent	VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK.

Trading symbol	ROMA

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Ordinary Shares.

Payment and Settlement	We expect that the delivery of the Ordinary Shares for the initial closing will be against payment therefor will occur within two business days of the purchase of the Ordinary Shares.

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our revenues, operating income and cash flows are likely to fluctuate.

We experienced fluctuations in our revenues and cost structure and the resulting operating income and cash flows during the two years ended March 31, 2022 and 2023 and the six months ended September 30, 2023. We may experience fluctuations in our financial results for reasons that may include: (i) the types and complexity, number, size, timing and duration of client engagements; (ii) the timing of revenue recognition under U.S. GAAP; (iii) increase in labor costs; (iv) the geographic locations of our clients or the locations where services are rendered; (v) fee arrangements, including the opportunity and ability to successfully reach milestones and complete, and collect success fees and other outcome-contingent or performance-based fees; (vi) changes in the frequency and complexity of government and/or regulatory body activities; (vii) fee adjustments upon the renewal of expired or extended service contracts or acceptance of new clients due to the adjusted scope per our refined business strategy, and (viii) economic factors beyond our control.

We incurred net losses for the years ended March 31, 2023 and March 31, 2022 and the six months ended September 30, 2023 and may be unable to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations.

We incurred net losses of HK$1,022,362 (US$131,073) and HK$1,009,295 (US$129,397) for the years ended March 31, 2022 and 2023, respectively and HK$1,756,610 (US$225,205) during the six months ended September 30, 2023. We had net cash generated cash flows from operating activities of HK$96,883 (US$12,420) and HK$546,611 (US$70,078) during the years ended March 31, 2022 and 2023, respectively and negative cash from operating activities of HK$60,542 (US$7,761) during the six months ended September 30, 2023. We can offer no assurance that we will operate profitably or that we will generate positive cash flows in the future, given our substantial expenses in relation to our revenue at this stage of our Company. Inability to collect our accounts receivable in a timely and sufficient manner, or the inability to offset our expenses with adequate revenue, may adversely affect our liquidity, financial condition and results of operations. Our accounts receivable are written off to the extent that there is no realistic prospect of recovery, which is generally after all means of collection have been exhausted and no alternative payment arrangement could be agreed between both parties. The provision for impairment on accounts receivable are estimated by reference to past default experience of the debtor and current market condition in relation to each debtor’s exposure. The provision for impairment on accounts receivable also incorporates forward looking information with reference to general macroeconomic conditions that may affect the ability of the debtors to settle receivables. Although we believe that our cash on hand and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you this will be the case.

If and when we are unable to generate sufficient cash flows from operations to meet our working capital requirements and various operating needs, we may need to raise additional funds for our operations and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may be unable to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations. If we are unable to achieve or maintain profitability, the market price of our shares may significantly decrease. In the event that the Company requires additional funding to finance its operations, the Company’s controlling shareholder has indicated his intent and ability to provide reasonable financial support, however, there is no assurance such funding will be available when the Company needs it in the future.

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We rely on our management team and other key personnel in operating our business.

Our success relies, to a significant extent, on the experience and knowledge of our professional staff and senior management. Luk Huen Ling Claire, Koh Chuan Yong and Lam Hing Fat will have primary responsibility for overseeing the operations of our Group. If Luk Huen Ling Claire, Koh Chuan Yong or Lam Hing Fat were no longer serving as executive officers of the Company for whatever reason, the Group’s operations and financial performance could be adversely affected. We do not carry key person life insurance on Luk Huen Ling Claire, Koh Chuan Yong or Lam Hing Fat. Further, there can be no assurances that other staff and executive management will not leave our Company, nor can we prevent them from establishing businesses in competition with our Group. It may be costly and time-consuming to find suitable replacements for our Group’s key personnel, particularly experienced in the ESG industry and internal control advisory as suitable candidates are scarce in the market. The loss of the services of one or more members of our Group’s key personnel due to their departure or other reasons, if our Group fails to replace any vacancy by recruiting new competent personnel with relevant experience and knowledge in the market, and/or employees leaving and setting up business in competition with our Group could adversely and significantly affect our Group’s operation and financial position.

Our revenues are unpredictable due to the nature of our business.

Our Group’s revenue is generated from the provision of services on a project-by-project basis and is subject to the size of the project and the scope of services rendered. In addition, terms and conditions of each mandate including its payment schedule are generally negotiated and determined at arm’s length with our Group’s clients on a project-by-project basis.

Given that our revenue is non-recurring in nature, our revenue and profitability are unpredictable. In addition, in respect of any mandate that has been or will be signed by our Group, there is also no assurance that the project will be completed pursuant to the terms and conditions of such mandate. If a project cannot be completed after a substantial amount of time and effort having been spent by our Group, or if our Group is unable to secure mandates with adequate costs coverage commensurate with the work to be done by us, our revenue and profitability will be adversely affected.

We have a limited operating history and our future revenue and profits are subject to uncertainties.

RRA was incorporated with limited liability in Hong Kong on August 2, 2018 and Roma (S) was incorporated as a limited company in Singapore on January 3, 2022. As of the date of the date of this prospectus, Roma (S) has not yet generated any material business profits. Our Group has a relatively short operating history upon which an evaluation of its prospects and profitability can be based. Such prospects and profitability must be considered in light of the risks, uncertainties, expenses and difficulties encountered by any new company. Such risks and uncertainties may affect our ability to (i) develop and maintain a wide range of environmental, social and governance services for its clients; (ii) increase market acceptance of our services; and (iii) compete with other services providers which provide same or similar services to that of our Group. Our limited operating history makes the prediction of future results of operations difficult, and therefore, past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in a rapidly evolving and increasingly competitive market in Hong Kong and Singapore.

We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiaries.

As part of our business strategies and future plans, we intend to expand our Operating Subsidiaries operations. While we have planned such expansion based on our outlook regarding our Operating Subsidiaries business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to successfully implement our development projects, hire and retain skilled employees to carry out our Operating Subsidiaries services and business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for their services by existing and new customers in the future.

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Further, the implementation of our business strategies and future plans for our Operating Subsidiaries business operations may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any cost savings, increased operational efficiency and/or productivity improvements to our Operating Subsidiaries’ operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, including if our Operating Subsidiaries fail to achieve a sufficient level of revenue or fail to manage their costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operations and prospects may be adversely affected.

Possible adverse impact on our business as a result of a loss of business reputation or negative publicity due to, among others, substandard quality of work or reports.

As a professional services firm, our ability to secure new projects depends heavily upon its reputation and the reputation of its professional team. Negative publicity associated with our Group or our professional team, including failure to meet clients’ expectations or misconduct by our professional team, could result in loss of clients or increased difficulty in soliciting new clients and projects. In the event that, (i) any client or authority is not satisfied with the quality of work or reports prepared by us; (ii) there is any delay in completing the transactions because of the substandard quality of work performed by us; (iii) any party raises any complaints regarding the quality of our work or reports; or (iv) any authority or regulator rejecting the work performed or reports prepared by us which comes to the attention of the public and/or its existing and/or potential clients, the business reputation and branding of our Group may be adversely affected. Similarly, referral by our Group’s former or current clients is one of the sources of business for our Group. If any client has doubts on our quality of work or that of our professional team, such could impair our ability to secure new clients and projects through referral, which will result in an adverse effect on our business, growth prospects and results of operations and/or financial condition.

In general, we do not enter into long-term contracts with our clients, which may expose us to potential uncertainty with respect to its revenue from time to time.

During the two years ended March 31, 2022 and 2023 and during the six months ended September 30, 2023, our revenue was derived mainly from companies listed on the HKSE. Most of the clients engage us to perform various non-recurring environmental, social and governance services in accordance with their respective business development plans and corporate activities and compliance requirements. Management believes that it is a market practice that these companies tend not to enter into any long-term agreement or commitment with any such service providers. There is no assurance that our clients will continue retaining us to provide environmental, social and governance services in the future. Should our Group fail to be awarded new projects in the future, our operations and results would be adversely affected.

We are subject to potential exposure to professional liabilities.

Our environmental, social and governance services normally involve providing professional advice and professional reports to our clients. A client, who relies on our professional advice and professional reports, suffers loss as a result of us having been negligent in providing such services, could claim compensation from us. Management considers that the main business risk associated with environmental, social and governance services is the possible claims or lawsuits arising from professional negligence, misconduct and fraudulent acts. During the years ended March 31, 2022 and 2023 and during the six months ended September 30, 2023, it was a common term in all of our mandates with clients that our liability in connection with services to be provided would be limited to the amount of fees received by us under the relevant mandates.

Internal control measures have been adopted by us to mitigate the risk arising from professional negligence, misconduct and fraudulent acts caused by our employees and to ensure that all projects are performed with up-to-standard quality in accordance with the relevant standards, for the purpose of limiting its exposure to professional liability. In spite of the internal control measures adopted by us, there is no assurance that these measures can completely eliminate professional negligence, misconduct and/or fraudulent acts caused by our employees. If we experience any event of professional negligence, misconduct and/or fraudulent acts, we could be exposed to liabilities, such as claims and/or lawsuits. It may also have an adverse impact on our financial position and reputation. Since its establishment and up to June 1, 2024, we have not been subject to nor received any claims resulting from services provided to its clients.

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We may be adversely affected by the losses or liabilities arising from misstatement or leakage of confidential information handled by us.

From time to time, we handle important and price-sensitive information for both listed companies and private entities in providing services to its clients. We required all of our employees to comply with our control procedures to protect the confidentiality of its client’s information. However, there is no assurance that the procedures can completely eliminate mis-statement or leakage of its clients’ confidential information. If we experience any mis-statement or leakage of confidential information of its clients, we could be exposed to liabilities, such as complaints and/or claims, which may have an adverse impact on our financial position and reputation.

Our business may face risks of clients’ default on payment.

Some of our clients are businesses experiencing or being exposed to potential financial distress, facing complex challenges, being involved in litigation or regulatory proceedings, or facing foreclosure of collateral or liquidation of assets. The aforementioned situations may become increasingly prevalent among our existing and potential clients in light of the current uncertain micro-economic conditions and/or potential economic slowdowns or recession caused by the COVID-19 pandemic. Such clients may have insufficient funds to continue operations or to pay for our services.

We generally offer a fixed fee arrangement on our fees. Our failure to manage the engagements efficiently or collect the fees could expose us to a greater risk of loss on such engagements. Providing services to clients that do not correlate to actual costs incurred may negatively impact our profitability on such engagements and adversely affect the financial results of our business. We treat the outstanding fees that we are unable to collect based on objective evidence as write-offs and will not adjust or accept renegotiation. The provision for impairment on accounts receivable are estimated by reference to past default experience of the debtor and current market condition in relation to each debtor’s exposure. The provision for impairment on accounts receivable also incorporates forward looking information with reference to general macroeconomic conditions that may affect the ability of the debtors to settle receivables. Our fees set forth in existing service contracts are not negotiable and may not be adjusted even if fee collection is not probable. Management periodically monitors the outstanding fees, making an effort to timely collect outstanding fees and reviews the adequacy of write-offs to minimize the impact of the potential payment defaults. The collection rate was over 90% and approximately HK$0.1 million was written-off historically.

We may be inadequately insured against losses and liabilities arising from our operations.

We are not subject to any professional insurance requirement under the existing regulatory environment. Management believes that it is an industry norm or a common practice for local service providers such as ourselves in Hong Kong not to take out insurance coverage for potential liability arising from professional negligence, fraud or employee misconduct. In the event that there is any claim against us for damages that is not covered by our business insurance, we will consider making relevant provision for the contingent liabilities in its financial statements.

Any claims relating to professional negligence, misconduct and/or fraudulent act may lead to legal and/or other proceedings and may result in substantial costs and diversion of resources and management’s attention. Any imposition of liability on us or any substantial claim against us for professional negligence, misconduct and fraudulent acts may adversely affect our business and financial position.

We may be exposed to risks in relation to compliance standards.

Certain types of reports which we prepare are used by our clients for the purpose of their compliance with regulations and/or requirements under the Main Board Listing Rules, the GEM Listing Rules and/or internationally recognized codes and/or standards. Compliance standards in relation to regulations and/or requirements may also change from time to time. New regulations and/or requirements and/or changes in the interpretation of existing regulations or requirements may escalate the compliance costs for us or limit our ability to provide these services such that our profitability in the provisions of advisory services may be affected. Any failure to comply with the regulations and/or requirements may also result in failure to issue reports and thereby affect our financial performance.

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We may be exposed to risks relating to our computer hardware system and data storage.

We have maintained a 24-hour standby information technology support for our computer hardware and data storage. The data center and the computer server of our Group are currently located at our premises with restricted access to authorized persons such as senior management and/or the information technology supporting staff. However, there is no assurance that we have sufficient ability to protect the computer hardware and data storage from all possible damage including but not limited to acts of nature, telecommunications breakdown, electricity failure or similar unexpected events. We neither maintain any off-site computer hardware center and servers nor have any facilities to back up all the data in the event of physical breakdown and damage of all these computer hardware and data. We do not take out any insurance to protect us from all the associated risks. As such, any damage to our computer hardware and data will cause business interruption to our Group and thus will directly and adversely affect the operating performance of our Group.

Our network computer system is vulnerable to the attack of computer virus, worms, trojan horses, hackers or other similar computer network disruptive problems. Any failure in safeguarding the computer network system from these disruptive problems will cause the breakdown of the computer network system and leakage of confidential information of our Group and our clients. Although we have installed computer antivirus software and a network router to protect the network system and has been relying on third party authentication technology to facilitate the transmission of confidential information, there is no assurance that our computer network system is absolutely secured. Any failure in the protection of computer network system from external threat may cause disruption of our operation and may damage our reputation for any breach of confidentiality to our clients and in turn may indirectly adversely affect our business operation and performance. During the years ended March 31, 2022 and 2023 and during the six months ended September 30, 2023, we did not experience any breakdown in our computer network system or breach of confidentiality.

Our Group’s business may be adversely affected by the downturn of Hong Kong’s economy or stock market owing to unforeseen circumstances.

Since nearly all of our revenue is derived from Hong Kong, our business and results of operations are affected by the overall performance of the Hong Kong economy which is influenced by factors including, inter alia, local and international economic and political conditions, general market sentiment, changes in the regulatory environment and fluctuations in interest rates. Unforeseen circumstances such as economic downturn or natural disaster which are beyond our control may affect its business. Likewise, any prolonged downturn in the stock market may lead to a reduction in mergers and acquisitions, initial public offerings and/or other corporate activities, which may adversely affect the volume of our business and profitability. Any such unforeseen circumstances may adversely affect the operations and financial performance of our Group in a material respect.

We may be adversely affected by changes in the laws and regulations governing our customers and the stock exchanges in which they are listed.

During the Track Record Period, a majority of our clients are companies listed on HKSE, which are subject to all the applicable laws and regulations, including but not limited to, the Main Board Listing Rules and the GEM Listing Rules.

Should the Main Board Listing Rules and/or the GEM Listing Rules and/or any other regulations regarding disclosure and/or compliance relating to environmental, social and governance be amended in such a way that the scope of work or extent of disclosures regarding environmental, social and governance change materially or our services are greatly reduced, the volume of our business and profitability may be adversely affected.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to January 11, 2024, we were a private company with limited accounting personnel. Furthermore, our management had not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

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Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

We are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, being a public company, our reporting obligations may place a significant burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

Our Operating Subsidiaries’ business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our Operating Subsidiaries’ operations, and the operations of their customers. If the development of the COVID-19 outbreak becomes more severe or new and more deadly variants occur resulting in more stringent regulatory measures being taken, such as complete lockdowns, our Operating Subsidiaries may be forced to close down their businesses after any prolonged disruptions to their operations, and our Operating Subsidiaries may experience a termination of certain of its contracts by its customers. In such event, our Operating Subsidiaries’ operations may be severely disrupted, which may have a material and adverse effect on our business, financial condition and results of operations. In addition, if any of our Operating Subsidiaries’ employees are suspected of having contracted COVID-19, some or all of such employees may be quarantined and our Operating Subsidiaries will be required to disinfect their workplaces. In the event our Operating Subsidiaries’ employees are placed under quarantine orders, our Operating Subsidiaries may face a shortage of labor and its operations may be severely disrupted. Our Operating Subsidiaries’ revenue may also be materially affected if the COVID-19 outbreak or new outbreaks continue to materially affect the overall economic and market conditions in Hong Kong as the economic slowdown and/or negative business sentiment could potentially have an adverse impact on our Operating Subsidiaries’ business and operations. We are uncertain as to when any new outbreaks of COVID-19 will be contained, and we cannot predict if the impact of any such outbreaks or associated lockdown measures will be short-lived or long-lasting. If the outbreaks of COVID-19 are not effectively controlled within a short period of time, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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Risks Relating to Doing Business in Hong Kong

A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong Operating Subsidiary’s business and financial condition.

Our Hong Kong Operating Subsidiary’s business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on our Hong Kong Operating Subsidiary.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers’ and potential customers’ businesses, and have a negative impact on our Hong Kong Operating Subsidiary’s business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our Operating Subsidiaries’ operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the Ordinary Shares.

Our operations are primarily located in Hong Kong and some of our clients are PRC companies that have shareholders or directors that are PRC individuals and some of our clients are Hong Kong listed entities that have shareholders or directors that are PRC individuals. As of the date of this prospectus, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

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The PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development or public interest before carrying our mergers, restructuring or splits that affect or may affect national security. These statements were recently issued and their official guidance and interpretation remain unclear at this time. While we believe that our Hong Kong Operating Subsidiary’s operations are not currently being affected, they may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our Hong Kong Operating Subsidiary’s cost of operations.

The Chinese government may intervene or influence our Hong Kong Operating Subsidiary’s operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our Hong Kong Operating Subsidiary’s operations and/or the value of our Ordinary Shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Hong Kong Operating Subsidiary’s ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong Operating Subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Ordinary Shares if such allegations cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of this scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

Although we are based in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. The price of our Ordinary Shares could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

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Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our Operating Subsidiaries’ business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in markets where the majority of our Operating Subsidiary’s customers reside.

Political events, international trade disputes and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on our Operating Subsidiaries and their customers, our Operating Subsidiaries’ service providers and their other partners. International trade disputes could result in tariffs and other protectionist measures, which may materially and adversely affect our Operating Subsidiaries’ business.

Political uncertainty, such as the recent invasion by Russia in Ukraine, and surrounding international trade disputes and their potential of escalation to trade wars and global recession, could have a negative effect on customer confidence, which could materially and adversely affect our Operating Subsidiaries’ business. Our Operating Subsidiary’s may also have access to fewer business opportunities, and their operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China, including those sanctions imposed by the United States and other countries on Russia, and that affect trade relations may cause global economic turmoil and potentially have a negative impact on our Operating Subsidiaries’ markets, its business, or results of operations, as well as the financial condition of its customers. We cannot provide any assurances as to whether such actions will occur or the form that they may take.

The Company may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of the Operating Subsidiaries to make payments to the Company could have a material and adverse effect on the business.

Within our structure, funds from foreign investors can be directly transferred to our Hong Kong or Singapore subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are not prohibited by the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries incorporated in Hong Kong and Singapore through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of Hong Kong and Singapore (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. We do not maintain cash management policies or procedures with respect to the size or means of such transfers. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong. Any limitation on the ability of the Operating Subsidiaries to distribute dividends or other payments to the Company could materially and adversely limit the ability to grow, make investments or acquisitions that could be beneficial to the businesses, pay dividends or otherwise fund and conduct the business.

The PCAOB determinations provides that if the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

The HFCA Act, which was enacted on December 18, 2020, states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the Senate passed the AHFCAA which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. In the event the HFCA Act is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our Ordinary Shares may be prohibited from trading or delisted from an exchange if our auditor is not subject to inspection by the PCAOB.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act, Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

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On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB determinations provide that if the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

Our auditor, JSA is registered with the PCAOB and subject to inspections by the PCAOB on a regular basis with the last inspection in January 2024. JSA’s office is located in Malaysia. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. However, to the extent that our auditor’s work papers may, in the future, become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of our auditors’ work papers in China would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. As a result, our investors may be deprived of the benefits of the PCAOB’s oversight of our auditor through such inspections and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Further, the United States Senate passed the Accelerated Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

During the prior fiscal years ended March 31, 2022 and 2023, including through the date of this prospectus, our auditor does not have any documentation related to their audit reports located in China. However, to the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company may be located in China, the PCAOB may not be able to inspect such audit documentation and, as a result, you may be deprived of the benefits of such inspection.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Under the SOP Agreements the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

If we change auditors and they are subsequently located in China or Hong Kong and the PCAOB is unable to inspect or investigate completely our auditor, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

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The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, including one of our Operating Subsidiaries.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President, Donald Trump, signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong Operating Subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

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On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which will take effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

RRA may collect and store certain data (including certain personal information) from our clients, who may be PRC individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering).

These statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of RRA, its abilities to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to RRA, if RRA is deemed to be an “Operator” that are required to file for cybersecurity review before listing in the United States, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to RRA, the business operations of RRA and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If RRA becomes subject to the CAC or CSRC review, we cannot assure you that RRA will be able to comply with the regulatory requirements in all respects and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, RRA may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which will come into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

If the Chinese government chooses to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations, have indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to RRA. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our Ordinary Shares or possibly delisting.

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The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to RRA.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, result in uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Risks Related to Our Securities and This Offering

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and members of the board of directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that they will be able to sell any of the shares. None of our officers and directors have any experience conducting a best efforts offering, which decreases the likelihood that the Offering will be successful.

An active trading market for our Ordinary Shares may not be maintained and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be maintained. If an active public market for our Ordinary Shares is not maintained, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in the public offering was determined based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after the public offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

On May 17, 2024, the Company received a deficiency notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC notifying the Company that, for the last 31 consecutive business days, the closing bid price for the Company’s Ordinary Shares had been below the minimum of $1.00 per Ordinary Share required for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rules, the Company has 180 calendar days, or until November 13, 2024, to regain compliance with the Minimum Bid Price Rule. If at any time before November 13, 2024, the closing bid price of the Ordinary Shares is at least $1.00 per Ordinary Share for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance and the matter will be closed. If the Company does not regain compliance with the Minimum Bid Price Rule by November 13, 2024, the Company may be eligible for an additional 180 day calendar period to regain compliance or be subject to delisting. To qualify for the additional time, the Company will be required to meet the continued listing requirements regarding the market value of publicly held Ordinary Shares and all other initial listing standards, except for the minimum bid price requirement. In addition, the Company will be required to notify Nasdaq of its intent to cure the deficiency by effecting a reverse stock split, if necessary, during the additional compliance period.

Further, in order to continue listing our shares on the Nasdaq Capital Market, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq Capital Market in the future.

If Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

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The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in the PRC or Hong Kong that may have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our Operating Subsidiaries’ operations, including the following:

●	fluctuations in our Operating Subsidiaries’ revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “— The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 11,964,571 issued and Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders, other than the Resale Shareholders, may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 15,564,571 Ordinary Shares issued and outstanding immediately after this offering. In connection with this offering, our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any shares until 9 months after the date of this prospectus without the prior written consent of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of FINRA. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

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Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Hong Kong law. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our Board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of US$(0.27) per share, representing the difference between our as adjusted net tangible book value per share of US$0.621 per share as of September 30, 2023, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$0.351 per share. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

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You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We currently intend to use the net proceeds from this offering to (i) strengthening branding and marketing to escalate our position in the industry in Hong Kong, Singapore and PRC, (ii) make investment in ESG and/or green environmental related , and (iii) for working capital and other general corporate purposes. There can be no assurance we will use the proceeds from this offering for the purposes set forth above or that the use of proceeds will product income or increase the price of our Ordinary Shares.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves may be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our affiliated entity as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate its operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Ms. Luk, an executive Director and chief executive officer, indirectly through Top Elect beneficially owns 50.74% of our issued and outstanding Ordinary Shares. Upon the completion of this offering, Ms. Luk will, through Top Elect, beneficially own 39.01% of our then issued and outstanding Ordinary Shares, assuming we sell all of the Ordinary Shares available for sale in this offering.

Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

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As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq, we rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. Therefore, we have a fully independent audit committee, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

Further, because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Certain Cayman Islands Company Considerations — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Further, Luk Huen Ling Claire, our Chief Executive Officer also serves a member of our board of directors. Substantially all of the assets of these persons are located outside the United States and primarily in Hong Kong, where each of our directors are located. Robertsons, our counsel as to Hong Kong law, is in the opinion of there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on September 30, 2024. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and Principal Shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

35

We have incurred significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market.

We were listed on the Nasdaq on January 11, 2024. We have and will continue to incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we are required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. Compliance with these requirements has increase our legal and financial compliance costs and made some activities more time-consuming and costly. In addition, our management and other personnel has diverted attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

36

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On June 22, 2021, the Senate passed the Accelerated Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. In the event the HFCA Act is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our Ordinary Shares may be prohibited from trading or delisted from an exchange if our auditor is not subject to inspection by the PCAOB.

As more stringent criteria may be imposed, including the HFCA Act, which became law in December 2020, our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. The PCAOB issued the Determination report on December 16, 2021 (the “Determination Report”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified the specific registered public accounting firms subject to these determinations.

The HFCA Act prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years and, as a result, an exchange may determine to delist our Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. However, there can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allows for full and timely access to information.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our Ordinary Share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Ordinary Shares.

37

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our Operating Subsidiaries’ current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our Operating Subsidiaries’ operations and current assets being located in Hong Kong. All of the directors and executive officers of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Hong Kong

Robertsons, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our Board is comprised of three directors, all executive directors are located in Hong Kong. The three directors are Luk Huen Ling Claire, Cheng Yu Pei and Wong Kai Hing. Further, Luk Huen Ling Claire, a member of our board of directors is also our Chief Executive Officer.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

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USE OF PROCEEDS

Based upon an assumed fixed offering price of US$0.351 per Ordinary Share, assuming the sale of all of the Ordinary Shares in this offering, we estimate that we will receive gross proceeds from this offering of approximately US$1,263,600, and net proceeds of approximately US$1,139,413, after deducting estimated offering expenses of approximately $124,187 payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and the net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority:

(i)	40% or approximately US$455,765 for strengthening branding and marketing to escalate our position in the industry in Hong Kong, Singapore and PRC;
(ii)	30% or approximately US$341,824 for make investment in ESG and/or green environmental related; and
(iii)	30% or approximately US$341,824 for working capital and other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023:

●	on an actual basis;

●	on a pro forma basis to reflect (a) issuance of 1,202,981 Ordinary Shares at par under share allotment; (b) issuance of 2,449,943 Ordinary Shares under initial offering price at $4.00 per share; and (c) issuance of 1,539,281 S-8 Ordinary Shares for services rendered; and

●	on a pro forma as adjusted basis to give further effect to the issuance and sale of 3,600,000 Ordinary Shares by us in this offering, the maximum number of Ordinary Shares offered by us in this prospectus at the offering price of $0.351 per Ordinary Share, after deducting estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2023
	Actual		Pro Forma		Pro Forma As adjusted

Cash and cash equivalents	US$	18,434	US$	8,700,231	US$	9,839,644

Shareholders’ Equity
Ordinary Shares, par value US$0.001 per share, 50,000,000 Ordinary Shares authorized, 7,975,347 Ordinary Share issued and outstanding on an actual basis, 11,964,571 Ordinary Shares issued and outstanding on a pro forma basis and 15,564,571 Ordinary Shares outstanding on a pro forma as adjusted basis (assuming 3,600,000 new Ordinary Shares to be issued in this offering (excluding the Shares to be sold by the Selling Shareholder)	US$	7,975	US$	11,964	US$	15,564
Additional paid-in capital		167,557		10,009,162		11,144,975
Receivable from the Shareholders		(1,203)		-		-
Accumulated losses		(458,970)		(1,623,970)		(1,623,970)
Accumulated other comprehensive income		1,714		1,714		1,714
Total Shareholders’ (Deficit) Equity		(282,927)		8,398,870		9,538,283
Total Capitalization	US$	(282,927)	US$	8,398,870	US$	9,538,283

41

DIVIDENDS AND DIVIDEND POLICY

Neither we nor our Operating Subsidiaries paid any dividend for the six months ended September 30, 2023 or the fiscal years ended March 31, 2023 and 2022.

We have adopted a dividend policy, according to which our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our Operating Subsidiaries that would affect the payment or remittance of dividends. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are not prohibited by the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiary incorporated in Hong Kong or Singapore through loans or capital contributions. Our Hong Kong Operating Subsidiary is permitted under the respective laws of Hong Kong to provide funding to us through dividend distribution without restrictions on the amount of the funds. If any of our Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, our Operating Subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. In relation to our Hong Kong Operating Subsidiary, there can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. During the years ended March 31, 2023, and 2022, we did not declare or pay any dividends and there were no transfer of assets among us or our Operating Subsidiaries.

42

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the assumed offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after this offering.

As of September 30, 2023, the Company’s historical net tangible book value was $(282,927) or approximately $(0.035) per ordinary share. After giving effect to (a) issuance of 1,202,981 Ordinary Shares at par under share allotment; (b) issuance of 2,449,943 Ordinary Shares under initial offering price at $4.00 per share; and (c) issuance of 1,539,281 S-8 Ordinary Shares for services rendered, the pro forma net tangible book value was $8,398,870, or approximately $0.702 per ordinary share.

After giving effect to the sale of 3,600,000 Ordinary Shares in this offering by the Company at the offering price of US$0.351 per ordinary share, the pro forma as adjusted net tangible book value as of September 30, 2023 would have been approximately US$9,538,283, or US$0.613 per ordinary share. This represents an immediate decrease in pro forma as adjusted net tangible book value of US$0.089 per ordinary share to our existing stockholders and an immediate dilution of US$(0.262) per ordinary share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

		US$
Assumed offering price per ordinary share		$0.351
Historical net tangible book value per ordinary share as of September 30, 2023	$(0.035)
Increase in pro forma net tangible book value per ordinary share	$0.737
Pro forma net tangible book value per ordinary share	$0.702
Decrease in pro forma net tangible book value per ordinary share	$(0.089)
Pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering		$0.613
Dilution per ordinary share to new investors participating in this offering		$(0.262)

A US$0.25 increase (decrease) in the fixed offering price of US$0.351 per Ordinary Share, which is the fixed offering price set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by US$0.06, and increase (decrease) dilution to new investors by US$0.25 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated offering expenses payable by us.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following summaries the consolidated financial data as of September 30, 2022 and 2023 and as of March 31, 2022 and 2023 and for the years ended March 31, 2022 and 2023 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to, “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

The following table presents our selected unaudited consolidated statements of operations and comprehensive loss for the six months ended September 30, 2022 and 2023.

	Six Months ended September 30, (unaudited)
	2022	2023	2023
	HKD	HKD	USD

Revenues, net	$6,200,566	$5,077,922	$651,016

Cost of revenue	(3,734,965)	(3,537,287)	(453,498)

Gross profit	2,465,601	1,540,635	197,518

Operating cost and expenses:
Sale and marketing	(444,229)	(261,587)	(33,537)
General and administrative	(3,026,111)	(3,016,403)	(386,718)
Total operating cost and expenses	(3,470,340)	(3,277,990)	(420,255)

Loss from operations	(1,004,739)	(1,737,355)	(222,737)

Other income (expense):
Interest income	31	735	94
Government grant	336,200	-	-
Foreign exchange loss, net	(26,558)	(20,190)	(2,588)
Sundry income	1,510	200	26

Total other income (expense), net	311,183	(19,255)	(2,468)

Loss before income taxes	(693,556)	(1,756,610)	(225,205)

Income tax expense	-	-

NET LOSS	$(693,556)	$(1,756,610)	$(225,205)

Other comprehensive income:
Foreign currency translation adjustment	1,164	7,439	954

COMPREHENSIVE LOSS	$(692,392)	$(1,749,171)	$(224,251)

Loss per share:-
- Basic	$(0.11)	$(0.25)	$(0.03)
- Diluted	$(0.11)	$(0.25)	$(0.03)

Weighted average number of ordinary shares
Basic and diluted	6,562,500	7,127,516	7,127,516

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The following table presents our selected consolidated statements of operations and comprehensive loss for the years ended March 31, 2022 and 2023.

	Years ended March 31,
	2022	2023	2023
	HKD	HKD	USD

Revenues, net	$14,216,099	$13,635,605	$1,748,154

Cost of revenue	(7,407,541)	(7,859,107)	(1,007,578)

Gross profit	6,808,558	5,776,498	740,576

Operating cost and expenses:
Sale and marketing	2,828,413	689,525	88,401
General and administrative	5,801,583	6,441,559	825,840
Total operating cost and expenses	8,629,996	7,131,084	914,241

Loss from operations	(1,821,438)	(1,354,586)	(173,665)

Other income (expense):
Interest income	16	361	46
Government grant	750,000	371,000	47,564
Foreign exchange loss, net	(12,890)	(27,599)	(3,538)
Other income	61,950	1,529	196

Total other income, net	799,076	345,291	44,268

Loss before income taxes	(1,022,362)	(1,009,295)	(129,397)

Income tax expense	-	(2,509)	(322)

NET LOSS	$(1,022,362)	$(1,011,804)	$(129,719)

Other comprehensive (loss) income:
Foreign currency translation adjustment	(80)	6,013	770

COMPREHENSIVE LOSS	$(1,022,442)	$(1,005,791)	$(128,949)

Loss per share:-
- Basic	$(0.16)	$(0.15)	$(0.02)
- Diluted	$(0.16)	$(0.15)	$(0.02)

Weighted average number of ordinary shares
- Basic and diluted	6,562,500	6,598,926	6,598,926

# less than HKD0.01

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The following table presents our selected consolidated balance sheets data as of September 30, 2023 and March 31, 2023.

	As of
	March 31,	September 30, (unaudited)	September 30, (unaudited)
	2023	2023	2023
	HKD	HKD	USD
	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$530,206	$143,788	$18,434
Accounts receivable, net	2,664,748	1,139,552	146,096
Deferred offering costs	1,986,279	2,320,579	297,510
Deposits, prepayments and other receivables	375,952	68,122	8,734

Total current assets	5,557,185	3,672,041	470,774

Non-current assets:
Property and equipment, net	70,681	55,061	7,059
Total non-current assets	70,681	55,061	7,059

TOTAL ASSETS	$5,627,866	$3,727,102	$477,833

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, including related parties	$279,767	$205,767	$26,380
Accrued liabilities and other payable	3,902,099	4,010,640	514,186
Contract liabilities	1,344,342	580,854	74,468
Due to directors	560,297	1,136,666	145,726
Total current liabilities	6,086,505	5,933,927	760,760

TOTAL LIABILITIES	6,086,505	5,933,927	760,760

Commitments and contingencies	-	-	-

Shareholders’ deficit:
Ordinary share, par value US$0.001, 500,000,000 shares authorized, 6,646,122 and 7,975,347 ordinary shares issued and outstanding as of March 31, 2023 and September 30, 2023	51,839	62,208	7,975
Additional paid-in capital	1,306,948	1,306,948	167,557
Subscription receivables	-	(9,384)	(1,203
Accumulated other comprehensive income	5,933	13,372	1,714
Accumulated deficit	(1,823,359)	(3,579,969)	(458,970
Total shareholders’ deficit	(458,639)	(2,206,825)	(282,927

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$5,627,866	$3,727,102	$477,833

46

The following table presents our selected consolidated balance sheets data as of March 31, 2022 and 2023.

	As of March 31,
	2022	2023	2023
	HKD	HKD	USD
ASSETS
Current assets:
Cash and cash equivalents	$420,582	$530,206	$67,975
Accounts receivable, net	3,525,505	2,664,748	341,634
Deferred offering costs	-	1,986,279	254,651
Deposits, prepayments and other receivables	105,867	375,952	48,199

Total current assets	4,051,954	5,557,185	712,459

Non-current assets:
Property and equipment, net	95,236	70,681	9,062

Total non-current assets	95,236	70,681	9,062

TOTAL ASSETS	$4,147,190	$5,627,866	$721,521

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, including related parties	$1,339,045	$279,767	$35,868
Due to related parties	1,340,037	560,297	71,833
Contract liabilities	1,556,615	1,344,342	172,352
Accrued liabilities and other payable	671,941	3,902,099	500,269

Total current liabilities	4,907,638	6,086,505	780,322

TOTAL LIABILITIES	4,907,638	6,086,505	780,322

Commitments and contingencies	-	-	-

Shareholders’ deficit:
Ordinary share, par value US$0.001, 50,000,000 shares authorized, 6,562,500 and 6,646,122 ordinary shares issued and outstanding as of March 31, 2022 and 2023	51,187	51,839	6,646
Additional paid-in capital	-	1,306,948	167,557
Accumulated other comprehensive (loss) income	(80)	5,933	761
Accumulated deficit	(811,555)	(1,823,359)	(233,765)
Total shareholders’ deficit	(760,448)	(458,639)	(58,801)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$4,147,190	$5,627,866	$721,521

47

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Roma Green Finance Limited is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material direct operations of our own, we conduct our operations as a professional specialist in the provision of environmental, social and governance (ESG), sustainability and climate change related advisory services through our operating subsidiaries in Hong Kong and Singapore. We were founded in 2018 and started providing core sustainability program development and ESG reporting services which enables corporates to demonstrate compliance to the applicable rules and regulations. We are driven by our passion to help corporates enhance their ESG performance as a cause of business sustainability. We aim to walk along the sustainability journey with our clients and provide extensive support to them at every point of the journey, from sustainability program development, to ESG reporting, climate change strategies and solutions, environmental audit, and many more other offerings.

We work closely with our clients to help them understand, identify, manage and overcome various business matters arising from such factors related to ESG, sustainability and climate change. We provide tailored-made sustainability solutions to meet with corporates’ specific needs.

We earn advisory fees from each client that we provide services. Our revenue is resilient as we are serving a diverse set of more than 170 clients across a wide variety of industries.

For the six months ended September 30, 2023 and 2022, our net revenue amounted to HK$5.08 million and HK$6.20 million, respectively, with a decline of approximately 18.1%, as compared to comparable period.

For the years ended March 31, 2023 and 2022, our net revenue amounted to HK$13.6 million and HK$14.2 million, respectively, with a decline of approximately 4.1%, as compared to last year.

Description and Analysis of Principal Components of Our Results of Operations

The following discussion is based on our Group’s historical results of operations and may not be indicative of our Group’s future operating performance.

Results of Operations

Six months ended September 30, 2023 vs six months ended September 30, 2022

Revenue

As set forth in the following table, during the six months ended September 30, 2023 and 2022, our revenue was derived from the provision of ESG, sustainability and climate change related advisory services:

	Six Months Ended September 30,
	2023		2022
	HK$’000%		HK$’000%

Recurring clients	$4,403	87%	$4,577	74%
New clients	675	13%	1,624	26%

Total	$5,078	100.0%	$6,201	100.0%

Our total revenue decreased by approximately HK$1.12 million or 18.1% to approximately HK$5.08 million for the six months ended September 30, 2023 from approximately HK$6.20 million for the six months ended September 30, 2022. Such decrease was mainly attributable to the decrease of recurring clients of HK$0.2 million, and decrease of new clients of HK$1.0 million.

For the six months ended September 30, 2023 and 2022, revenue was mainly generated from clients located in Hong Kong and Singapore.

48

Revenue by geographical locations

During the six months ended September 30, 2023 and 2022, the clients for our ESG, sustainability and climate change related advisory services was mainly located in Hong Kong. The following table sets out a breakdown of our revenue by geographic locations of our clients for the six months ended September 30, 2023 and 2022:

	Six Months Ended September 30,
	2023		2022
	HK$’000%		HK$’000%

Hong Kong	$4,480	88%	$5,925	96%
Singapore	598	12%	276	4%

Total	$5,078	100.0%	$6,201	100.0%

During the six months ended September 30, 2023, there was an increase in Singapore. The Group has deployed more resource in expanding Singapore market in order to increase the existing presence, including hiring additional experienced and professional staff and providing relevant training to our staff in Singapore office to enable them in acquiring new clients and driving growth.

Cost of revenues

During the six months ended September 30, 2023 and 2022, our Group’s cost of revenues was mainly comprised of labor cost. For the six months ended September 30, 2023 and 2022, our cost of revenues amounted to approximately HK$3.5 million and HK$3.7 million, respectively.

The Company paid and incurred consulting expenses in relation to projects in the amount of HK$0.5 million and HK$0 million to a company wholly-owned by former director during the six months ended September 30, 2023 and 2022.

	Six Months Ended September 30,
	2023		2022
	HK$’000%		HK$’000%

Staff salaries	$2,501	70.7%	$2,942	78.8%
Consulting and professional fee	657	18.6%	114	3.1%
Staff MPF, messing, medical and welfare	146	4.1%	167	4.5%
Staff bonus	183	5.2%	405	10.7%
Staff commission	50	1.4%	107	2.9%

Total	$3,537	100.0%	$3,735	100.0%

Gross profit and gross profit margin

Our total gross profit amounted to approximately HK$1.5 million and HK$2.5 million for the six months ended September 30, 2023 and 2022, respectively. Our overall gross profit margins were approximately 30.3% and 39.8% for the six months ended September 30, 2023 and 2022, respectively. Our total gross profit decreased during the six months ended September 30, 2023, due to the increase of the consulting and professional fee during the six months ended September 30, 2023 to support the service offerings which allow us to sell additional services to clients and incentivize their continued use of our services.

Sales and marketing fee

Our sales and marketing expenses amounted to approximately HK$0.3 million and HK$0.4 million for the six months ended September 30, 2023 and 2022, respectively.

49

A decrease in sales and marketing expenses by approximately HK$0.1 million, for the for the six months ended September 30, 2023, as compared to the corresponding for the six months ended September 30, 2022, was primarily attributable to decrease of marketing services in relation to business development.

General and Administrative expenses

The following table sets forth the breakdown of our administrative expenses for the six months ended September 30, 2023 and 2022:

	Six Months Ended September 30,
	2023		2022
	HK$’000%		HK$’000%

Depreciation	$15	0.2	$15	0.5
Management fee	1,560	24.2	1,307	43.2
License fee	570	8.8	844	27.9
Professional fee	697	10.8	696	23.0
Miscellaneous expenses	174	2.7	164	5.4
Total	$3,016	100.0	$3,026	100.0

Our general and administrative expenses amounted to approximately HK$3.0 million and HK$3.0 million for the six months ended September 30, 2023 and 2022, respectively.

Professional fee represented mainly audit fee incurred.

Management fee represented management fee recharge in relation to the administrative services support from a former fellow subsidiary. The Company paid and incurred management fee expenses of approximately HK$1.6 million and HK$1.3 million for the six months ended September 30, 2023 and 2022.

License fee represented cost of licensing to use three trademarks in Hong Kong in relation to the tradename “Roma”. The decrease is due to reduced charges during the period.

Miscellaneous expenses were mainly comprised of insurance expenses, office supplies, and other miscellaneous expenses.

50

Other (Expense) Income, Net

The following table sets forth the breakdown of our other income (expense) for the six months ended September 30, 2023 and 2022:

	Six Months Ended September 30,
	2023	2022
	HK $’000	HK$’000

Government grant	$-	$336
Foreign exchange loss, net	(20)	(27)
Other income	1	2

Total	$(19)	$311

Our other expense amounted to approximately HK$19 thousand for the six months ended September 30, 2023 and other income amounted to approximately of HK$0.3 million for the six months ended September 30, 2022.

A decrease in other income by approximately HK$0.3 million or 106%, for the six months ended September 30, 2023, as compared to the corresponding six months ended September 30, 2022, was primarily attributable to the decrease of approximately HK$0.3 million of government grant due to one-off subsidies in relation to dedicated fund on Branding, Upgrading and Domestic Sales and Employment Support Scheme in the six months ended September 30, 2022.

Income Tax Expenses

During the six months ended September 30, 2023 and 2022, there were no income tax expenses. The Company generated no assessable income for both fiscal years under the local tax regime, after tax adjustments.

Net Loss

As a result of the above, our net loss for the six months ended September 30, 2023 and 2022 amounted to approximately HK$1.8 million and HK$0.7 million.

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2023

Revenue

As set forth in the following table, during the years ended March 31, 2022 and 2023, our revenue was derived from the provision of ESG, sustainability and climate change related advisory services:

	Fiscal Years ended March 31,
	2022		2023
	HK$’000%		HK$’000%

Recurring clients	$7,317	51.5	$10,586	75.8
New clients	6,899	48.5	3,050	24.2

Total	$14,216	100.0	$13,636	100.0

Our total revenue decreased by approximately HK$0.6 million or 4.1% to approximately HK$13.6 million for the year ended March 31, 2023 from approximately HK$14.2 million for the year ended March 31, 2022. Such decrease was mainly attributable to the decrease of new clients of HK$3.8 million, which was partially offset by the increase of recurring clients of HK$3.3 million.

For the years ended March 31, 2022 and 2023, revenue was mainly generated from clients located in Hong Kong and Singapore.

Revenue by geographical locations

During the years ended March 31, 2022 and 2023, the clients for our ESG, sustainability and climate change related advisory services was mainly located in Hong Kong. The following table sets out a breakdown of our revenue by geographic locations of our clients for the years ended March 31, 2022 and 2023:

	Fiscal Years ended March 31,
	2022		2023
	HK$’000%		HK$’000%

Hong Kong	$13,914	97.9	$12,754	93.5
Singapore	302	2.1	882	6.5

Total	$14,216	100.0	$13,636	100.0

During the years ended March 31, 2022 and 2023, there was slightly increase in Singapore. The Group intends to deploy more resource in expanding Singapore market in order to increase the existing presence, including hiring additional experienced and professional staff and providing relevant training to our staff in Singapore office to enable them in acquiring new clients and driving growth.

51

Cost of revenues

During the years ended March 31, 2022 and 2023, our Group’s cost of revenues was mainly comprised of labor cost. For the years ended March 31, 2022 and 2023, our cost of revenues amounted to approximately HK$7.4 million and HK$7.9 million, respectively.

The Company paid and incurred consulting expenses in relation to (i) strategic advice and management to the Company, (ii) providing technical knowledge and coaching to the Company’s service team, (iii) management of the service line, engagements and human resources, (iv) Business development and support, and (v) client relationship maintenance in the amount of HK$3.0 million and HK$0 to Ranger Advisory Co. Limited, a company wholly-owned by Mr. Cheng during the years ended March 31, 2022 and 2023, respectively.

	Fiscal Years ended March 31,
	2022		2023
	HK$’000%		HK$’000%

Staff salaries	$3,251	43.9	$6,367	81.0
Consulting and professional fee	2,974	40.1	358	4.6
Other job-specific expenses	637	8.6	-	-
Staff MPF, messing, medical and welfare	236	3.2	326	4.1
Staff bonus	257	3.5	631	8.0
Staff commission	52	0.7	177	2.3

Total	$7,407	100.0	$7,859	100.0

Gross profit and gross profit margin

Our total gross profit amounted to approximately HK$6.8 million and HK$5.8 million for the years ended March 31, 2022 and 2023, respectively. Our overall gross profit margins were approximately 47.9% and 42.4% for the years ended March 31, 2022 and 2023, respectively. Our total gross profit decreased during the year ended March 31, 2023, due to the increase of salary level and number of the staff during the year ended March 31, 2023 to support our expansion in service offerings which allow us to sell additional services to clients and incentivize their continued use of our services.

Sales and marketing fee

Our sales and marketing expenses amounted to approximately HK$2.8 million and HK$0.7 million for the years ended March 31, 2022 and 2023, respectively.

An decrease in sales and marketing expenses by HK$2.1 million, for the year ended March 31, 2023, as compared to the corresponding year ended March 31, 2022, was primarily attributable to a decrease of marketing consultancy services in relation to business development.

General and Administrative expenses

The following table sets forth the breakdown of our administrative expenses for the years ended March 31, 2022 and 2023:

	Fiscal Years ended March 31,
	2022		2023
	HK$’000%		HK$’000%

Depreciation	$22	0.3	$31	0.5
Management fee, related party	4,250	73.3	-	-
Management fee	-	-	2,624	40.7
License fee	-	-	1,686	26.2
Professional fee	1,039	17.9	1,246	19.3
Miscellaneous expenses	491	8.5	855	13.3
Total	$5,802	100.0	$6,442	100.0

Our general and administrative expenses amounted to approximately HK$5.8 million and HK$6.4 million for the years ended March 31, 2022 and 2023, respectively, representing approximately 40.8% and 47.2% of our total revenue for the corresponding years.

Professional fee mainly represented audit fee incurred.

Management fee represented management fee recharge in relation to the administrative services support between group companies, RRA and Roma (S). The Company paid and incurred management fee expenses of HK$4.3 million and HK$2.6 million for the years ended March 31, 2022 and 2023, respectively. Under reorganization completed on March 30, 2022, those group companies were no longer related parties to the Company.

License fee represented the fee recharge in relation to the use of right of the trademark. The Company paid and incurred license fee expenses of HK$1.7 million for year ended March 31, 2023.

Miscellaneous expenses were mainly comprised of insurance expenses, office supplies, and other miscellaneous expenses.

Other Income (Expense), Net

The following table sets forth the breakdown of our other income (expense) for the years ended March 31, 2022 and 2023:

	Fiscal Years ended March 31,
	2022	2023
	HK$’000	HK$’000

Government grant	$750	$371
Foreign exchange loss, net	(13)	(28)
Other income	62	2

Total	$799	$345

Our other income amounted to approximately HK$0.8 million and HK$0.3 million for the years ended March 31, 2022 and 2023, respectively.

52

A decrease in other income by approximately HK$0.5 million or 56.8%, for the year ended March 31, 2023, as compared to the corresponding year ended March 31, 2022, was primarily attributable to the decrease of approximately HK$0.4 million of government grant due to one-off subsidies in relation to dedicated fund on Branding, Upgrading and Domestic Sales of approximately HK$0.8 million received for year ended March 31, 2022.

Income Tax Expenses

During the year ended March 31, 2022, there was no income tax expenses. The company generated no assessable income for the fiscal year under the local tax regime, after tax adjustments.

During the year ended March 31, 2023, the income tax expenses of HK$2,509 was recognized as there was the under provision of prior years. The company generated no assessable income for the fiscal years under the local tax regime, after tax adjustments.

Net Loss

As a result of the foregoing, our net loss for the years ended March 31, 2022 and 2023 amounted to approximately HK$1.0 million and 1.0 million, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through cash generated from our operations. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from the offering mentioned below and other equity and debt financings as and when appropriate.

On October 24, 2022, the Company issued 38,622 shares of its ordinary shares to Next Master at the price of US$2 per share, for a cash consideration of US$77,244. Concurrently, the Company issued the additional 45,000 shares of its ordinary shares to Next Master to settle its debt in an amount of US$90,000, at the price of US$2 per share.

On July 26, 2023, the Company issued 1,202,981 ordinary shares to Top Elect Group Limited (related party) at the price of US$1,203 which was subsequently settled on March 27, 2024. Concurrently, the Company further issued 61,038 and 65,206 ordinary shares for cash consideration of US$65 and US$61 to Next Master and Trade Expert Holdings Limited, respectively.

On January 11, 2024, the Company consummated the Offering of 2,449,943 ordinary shares at a price to the public of $4.00 per share. The net proceeds from the Offering amounted to $8,680,594, after deducting underwriting discounts, commissions and offering-related expenses.

Cash flows

The following table summarizes our cash flows for the for the six months ended September 30, 2023 and 2022 and the years ended March 31, 2022 and 2023:

	Six Months Ended September 30,
	2023	2022
	HK$’000	HK$’000

Cash and cash equivalents at beginning of the period	$530	$421

Net cash used in operating activities	(61)	(370)
Net cash used in investing activities	-	(7)
Net cash (used in) provided by financing activities	(333)	395
Net (decrease) increase in cash and cash equivalents	(394)	18

Effect of foreign exchange rate changes	8	1
Cash and cash equivalents as at end of the period	$144	$440

	Years ended March 31,
	2022	2023
	HK$’000	HK$’000

Cash and cash equivalents at beginning of the year	$394	$421

Net cash provided by operating activities	98	547
Net cash used in investing activities	(71)	(7)
Net cash used in financing activities	-	(437)
Net increase in cash and cash equivalents	27	103

Effect of foreign exchange rate changes	-	6
Cash and cash equivalents as at end of the year	$421	$530

Cash flows from operating activities

For the six months ended September 30, 2023, our net cash used in operating activities was approximately HK$0.06 million, which primarily consisted of our net loss of HK$1.8 million, adding back (i) the non-cash depreciation of property, and equipment of approximately HK$0.02 million and provision of allowance of doubtful accounts of approximately HK$0.04 million, (ii) decrease in accounts receivable of approximately HK$1.5 million, (iii) increase in due to a director of approximately HK$1.1 million and (iv) decrease in deposit, prepayment and other receivables of approximately HK$0.6 million and was partially offset by the (a) decrease in accruals and other payables of approximately HK$0.8 million, (b) decrease in accounts payable of approximately HK$0.07 million, (c) the decrease in contract liabilities of approximately HK$0.8 million.

For the six months ended September 30, 2022, our net cash used in operating activities was approximately HK$0.4 million, which primarily consisted of our net loss of HK$0.7 million, adding back (i) the non-cash depreciation of property, and equipment of approximately HK$0.02 million and provision of allowance of doubtful accounts of approximately HK$0.07 million, (ii) the increase in accruals and other payables of approximately HK$1.2 million, decrease in accounts receivable of approximately HK$2.6 million and was partially offset by (a) decrease in accounts payable of approximately HK$1.1 million, (b) the decrease in contract liabilities of approximately HK$0.7 million, (c) the increase in deposit, prepayment and other receivables of approximately HK$1.5 million and (d) decrease in amount due to directors of 0.2 million.

53

For the year ended March 31, 2023, our net cash provided by operating activities was HK$0.5 million, which primarily consisted of our net loss of HK$1.0 million, adding back (i) the non-cash depreciation of property, plant and equipment of HK$0.03 million and provision of allowance of doubtful accounts of approximately HK$0.6 million, (ii) the increase in accruals and other payables of HK$0.3 million, increase in amount due to related parties of approximately HK$1.7 million, decrease in accounts receivable of approximately HK$0.3 million and was partially offset by (iii) decrease in accounts payable of approximately HK$1.1 million, decrease in contract liabilities of approximately HK$0.2 million and increase in deposits, prepayment and other receivables of approximately HK$0.04 million.

For the year ended March 31, 2022, our net cash generated from operating activities was HK$0.1 million, which primarily consisted of our net loss of HK$1.0 million, adding back (i) the non-cash depreciation of property, plant and equipment of HK$0.02 million and provision of allowance of doubtful accounts of approximately HK$0.2 million, (ii) the increase in accruals and other payables of HK$0.6 million, decrease in amount due to related parties of approximately HK$0.2 million, increase in accounts payable of approximately HK$0.5 million, (iii) the increase in contract liabilities of approximately HK$0.3 million and was partially offset by the increase in accounts receivable of approximately HK$0.6 million.

Cash flows from investing activities

There was no cash flow generated from investing activity for the six months ended September 30, 2023.

For the six months ended September 30, 2022, our net cash used in investing activity was approximately HK$0.01 million, for the purchase of property, plant and equipment.

For the year ended March 31, 2023, our net cash used in investing activities was approximately HK$0.01 million, for the purchase of property, plant and equipment.

For the year ended March 31, 2022, our net cash used in investing activities was approximately HK$0.07 million, for the purchase of property, plant and equipment.

Cash flows from financing activities

For the six months ended September 30, 2023, our net cash used in financing activities was approximately HK$0.3 million for payment of deferred offering cost and offset by HK$1 thousand of the proceeds from issuance of new shares.

For the six months ended September 30, 2022, our net cash generated from financing activities was approximately HK$0.4 million comprising loan advance from a related party.

For the year ended March 31, 2023, our net cash used in financing activities was approximately HK$1.5 million for the payment of deferred offering cost and was partially offset by HK$1.1 million, from the proceeds of issuance of ordinary shares to the shareholder.

There were no cash from financing activities for the years ended March 31, 2022.

Accounts receivable, net

Our accounts receivable net decreased from approximately HK$2.7 million as of March 31, 2023 to approximately HK$1.1 million as of September 30, 2023. The decrease was primarily attributable to settlement in accounts receivable during the six months ended September 30, 2023.

We did not charge any interest on or hold any collateral as security over these accounts receivable balances. We have not had, and do not expect to have, issues collecting payment from these longer aging invoices.

The following table sets forth the ageing analysis of our accounts receivable, net, based on the invoiced date as of the dates mentioned below:

	As of
	March 31,	September 30,	September 30,
	2023	2023	2023
	HK$’000	HK$’000	US$’000
	(Audited)
1-30 days	1,711	174	22
31-60 days	713	26	3
61-90 days	$76	$55	$7
91-180 days	116	157	20
181 days to 360 days	49	727	94

	2,665	1,139	146

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Movements in the provision for impairment of accounts receivable are as follows:

	As of
	March 31,	September 30,	September 30,
	2023	2023	2023
	HK$’000	HK$’000	US$’000
	(Audited)
Balance at start of the year/period	297	856	110
Additions	559	44	6
Foreign translation adjustment	-	(1)	-

Balance at end of the year/period	856	899	116

Account balances are written off to the extent that there is no realistic prospect of recovery, which is generally after all means of collection have been exhausted and no alternative payment arrangement could be agreed upon between both parties.

We have a policy for determining the allowance for impairment based on the evaluation of collectability and aging analysis of accounts receivable and on management’s judgement, including the change in credit quality, the past collection history of each client and the current market condition.

The loss allowance for accounts receivable related to a general provision for accounts receivable applying the simplified approach to providing for expected credit loss(es) (the “ECL(s)”). Credit risk grades are defined using qualitative and quantitative factors that are indicative of the risk of default. An ECL rate is calculated based on historical loss rates of the industry in which our clients operate and ageing of the accounts receivable.

During the six months ended September 30, 2023 and 2022, other than the loss allowance provision discussed above, no impairment loss was provided for amounts that were past due.

Our accounts receivable net decreased from approximately HK$3.5 million as of March 31, 2022 to approximately HK$2.7 million as of March 31, 2023. The decrease was primarily attributable to the provision of allowance of doubtful accounts made during the year ended March 31, 2023.

We did not charge any interest on or hold any collateral as security over these accounts receivable balances. We have not had, and do not expect to have, issues collecting payment from these longer aging invoices.

The following table sets forth the ageing analysis of our accounts receivable, net, based on the invoiced date as of the dates mentioned below:

	As of March 31,
	2022	2023
	HK$’000	HK$’000

1-30 days	2,314	1,711
31-60 days	678	713
61-90 days	65	76
91-180 days	184	116
181 days to 360 days	285	49

	3,526	2,665

Movements in the provision for impairment of accounts receivable are as follows:

	As of March 31,
	2022	2023
	HK$’000	HK$’000

Opening balance	182	297
Written off	(98)	-
Additions	213	559

Balance at end of the year	297	856

Account balances are written off to the extent that there is no realistic prospect of recovery, which is generally after all means of collection have been exhausted and no alternative payment arrangement could be agreed upon between both parties.

55

We have a policy for determining the allowance for impairment based on the evaluation of collectability and aging analysis of accounts receivable and on management’s judgement, including the change in credit quality, the past collection history of each client and the current market condition.

The loss allowance for accounts receivable related to a general provision for accounts receivable applying the simplified approach to providing for expected credit loss(es) (the “ECL(s)”). Credit risk grades are defined using qualitative and quantitative factors that are indicative of the risk of default. An ECL rate is calculated based on historical loss rates of the industry in which our clients operate and ageing of the accounts receivable.

During the years ended March 31, 2022 and 2023, other than the loss allowance provision discussed above, no impairment loss was provided for amounts that were past due.

Accounts payable

The general credit terms from our major suppliers are payment within 90 days. We generally pay our accounts payable within 30 days of receipt of invoice.

We did not have any material default in payment of accounts payable during the six months ended September 30, 2023 and 2022 or during the years ended March 31, 2022 and 2023.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses and capital expenditures which we expect to fund from cash generated from operations. We have limited credit available from our major vendors and were required to prepay for the major vendors to our offering exercise, which further constrained our cash liquidity.

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this interim report, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Capital commitments

As of September 30, 2023, March 31, 2022 and 2023, we did not have any capital commitments.

Off-Balance Sheet Transactions

As of September 30, 2023 we had not entered into any material off-balance sheet transactions or arrangements.

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

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Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of our election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

●	Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing the impairment of long-lived assets, and deferred tax valuation allowance.

●	Basis of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation And Transaction

The Company uses Hong Kong Dollars (“HKD”) as its reporting currency. The functional currency of RRA is Hong Kong Dollar and its subsidiary in Singapore is Singapore dollar, based on the criteria of ASC 830, Foreign Currency Matters.

Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currencies at the prevailing rates of exchange at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates.

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In the unaudited condensed consolidated financial statements, the financial information of the Company and other entities located outside of Hong Kong has been translated into HKD. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period.

Translation of amounts from SGD into HKD has been made at the following exchange rates for the six months ended September 30, 2022 and 2023:

	For the Six Months ended September 30, 2022	For the Six Months ended September 30, 2023
	(SGD to HKD)	(SGD to HKD)

Period-end exchange rate	5.4697	5.7369
Period average exchange rate	5.6554	5.8253

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Convenience Translation

Translations of balances in the unaudited condensed consolidated balance sheets, unaudited condensed consolidated statements of income and consolidated statements of cash flows from HKD into USD as of and for the six months ended September 30, 2023 are solely for the convenience of the reader and were calculated at the rate of HKD7.80 to USD1. No representation is made that the HKD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the rendering of service.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due upon invoice was presented. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

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●	Revenue Recognition

The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), which provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Majority of the Company’s income is derived from contracts with customers in the rendering of ESG compliance and sustainability related advisory service, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The contract is typically fixed-priced and the duration of the service period is short, usually less than one year.

The Company’s revenue from ESG compliance and sustainability related advisory service contracts is generally recognized at a point in time when the ESG compliance and sustainability related advisory services are completed. Invoices billed to the customers become payable upon issuance. The Company records receivable related to revenue when it has an unconditional right to invoice and receive payment.

Under the contract, the Company generally requires the customers to make the advanced payment at certain percentage of the total contract value upon signing the agreement. Contract liabilities are recorded when the advanced payment is received from the customers before all of the relevant criteria for revenue recognition has been met. The related revenue will be recognized when the underlying services are completed and rendered to the customers.

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●	Cost of Revenue

Cost of revenue comprised of staff cost that are directly attributable to the rendering of the ESG compliance and sustainability related advisory service, third party consulting services expenses and compensation expenses for the Company’s professionals.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 (approximately USD64,102) if the bank with which an individual/a company hold its eligible deposit fails. As of September 30, 2023, cash balance of HKD143,788 (USD18,434) was maintained at financial institutions in Hong Kong, of which none of the cash balance was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value. The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral. The Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days or there is significant difficulty of the counterparty. To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

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Recent Accounting Pronouncements

In May 2020, the Financial Accounting Standard Board (“FASB”) issued ASU 2020-05, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2023. The Company is currently evaluating the impact of this new standard on Company’s unaudited condensed consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326) addressing accounting for credit losses on financial instruments, which is designed to provide financial statement users with more information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. When determining such expected credit losses, the guidance requires companies to apply a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This guidance is effective on a modified retrospective basis for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Impact of Inflation

In accordance with the Monetary Authority of Singapore, the year-over-year percentage changes in the consumer price index for 2022 and 2021 were 1.7% and 2.3%, respectively. The rate of inflation in 2023 was significantly higher and is expected to continue to increase. We do not believe that inflation has had a material effect on our business, financial condition or results of operations. We continue to monitor the impact of inflation in order to minimize its effects through pricing strategies, productivity improvements and cost reductions. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the relevant economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and client type. In measuring the credit risk of our sales to our clients, we mainly reflect the “probability of default” by the client on its contractual obligations and consider the current financial position of the client and the current and likely future exposures to the client.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. Going forward post initial offering, when necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

Our reporting currency is the U.S. dollar, and almost all of our consolidated revenues and consolidated costs and expenses are denominated in Hong Kong Dollars (“HKD”). Our assets are denominated primarily in HKD. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the US$ and HKD. If the HKD depreciates against the US$, the value of our HKD revenues, earnings and assets as expressed in our US$ financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

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HISTORY AND CORPORATE STRUCTURE

Our Group’s history can be traced back to August 2018 when RRA was established. Since the establishment of RRA, we have been providing customized ESG and comprehensive sustainability solutions to our clients. In January 2022, we established Roma (S) to cater to the needs of our clients in Singapore for our future expansion in Asia.

As of the date of this prospectus, our Group is comprised of the Company and its subsidiaries, Lucky Time, RRA and Roma (S).

On January 11, 2024, the Company completed its initial public offering. In this offering, the Company issued 2,449,943 Ordinary Shares at a price of US$4.00 per share. The Company received gross proceeds in the amount of $9,799,772 prior to deducting underwriting discounts, commissions and other related expenses. The ordinary shares began trading on January 11, 2024 on the Nasdaq Capital Market under the ticker symbol “ROMA.”

Corporate Structure

Our Company was incorporated in the Cayman Islands on April 11, 2022 under the Companies Act as an exempted company with limited liability. As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 shares of US$0.001 each. Lucky Time is the intermediate holding company of our Group which comprised of RRA and Roma (S).

On June 23, 2022, our Company acquired the entire issued share capital of Lucky Time from Mr. Cheng in consideration of the allotment and issue of 6,562,499 Shares to his nominee, Top Elect, credited as fully paid. On October 24, 2022, our Company allotted and issued 38,622 Shares to Next Master for an aggregate consideration of US$77,244. On the same date, our Company capitalized a loan in the amount of US$90,000 due to Next Master by allotting and issuing 45,000 Shares to Next Master. Also on the same date, Next Master and Trade Expert acquired 221,567 Shares and 326,029 Shares from Top Elect for a consideration of US$443,134 and US$652,058, representing 3.33% and 4.91%, respectively, of the enlarged entire issued share capital of our Company immediately upon completion of the above. On April 6, 2023, Ms. Luk acquired all of the issued and outstanding shares of Top Elect from Mr. Cheng. On July 26, 2023, our Company allotted and issued 1,202,981 Shares to Top Elect at par, credited as fully paid, with the consideration settled by setting-off the amount due to Top Elect by the Company, and 65,206 Shares and 61,038 Shares to Trade Expert and Next Master for cash at par, respectively.

On May 10, 2024, the Company issued 1,539,281 Ordinary Shares under Roma Green Finance Limited 2024 Equity Incentive Plan.

The following chart sets forth our corporate structure as of the date of this prospectus.

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The following chart sets forth our corporate structure immediately after this offering assuming all 3,600,000 offering shares are subscribed by public investors.

Entities

A description of our subsidiaries is set out below.

Lucky Time Ventures Limited

Lucky Time Ventures Limited was incorporated in the BVI as a limited liability company on February 8, 2022. It is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00. Upon its incorporation, 100 fully paid ordinary shares were allotted and issued to Charleton Holdings Limited. On March 16, 2022, Mr. Cheng entered into a sale and purchase with Charleton Holdings Limited to acquire the entire issued shares of Lucky Time for a consideration of HK$1,000,000.00 and the acquisition was completed on March 30, 2022.

Pursuant to a group reorganization for the purpose of listing our Ordinary Shares on the Nasdaq, on June 23, 2022, our Company acquired the entire issued shares of Lucky Time from Mr. Cheng in consideration of the allotment and issue of 6,562,499 shares in our Company to Mr. Cheng’s nominee, Top Elect, credited as fully paid.

Lucky Time does not carry on any business activities other than the holding of its shareholding interest in RRA.

Roma Risk Advisory Limited

Roma Risk Advisory Limited was incorporated in Hong Kong as a limited liability company on August 2, 2018. Upon its incorporation, one fully paid ordinary share was allotted and issued to Charleton Holdings Limited. The entire issued shares of RRA was transferred from Charleton Holdings Limited to Lucky Time on March 13, 2022 for a consideration of HK$1.00. Lucky Time was subsequently transferred to Mr. Cheng as mentioned above.

RRA carries on the business of the provision of environmental, social and governance reporting as well as other risk advisory services.

Roma Advisory Pte. Ltd.

Roma Advisory Pte. Ltd. was incorporated in Singapore as a limited liability company on January 3, 2022. Upon its incorporation, 100 fully paid ordinary shares were allotted and issued to RRA.

Roma (S) was established to carry on management consultancy services in Singapore. As at the date of this prospectus, Roma (S) has not yet generated any material business profits.

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INDUSTRY OVERVIEW

We are principally engaged in the provision of environmental, social and governance services. Our business can be categorized into sustainable reporting, consultation and education.

All the information and data presented in this section have been derived from the industry report of Frost & Sullivan commissioned by us in April 2022 (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Definition of ESG Consulting Services

ESG Consulting Services refers to the one-stop solutions for the structure, content and design of ESG reports/ ESG Reporting, and improvement of third-party ESG rating scores. ESG consulting services include: (i) Sustainability Reporting Enhancement, (ii) Sustainability Report Benchmarking Review, (iii) Stakeholder Engagement and Materiality Assessment, (iv) Advisory on ESG Governance Structure, (v) Advisory on Data Collection Process, (vi) Report Drafting (for compliance with HKSE’s ESG Reporting Guide / GRI / SGX Sustainability Reporting Guide), and (vii) Environmental Audit.

Overview of ESG Consulting Services Market in Hong Kong

Market Overview

Interest in ESG has increased exponentially, due to investor demand, and regulatory drives. The market size of ESG consulting services in Hong Kong increased from HK$26.7 million in 2017 to HK$177.2 million in 2022, at a CAGR of 46.0%. With tightening reporting requirements for Hong Kong listed companies and the rising investor appetite for green/sustainable finance, listed companies would increasingly place emphasis on ESG. Accordingly, the market size of ESG consulting services in Hong Kong is expected to increase from HK$198.9 million in 2023 to HK$288.9 million in 2027, at a CAGR of 9.8%.

Source: The Frost & Sullivan Report

Growth Drivers

Evolving regulatory regime and disclosure requests: With a view to encouraging IPO applicants and listed companies to conduct a thorough analysis and assessment to identify material ESG risks and making appropriate disclosure on climate-related issues to facilitate the transition to a low-carbon economy, commencing in 2016, the HKSE introduced a series of requirements for listed companies to publish annual ESG reports including specified mandatory disclosures and requiring other disclosures on a comply or explain basis. The requirements has been further revamped in 2021, which has incorporated certain key recommendations of the Task Force on Climate-Related Financial Disclosures (“TCFD”) administered by the Financial Stability Board (“FSB”), guiding IPO applicants and listed companies with practical tips to facilitate the alignment of ESG disclosure with international standards. In ensuring the comprehensive compliance with the latest regulatory regime, ESG consultants are increasingly commissioned to develop sustainable and adequate reporting scheme.

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Expertise and value-added of third party ESG consultancy services: Remarked by the Hong Kong Trading Development Council, ESG is increasingly impacting corporates and contribute to business opportunities from investors, clients and suppliers as well as serving as one of the key criteria in maintaining a desirable business reputation, corporate competitiveness and retaining talents. However, corporates are seeing implementation challenges such as a lack of homogenous framework or standardized guideline for measuring ESG factors and a lack of expertise in this area within the organization. Third-party ESG consultancies serve as valuable facilitators bridging the gap between the latest ESG market trend and companies finding difficulties in incorporating this intelligence. Service provided by consulting agencies shall provide framework for companies to monitor real-time information in making corporate decisions, and helps minimize risks and improve performance, which is expected to be increasingly valued.

Establishment of Hong Kong Sustainable and Green Exchange: In 2020, the HKSE Sustainable and Green Exchange (“STAGE”) was launched which is an online portal to provide greater information, access and transparency on a wide range of sustainable, green and social investment products. The STAGE is established to be home to a repository of information on sustainability, green and social bonds, and ESG-related Exchange Traded Products listed on HKSE. It assists various stakeholders including issuers, asset managers, investors and professional advisers on the positioning, innovation and marketing of green and sustainable finance, while it also provides a consolidated view of ESG ratings from different providers, enabling investors to compare companies across sectors and sources when making their investment decisions. Against this backdrop, listed issuer are increasing looking for related opportunities to attain latest industry standard and maintain competitive edge. ESG consultancy services providing techniques to integrate ESG into investment decision-making processes and developing potential solutions are seeing expanded opportunities as the market dynamic is developing towards green and sustainable finance.

Increasing prevalence of impact investing: The integration of environmental, social and governance factors in making investment decision is becoming increasingly commonplace across retail and institutional investors such as private equity. Thematic investing, where investors incline to invest in companies in an attempt to promote specific ESG goals with positive environmental impact, such as more sustainable practices in production, greater use of cleaner energy sources and the reduction of carbon emissions has been actively advocated across the globe. The concept of green equity and green bond, where fund raised by listed companies are pledged to be devoted into environmentally related projects are valued by various stakeholders. In turn, listed companies are looking for ESG consulting services with professional experience and expertise in tailor making ESG reports to accommodate to such latest market trend and secure market competitiveness and foothold.

Market Trends

Government effort in promoting net zero economy and ESG development: The net zero coalition proposed by the United Nations has been adhered by the Hong Kong Government, where efforts are seen including the promulgation of “Hong Kong’s Climate Action Plan 2050” outlining the development of strategies for decarbonizing operations and a roadmap to achieve this. In this connection, HKSE outlined the Net-Zero Guide to provide guidance and insight to listed issuers in developing an appropriate net-zero pathway, which includes identifying resources required to calculate and establish a carbon emission baseline, setting carbon emission reduction targets, identifying emission reduction potential and formulating related strategies. Accordingly, the government policies has encouraged increasing number of corporates to work towards net-zero commitments and a better formulation of ESG-related management and reporting.

Incorporation of software tools into ESG consulting operation: In view of the advancement of software data analytics, ESG consultancy service providers amalgamate disparate data leveraging database analytics software tools in monitoring and tracking strategically, and often require centralized repository to track ESG data and strategies of multiple downstream clients. The incorporation of software has streamlined data collection procedure and improve efficiency in report drafting. Software monitoring tool is also conducive in assisting setting and revealing its development targets concerning sustainability, considering the latest disclosure requirement by HKSE to set and reveal development targets concerning sustainability.

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Emergence of one-stop consultancy service provision: Listed issuers on HKSE are seeking ESG consultancy services principally to accommodate to the latest listing requirement through ESG reporting and disclosure services, while an increasing amount of companies engage one-stop and integrated ESG consultancy services in regards to stakeholders engagement to understand and alleviate stakeholders concerns, building a sustainable and long-term reporting system, carbon footprint management and auditing, employee management and supply chain risk management, liaise with institutional investors in regards to ESG enquiries and issues and formulating ESG-related marketing strategies. Service providers offering one-stop ESG and sustainability solution shall garner competitive edges.

Overview of ESG Consulting Services Market in Singapore

Market Overview

The market size of ESG consulting services in Singapore has increased moderately from S$1.5 million to S$5.5 million from 2017 to 2022, representing a CAGR of approximately 29.7% during the period. The growth rate of such market size in Singapore is highly associated with the relevant regulatory regime which has been increasingly tightening in recent years, particularly, the Singapore Exchange (“SGX”) issued regulation requiring ESG disclosures of Singapore-listed companies, listed companies must issue their sustainability reports commencing the year 2022 and a further supplement in regards to climate report starting 2023. The requirement is expected to serve as tremendous impetus to the demand for ESG consulting services in Singapore in assisting businesses in ESG-related strategic planning, technical support, testing, auditing and verification as well as sustainability marketing. The market size grew at a year-on-year growth of approximately 112.0% during 2021 to 2022 and is expected to attain S$11.6 million in 2027, representing a CAGR of approximately 13.1% during 2023 to 2027.

Source: The Frost & Sullivan Report

Market Outlook

In Singapore, the financial market is shifting away from an incentive-based approach to a stricter approach on ESG regulation. Effective from January 1, 2022 and as recommended by the Task Force on Climate-related Financial Disclosures (“TCFD”), the Singapore Exchange (“SGX”) issued regulation requiring ESG disclosures of Singapore-listed companies, listed companies must issue their sustainability reports no later than 4 to 5 months after the financial year, and provide climate reports as integrated into the sustainability report starting the financial year 2023. The report shall include content such as (i) material environmental, social and governance factors, (ii) policies, practices and performance, (iii) targets, (iv) sustainability reporting framework; and (v) Board statement and governance structure for sustainability practices.

The Monetary Authority of Singapore (‘“MAS”) has also introduced guidelines on environmental risk management for asset managers in 2020, requiring asset managers to ensure their risk management framework are covering environmental risk, establish internal escalation process for managing such risk and disclose publicly their approach in managing environment risks. In March 2022, Monetary Authority of Singapore and CDP an international non-profit organization that operates one of the world’s leading environmental disclosure systems for companies and sub-national governments signed a Memorandum of Understanding to promote sustainability disclosures and access to quality ESG data across the financial sector and real economy.

In view of the regulatory regime as well as the evolving market trend in favor of ESG data disclosure and transparency, increasing number of investors in Singapore are valuing companies that report their sustainability impact, issues, and efforts detailed, alongside financial factors of their annual performance. It has entailed businesses to integrate ESG factors into business operations. It is expected that policymakers and regulating authorities would continue to roll out requirements and standards with measurable targets and objectives.

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Market Outlook

As the concept of ESG was firstly introduced by the US in 2005, the maturity of the ESG consulting services market is ahead of that in all other countries. As the bellwether, the US ESG consulting services market has steadily increased in the past years while setting the standard of ESG development in the world as an exemplar. The major drivers in recent years include acknowledgement of ESG significance from company c-suites, promotion of regulation in ESG disclosure standards and integration of ESG measurements in investment analytics.

In the company level, ESG is becoming firmly established as a major priority for the C-suite of companies. Budgets investing on ESG have proliferated due to the widespread financial impact of ESG issues and the support from management levels. Rising demand of enhancing ESG has led to variety of multinational firms, including management consultants to professional services firms, competing to show a competitive offering in an expanding ESG consulting landscape. Another sign that demonstrates growth of ESG is the rapid increase in ESG initiative spendings in the past years for both ESG software and consultancy services. As companies seek to develop and implement more ESG strategies to sustain long-term business growth, budget-holders are looking to professional services firms for ESG consultancy solutions that may assess sustainability performance, monitor ESG progress, improve disclosure quality, bridge gaps and drive resilience to ensure business continuity.

The proliferation of mandatory disclosure standards has challenged firms in preparing requests for granular and accurate data information. For instance, significant incoming mandatory regulations from the Securities and Exchange Commission (SEC) climate and ESG disclosure rules are expected to announce in 2022 for anticipated mandatory disclosures in the 2023 financial year. However, the complicated procedures of data request preparations, ranging from supply chain assurance and confidential disclosures to secure sustainable finance agreements, bring about challenges for firms. ESG consultancy services, thus playing a significant role in assisting firms to prepare appropriate audit and assurance for ESG disclosures, will foresee a considerable growth in the future with the support of regulations.

To ensure promising investment returns in sustainable businesses, ESG is considered an important measure in investment analytics. Since the start of the COVID-19 pandemic, large sections of the investment community have transitioned towards accepting financial materiality aspect of ESG. Challenges surround full integration of ESG in investment decision–making process carries on, with a lack of investor-grade ESG data on a firm level and a continuing search for appropriate strategies to fully integrate ESG across a portfolio. ESG consultancy services may provide techniques to integrate ESG into investment decision-making processes, while developing potential solutions for incomplete ESG data.

Competitive Landscape

The ESG consulting services industry in Hong Kong sees increased competition, primarily due to the on-going regulatory reforms, rapid technological innovation, evolving industry standards, and increasing demand for higher levels of client experience. The market is relatively fragmented as estimated there were over 200 market participants in the ESG consulting services industry in Hong Kong.

In Singapore, ESG consulting services market is comparatively fragmented with over 80 market participants. Some market participants primarily focus on assisting listed companies in managing annual ESG sustainability and climate reporting, liaison with stakeholders, formulating ESG strategies and monitoring ESG performance, while some market participants principally serve asset management companies and listed companies focusing on quantitative data presentation and dashboard where they aggregate, compile, normalize, clean and analyze data in continuous basis.

Compared with Hong Kong and Singapore, the ESG consulting market in the U.S. is more mature and it is competitive with over 1,000 market participants in the U.S., providing comprehensive ESG consulting services. The major market participants include Ernst & Young, KKS Advisors, Advisian, Allianz Global Corporate & Specialty and GreenCo Sustainability Consultants.

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Entry Barriers

Brand reputation and awareness: Access to listed companies is critical for ESG consulting services, which requires good brand reputation and awareness. Given the successful project delivery and our experience to date, existing ESG consulting services providers are expected to have already established their reputation and brand awareness, which is hardly achieved by the new entrants. Moreover, leading existing market participants with good brand reputation and marketing channels are more attractive for new clients and able to retain their existing clients. Hence new entrants may need extra effort and time to acquire business from clients. Therefore, existing market players are more competitive in terms of expansion of business network and exploration of new clients.

Industry Expertise: The deployment of ESG consulting services requires sufficient industry knowledge, such as regulatory requirements and ESG rating. Having experienced staffs with profound industry expertise who are able to manage various new and evolving resources and provide professional ESG consulting services to clients are invaluable assets in the market. Leading existing market participants usually have ability to provide better remuneration package and career opportunities, thereby standing a better chance of recruiting experienced staffs.

Comprehensive Services: ESG consultants who are able to provide comprehensive ESG consulting services are generally preferred by the customers. By engaging in full lifecycle of ESG reporting and investment, ESG consulting services providers are able to acquire and attain customers with integrated solutions. Besides, it is the rising trend in the ESG consulting services industry to provide quality of services to meet higher regulatory standards and customer requirements.

Investors are increasingly applying ESG factors as part of their analysis process to identify material risks and growth opportunities. ESG metrics are not commonly part of mandatory financial reporting, through companies are increasingly making disclosures in their annual report or in a standalone sustainability report. Numerous institutions such as Sustainability Accounting Standards Board, Global Reporting Initiative and the Task Force on Climate-related Financial Disclosures are working to form standards and define materiality to facilitate incorporation of these factors into the investment process.

The ESG consulting services are mainly driven by the investors demand and regulatory requirements of the aforementioned institutions and some stock exchanges. The ESG consulting services is an emerging industry and it is highly fragmented and competitive with a large number of market participants, due to the relatively low entry barriers and rising market demand. Accordingly, the leading market participants are difficult to locate without sufficient market data.

Given our experience and strong client base, we believe we are well placed to capture opportunities in the ESG services industry and to expand our footprint.

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BUSINESS

OVERVIEW

Our Mission

Our mission is to provide to our clients with a one-stop destination for high-quality and holistic sustainability and climate change related consulting services to support a more sustainable, balanced and inclusive future for our clients’ organizations and the world.

Our Group is primarily based in Hong Kong. Effective July 14, 2022, our Group completed a reorganization to consolidate its business operations in Hong Kong into an offshore corporate holding structure in anticipation of listing on a recognized securities market. The Company was incorporated on April 11, 2022. The Reorganization resulted in the corporate structure as set forth in the chart below. The primary reason for this offering and our listing on the Nasdaq Market is to allow us to raise funds to strengthen our market position and to further expand our market share.

The major steps of the Reorganization were as follows:

(i)	incorporation on April 11, 2022 of Roma Green Finance Limited, an exempted company incorporated in the Cayman Islands as the listing vehicle with an authorized share capital of 50,000,000 ordinary shares, par value of US$0.001;

(ii)	on June 23, 2022 and July 14, 2022, Mr. Cheng entered into a sale and purchase agreement and a deed of variation with the Company respectively, pursuant to which Mr. Cheng transferred his 100 shares (representing 100% shareholding interest in Lucky Time Ventures Limited), to the Company in consideration of the Company allotting and issuing a total of 6,562,499 Ordinary Shares credited as fully paid to Top Elect Group Limited; and

(iii)	on September 2, 2022, the authorized share capital of the Company was increased to US$500,000 divided into 500,000,000 ordinary shares with par value of US$0.001 each.

On April 6, 2023, Ms. Luk acquired all of the issued and outstanding shares of Top Elect from Mr. Cheng.

As a result of the Reorganization and Ms. Luk’s purchase of the shares of Top Elect: (i) Top Elect Group Limited, a holding company incorporated in the British Virgin Islands that is 100% owned by Ms Luk, owned 100% of our Company and (ii) the Company is a holding company and owns 100% of Lucky Time Ventures Limited, (iii) Lucky Time Ventures Limited owns 100% of RRA, and (iv) RRA owns 100% of Roma (S).

On June 23, 2022, our Company acquired the entire issued share capital of Lucky Time from Mr. Cheng in consideration of the allotment and issue of 6,562,499 Shares to his nominee, Top Elect, credited as fully paid. On October 24, 2022, our Company allotted and issued 38,622 Shares to Next Master for an aggregate consideration of US$77,244. On the same date, our Company capitalized a loan in the amount of US$90,000 due to Next Master by allotting and issuing 45,000 Shares to Next Master. Also on the same date, Next Master and Trade Expert acquired 221,567 Shares and 326,029 Shares from Top Elect for a consideration of US$443,134 and US$652,058, representing 3.33% and 4.91%, respectively, of the enlarged entire issued share capital of the Company immediately upon completion of the above. On July 26, 2023, our Company allotted and issued 1,202,981 Shares to Top Elect at par, credited as fully paid, with the consideration settled by setting-off the amount due to Top Elect by the Company, and 65,206 Shares and 61,038 Shares to Trade Expert and Next Master for cash at par, respectively. As a result, Top Elect, Trade Expert and Next Master hold 90.5%, 4.9% and 4.6% of the entire issued share capital of the Company following the foregoing transfers and allotments.

On January 11, 2024, the Company completed its initial public offering. In this offering, the Company issued 2,449,943 Ordinary Shares at a price of US$4.00 per share. The Company received gross proceeds in the amount of $9,799,772 prior to deducting underwriting discounts, commissions and other related expenses. The ordinary shares began trading on January 11, 2024 on the Nasdaq Capital Market under the ticker symbol “ROMA.”

On May 10, 2024, the Company issued 1,539,281 Ordinary Shares under Roma Green Finance Limited 2024 Equity Incentive Plan.

We are principally engaged in the provision of ESG, corporate governance and risk management as well as sustainability and climate change related advisory services. We were founded in 2018 and have since been providing core sustainability program development and ESG reporting services which enables corporations to comply with the applicable rules and regulations relevant to their industry and/or country. We are driven by our passion to help corporations enhance their ESG performance as a means to business sustainability. We aim to walk along the sustainability journey with our clients and provide extensive support to them at every point of the journey, from sustainability program development, to ESG reporting, climate change strategies and solutions, environmental audit etc.

We work closely with our clients to help them understand, identify, manage and overcome various business matters arising from such factors related to ESG, sustainability and climate change. We provide tailored-made sustainability solutions to meet with the client’s specific needs.

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During the two fiscal years ended March 31, 2023 and up to the date of this prospectus, we served a diverse set of more than 170 clients across a wide variety of industries.

Our experienced team members include many individuals who are widely recognized as experts in their respective fields. Those professionals include CPA, CISA, CESGA, SCR and AICPA. Our team of professionals offer expertise, knowledge and experience gained from their experience on a wide and comprehensive range of services provided to a diversified field of industries of various sustainability projects.

OUR SERVICES

We provide sustainability and climate change advisory services to our clients. These services include:

Sustainability Program Development – we support our clients with sustainable corporate growth and help them to integrate sustainability-related strategies across their organization and compile a comprehensive sustainability program. Certain clients may also outsource certain aspects of their sustainability program to us for consultation and planning.

A brief description of our sustainability program development service is set out as follows:

(1)	Planning

Generally, every client has its unique and complex business and operation. Their underlying risk and opportunities, as well as potential environmental, economic and social impacts can be distinct and sensitive. Therefore, our professional team takes an individual approach to clients. Our team of experienced experts approach the clients to understand their business and industry, organizational goals and objectives, entity-specific sustainability initiatives and expectation and interest of management.

(2)	Stakeholder engagement

Our professionals assist the clients to engage their stakeholders. We work with our clients to build the optimal communication strategy, to integrate both internal and external stakeholders for our clients to understand their views and priorities in a systematic way, determine the material aspects impacting their sustainable development, as well as engage them in ESG-related discussions on existing performance and future goals.

(3)	Formation of sustainability program

We then partner with clients to incorporate the feedbacks and priorities from their stakeholders in formulating corporate sustainability initiatives and business development strategies. We help clients to identify and evaluate key strengths and weaknesses, and in turn help develop their unique and distinctive ESG program.

Our experts work closely with clients’ management to establish the governance for the corporate sustainability with clear roles and responsibilities defined for various levels of management, develop new policies and initiatives, and select relevant KPIs. We also guide our clients on process flow, data collection and internal coordination.

(4)	Human capital management and community engagement

With the development, global awareness and commitment to the ESG landscape, organizations continue to enhance their focus on social issues, from human capital management to commitment on communities. We help our clients to build inclusive programs to attract, retain and develop talents which also cultivates a diverse, inclusive and belonging corporate culture.

Our services also include articulating the community engagement plan, which delivers clients’ purpose and corporate value to the communities in which they do business. A clear community engagement plan creates opportunities for our clients to engage with local people and demonstrate clients’ advocates on key societal issues.

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ESG Reporting – we help clients build their ESG profile and support their ESG reporting in compliance with the prevalent ESG-related standard and reporting framework.

A brief description of the flow of our consulting process in ESG reporting is set out as follows:

(1)	Project kick-off

Our team of experienced experts kick start the project by understanding client’s business, corporate structure, current ESG practices and expectations of management to identify the appropriate reporting framework and standards, scope and reporting period of the ESG report to clients and allow the client to choose their preferred approach to the ESG reporting.

(2)	Stakeholder engagement

Our professionals assist the clients to identify their stakeholders including but not limited to their customers, shareholders, employees and the communities. We have structured stakeholder dialogue questionnaires and survey tools to collect the relevant requirements, expectations and interests of stakeholders to perform the subsequent assessment.

(3)	Materiality assessment and management of ESG risks and opportunities

Our team collaborates with client’ management team on conducting materiality assessment, through qualitative and quantitative analysis, to identify and evaluate material factors specific to client’s organization. Our services also provide a materiality matrix based on the results from the stakeholder engagement exercise to be included in the ESG report.

(4)	Determining the structure of ESG framework

We partner with clients to build the structure of ESG framework to assess and manage the ESG-related risks and opportunities, as well as establish the strategic growth objective and sustainable development goals.

We apply our strong technical knowledge on the analysis of clients’ distinct businesses and their related ESG risks and opportunities. Our team aims to help clients to escalate their ESG program to develop new initiatives, enhance governance, establish relevant metrics and KPIs to capture activities with an impact on ESG areas and set up ESG-related policies and performance measurements.

We provide guidance and advice to clients on establishing sustainable development targets that both address the expectation and interests of key stakeholders and be in line with the strength of the company to differentiate our clients from their peers.

(5)	ESG report compilation

Our services help our clients in developing the ESG narratives and disclosures for the ESG report based on the prevalent ESG-related standard and reporting framework. We also assist in the information collection by coordinating the cooperation with client’s representatives of individual functions and departments. We review the strategic importance of individual ESG topics and supervise the information disclosure on the ESG report with regard to their respective strategic importance. We emphasize the accuracy and transparency of the ESG reports our clients deliver.

(6)	Add-on services to ESG reporting

On the request of clients, we also provide ESG report translation services to assist client to deliver and present their ESG reports in different languages. In addition, we also provide graphic design which aligns with client’s corporate image.

(7)	Final communication and recommendations for improvement

Our team identifies and evaluates weaknesses and present our findings and recommendations to clients’ management to enhance their ESG reporting process and monitoring of metrics and goals.

Corporate Governance and Risk Management –we deliver value-adding services to support clients in managing and enhancing their corporate governance, enterprise risk management, compliance and internal audit activities.

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A brief description of our service offering in connection with corporate governance and risk management is set out as follows:

(1)	Corporate governance

Our team of experienced experts help clients design an effective and systematic corporate governance structure in compliance with regulatory requirements. We also assess the existing governance framework of clients to cope with the governance regulatory changes.

We work closely with client’s management on improving the board effectiveness and demonstrating the role of board as representative of the shareholders. Our professionals coach client’s board / board committees including developing a clear “tone from the top” and setting up their terms of reference. We also review and implement anti-fraud programs, ethics policy, change management and other monitoring and reporting processes.

(2)	Risk management

All organizations need to manage the risks that are relevant to their success. Our professionals support our clients in many aspects as follows:

-	we help our clients establish a strong risk governance and protect the value from strategic risks;
-	we assess and measure the control culture of clients;
-	we produce / enhance policies and procedures, other compliance manuals which are customized to clients’ unique requirements for them to run their risk management processes;
-	we interview clients’ management and employees to collect data and establish/update the risk register;
-	we hold risk workshops with clients’ management to facilitate them in developing organization risk profile;
-	we provide advisory services to clients on their establishing of key risk and risk appetite both on matching the enterprise-wide consistency and addressing specific needs from functions / business units;
-	we work closely with our clients in identifying, measuring, monitoring, reviewing and reporting on risks;
-	we advise clients on how to improve and get more value from their existing risk management processes; and
-	we run bespoke training on risk management and internal control to clients.

(3)	Compliance

Our compliance services offerings cover a wide range of compliance obligations clients need to comply with. Our team conducts complete assessment on client’s compliance program design and control to identify the issues and gaps within the organization. Based on the assessment results, we then provide insight and recommendations to clients and assist them in re-designing and establishing policies and processes.

We help clients assess and design compliance management system to monitor the control operation in supporting relevant regulatory and governance reporting requirements.

We partner with law firms to deliver trainings on compliance-related topics to clients’ management and employee to raise their awareness on compliance. For example, we offer anti-corruption training program for clients.

(4)	Internal audit

We provide internal audit outsourcing, co-sourcing and other advisory services.

Some organizations outsource fully or partly their internal audit function to us, as their internal audit consultant, strive to increase the value of internal audit function by the followings:

-	we understand the clients’ key business processes and their expectations of internal audit;
-	we implement the internal audit methodologies and set up performance measurement and reporting mechanisms which are tailored to each client’s needs;
-	we help clients complete the control testing and identify any weakness;
-	we provide objective process improvement advisory with an aim to enhance the effectiveness;
-	we identify the opportunities to enhance capabilities and processes;
-	we conduct operational efficiency review and support client improve their competitiveness and/or reduce costs through adoption of enhanced business processes and controls; and
-	we also provide external quality assessment services.

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Our team of professionals with extensive internal audit experiences also provide other internal audit related consulting services as follows:

-	we work with clients’ management in establishing their internal audit function and developing internal audit methodology, planning, audit plan, communication protocols, quality assurance and training for clients; and
-	we help clients to produce or enhance the policies and procedures manuals.

Climate Change Strategies and Solutions – we provide guidance and support to clients in building climate strategies which align with their climate goals and targets.

A brief description of our services in relation to climate change strategies and solutions is set out as follows:

(1)	Climate-related risks management

Our team of experts assists our clients to identify and prioritize the risks and opportunities arising from climate change through multiple intelligence collection from internal and external stakeholders. Climate risks are typically classified into two major categories: physical risks and transition risks. Drawing upon the relevant quantitative and qualitative assessments on the material risks, we support client to map the key risks with business activities and develop the framework to evaluate such climate-related impacts.

(2)	Climate change strategies development

Our team works to design and build the strategies, plans and processes to address climate-related risks and opportunities in order to help our clients to manage the impacts of climate change, respond to unexpected environmental disruption and mitigate potential transition risks and financial risks caused by policy changes, market preferences and technology development towards a low-carbon economy. Our understanding and experience in ESG enable us to provide guidance to clients on integrating the climate-related risks and opportunities into business strategies and making compelling disclosures to key stakeholder audiences.

(3)	Climate change scenario analysis

We conduct scenario analysis, quantitative, qualitative or a combination of both, to help clients effectively identify and assess the potential implications of climate-related risks and opportunities on business performance.

Environmental Audit – we provide on-site investigations on agreed upon scope with clients to meet clients’ needs on fulfilling specific environmental requirements and standards. Our team conducts assessment and audit to identify any material environmental risks and suggest mitigating actions to clients.

ESG Rating Support and Shareholder Communication – we help clients to review and improve their ESG / sustainability ratings and indices. Our services aim to help clients to articulate a compelling equity story and set up best practice investor relations strategy.

Through gap analysis against the relevant rating methodology, we identify weakness and recommend actions to clients to boost their ESG / sustainability scores and ratings. We also help clients elevate the ESG-related disclosure to achieve better ratings, demonstrate transparency and strengthen the corporate image. Our team also conducts benchmarking of clients’ sustainability performance against their peers and/or industry best practice, which in turn helps the clients to position themselves strategically.

Investors and shareholders are increasingly focusing on sustainable investing and integrating ESG / sustainability performance into their investments analysis and decision making. We work to establish policies and strategies to facilitate clients’ ongoing communication and engagement with shareholders and potential investors.

Education and Training – we deliver trainings, workshops, discussion forums on ESG and/or sustainability topics. Our team of experts also design customizable training programs across various ESG and/or sustainability objectives that are tailored to individual client’s needs and enhance their ESG skills. We also intend to establish a formal ESG academy which will offer trainings, workshops and gaming services to boost the ESG awareness of professionals and the general public (including students).

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PRICING POLICY

We charge our clients an agreed-upon advisory fee, which is determined on a case-by-case basis with reference to, among others, the scope and complexity of services to be provided, intensity of project timeline, the estimated time and amount of work required by the professionals assigned to the project. Our service fee is generally payable in two installments upon the occurrence of the milestone events defined in the service contract, namely, (i) signing of the service contract; and (ii) upon delivery of draft reports and/or other deliverables.

OUR CLIENTS

Our clients include listed companies in Hong Kong and Singapore, private companies, as well as non-governmental organizations. With ESG and sustainability becoming important for companies preparing to go public, we also have an increasing number of IPO clients who consider communicating the corporate sustainability and climate change strategies as an essential part of their listing process.

Our revenue is not dependent on any one single client. In the six months ended September 30, 2022 and 2023, our top five clients represented approximately 16.0% and 31.3% respectively, of our total revenues, with these revenues derived from over several projects.

We believe that clients retain with us because of our recognized expertise and capabilities in ESG and sustainability, as well as our reputation for satisfying clients ‘needs.

COMPETITIVE STRENGTHS

We maintain the following competitive strengths:

Comprehensive ESG / sustainability services provider — We provide all-rounded and comprehensive ESG / sustainability services to our clients to fulfil their varying needs. Each corporate has its unique ESG journey. Our team of experts guide our clients throughout each stage of their ESG journey from establishing a measurable and accountable sustainability program, developing the climate change related strategies and solutions, articulating the tailored ESG / sustainability reporting. Our comprehensive suite of services also include advisory in connection with corporate governance and risk management, which are designed to assist clients navigate challenges and opportunities across the operation and build an effective risk management and compliance program.

Our experts also assist clients in addressing other needs, including providing environmental audit, ESG rating support and shareholder communication, as well as sustainability-related education and training. We believe our capability to provide comprehensive ESG / sustainability services not only helps clients to meet their needs across the business lifecycles, but also fosters our long-term relationship with them. We have been able to maintain a high level of client retention. During the six months ended September 30, 2023, around 87% of the total clients are recurring clients.

Our experience in the provision of ESG / sustainability services to a diversified range of clients (the majority of which are listed companies in Hong Kong and Singapore) help us retain and attract more clients which will then enable us to optimize our client coverage effort, create new business opportunities and in turn generate diversified sources of revenue and maximize our revenue.

Strong client base and experience —We have a growing and diverse base of clients. We believe that market reputation and clients’ confidence in our services are indispensable to our continuous success. Our major clients are mainly listed companies in Hong Kong and Singapore as well as private companies and non-governmental organization. Since our establishment in 2018 and notwithstanding our short operating history, we have served over 170 clients. Our clients have a diverse spectrum of industry sectors including financial services, property development, property management services, pharmaceutical, manufacturing, logistics, education, natural resources and technology, media and telecom. We believe our diversified client base mitigates the negative effect to the demand for our services from those industry sectors which have cyclical behavior and are exposed to unpredictable downturns caused by fluctuations in market conditions.

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Experienced management team and diversified talent pool — Our senior management team has experience and competency in ESG / sustainability, and are responsible for establishing the business strategies, leading and managing the operations, overseeing the business performance and coordinating the resources. Leveraging on the capabilities and experiences of our management team, we have been successfully expanding our service scope and client base. For details of the biographies of our management team, please refer to the section headed ‘‘Directors and senior management’’ in this prospectus.

In addition, we have a team of professional and trained staff from diverse background including but not limited to environmental management, social science and business studies. We believe our success is driven by our talents and their ability to serve as trusted consultants for our clients. Hence, our team’s diverse background and expertise are essential to supporting our clients on their different needs. Together with our senior management team, our professional staff enables us to implement our business strategies, provide quality services to clients, identify and capture business opportunities, build a long-term relationship with clients and procure new clients.

BUSINESS STRATEGIES

Our objective is to continue to strengthen our competitive position as the preferred provider of ESG and sustainability advisory services. We seek to strengthen this position while increasing revenue, cash flow, profitability, and market share. Our key strategies to accomplish these objectives include:

Continue to increase our market penetration in Hong Kong and Singapore— Through our technical expertise and strong client relationships, we intend to increase our existing presence in the Hong Kong and Singapore markets. Many of our clients have appointed us for a specific service such as ESG reporting. As we have diversified and expanded our service offerings, and as clients have grown accustomed to our service quality, we plan to promote additional ESG / sustainability services to existing clients helping them to meet increasing expectation and concern from investors and regulators on a company’s ESG / sustainability. We also intend to deploy more resource in expanding the market in Singapore, including hiring additional experienced and professional staff and providing relevant training to our staff in Singapore office to enable them in perusing new clients and driving growth.

Expand our worldwide footprint in particular the US — We intend to replicate our success in Hong Kong and expand and build our worldwide presence in particular the US. We believe that the new global ESG-related reporting standards and regulations will continue to evolve and demand more credible corporate disclosures. The demand for ESG and sustainability services is still growing worldwide. We intend to provide our ESG / sustainability services to US-listed foreign companies located in the Asia Pacific region including but not limited to Hong Kong, Singapore, Taiwan and Malaysia with our geographic reach and our local experience with global mindset.

Recruit and Retain Professionals — Given our professionalism, our ability to recruit, develop, promote and retain talent is one of the keys to our continued success and enables us to capture market share. We expect a strong team of experienced staff equipped with relevant knowledge and good client connections helps increase our project execution capacity and provide quality services to our clients. We believe our mission and focus on supporting a more sustainable, balanced and inclusive future for our clients and the world, our strong emphasis on ownership opportunities for our staff, supporting their career development and building inclusive corporate culture creates a competitive advantage when competing for professionals. Our sustainable growth is only possible because of the ability of our people and the impact and value we made to our clients when they are facing their challenges and opportunities. We are committed to investing in our people and supporting them with tools and resources necessary to grow.

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IMPACT OF COVID-19 ON OUR OPERATIONS

Our business could be affected by public health epidemics. A strain of SARS-CoV-2, which causes the COVID-19 disease, was first reported in December 2019. On March 11, 2020, the World Health Organization declared the outbreak a global pandemic.

This outbreak of COVID-19 has led to companies like us and our business partners to adopt temporary adjustments to work schedules and travel plans, arranging employees to work from home and providing services to our clients remotely which may result in lower efficiency and productivity. We and our clients also experienced limitations having face-to-face meetings due to quarantine measures and travel bans imposed by governments to contain the spread of this outbreak which may affect our service quality.

In addition, our business depends on our people. If any of our employees has contracted or is suspected of having contracted COVID-19, they would be required to be quarantined and they could pass it to other of our employees, potentially resulting in disruption to our business. Furthermore, as the COVID-19 continues to threaten the global economy and financial markets and cause decline in general economic activities, our results of operations could be adversely affected by the COVID-19 outbreak.

Although the COVID-19 outbreak has had a limited impact on our results of operations for the year ended March 31, 2022 and our revenues increased as compared to the year ended March 31, 2021, the extent to which the COVID-19 outbreak will impact our future financial condition and results of operations will depend on, to a larger extent, future developments and new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the COVID-19 outbreak or treat its impact, and the impact on the economic growth and business of our clients for the foreseeable future, among others, almost all of which are beyond our control. We will continue to closely monitor the situation throughout 2023 and beyond.

COMPETITION

The market we operate in is competitive but fragmented. There is no single or group of companies that dominate across the entire ESG and sustainability consulting market in which we carry on our business. For details of the competitive landscape of the ESG consulting service industry and the market drivers, see “Market and Industry Data”.

Competition is primarily based on service scope, pricing, professionals, service performance and client satisfaction. Our competitors may be international companies having greater brand recognition, more staff and other resources across the global than that of us. Apart from large multinational consulting firms, we also face competition from local small and medium-sized consulting services firms which offer similar range of services. Despite keen competition, we believe that our core competitive advantages, team of experts with sharing mission and the senior management’s sound leadership as more particularly set out in “Competitive Strengths” and ‘‘Business Strategies’’ have differentiate us from our competitors as a reputable ESG / sustainability consulting services provider.

In addition, the ESG / sustainability consulting service industry has barriers to entry which would make it difficult for new competitors to enter the market. For details, please see “Market and Industry Data”.

SALES AND MARKETING

In general, our projects originate from the networks of our senior management, referrals from existing clients or other business partners and direct approaches by clients. We have outsourced our sales and marketing function, to independent third party service providers of which the business development representatives attract the new clients through calls, emails and other marketing means.

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As we are a relatively young company, we see the outsourcing of sales and marketing as a cost-effective way to manage our regular sales and marketing activities. Levering the client portfolio and sales network of the outsourced service provider, it allows us to reach to a larger group of potential clients and provide us with the flexibility in adjusting and re-allocating marketing expenditure. However, as we mature and grow and our database expands, we intend to take the sales and marketing aspects in-house so as to reduce outsourcing costs and to enable us to compile a larger internal database for expansion.

We also partner with law firms in organizing seminars and trainings where we share our industry knowledge, market trends and new standards and regulations, as well as introduce our services to our clients and potential clients.

We focus on investing in cost-effective marketing initiatives and will continue in evaluating the effectiveness of different marketing means in optimizing the marketing expenses allocation.

INTELLECTUAL PROPERTY

We do not have any self-owned intellectual property. On April 1, 2022, we licensed the use of three trademarks in Hong Kong in relation to the tradename “Roma” until April 1, 2023 and thereafter on a monthly basis pursuant to the terms of a license agreement.

EMPLOYEES

People are the core of our Group. Our people help drive every aspect of our business and maintain our competitive advantage. As of September 30, 2023, we had approximately 14 full-time employees and directors, of which 13 were located in Hong Kong and 1 was in Singapore, as compared to 15 full-time employees and directors, as of September 30, 2022, 14 were located in Hong Kong and 1 was in Singapore.

INSURANCE

We purchased business insurance which covers loss or damages arising from business interruption, certain money losses due to theft to the extent any cash is handled by the Company, physical malicious attacks against Company personnel, office contents, public liability and employee compensation. It also covers public liability and relevant employees’ compensation.

LITIGATION AND OTHER LEGAL PROCEEDINGS

As of the date hereof, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Hong Kong. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Hong Kong on our business and operations.

LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN HONG KONG

Our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Hong Kong.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (the ‘‘BRO’’)

Under the BRO, every company or individual who carries on a business in Hong Kong is required to apply for a business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display a valid business registration certificate at the place of business. Business registration does not serve to regulate business activities and it is not a licence to trade. Business registration serves to notify the Inland Revenue Department of Hong Kong of the establishment of a business in Hong Kong. Business registration certificate will be issued on submission of the necessary document(s) together with payment of the relevant fee and is renewable every year or every three years (if business operators elect for issuance of business registration certificate that is valid for three years). Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (the ‘‘IRO’’)

The IRO is to govern taxes on property, earnings and profits in Hong Kong. The IRO provides, among other things, that profits tax shall be charged on every company or person carrying on a trade, profession or business in Hong Kong in respect of its or his or her assessable profits arising in or derived from Hong Kong. With effect from the year of assessment of 2018/2019, profits tax rate is at the rate of 8.25% on any part of assessable profits up to HK$2,000,000, and that of 16.5% on any part of assessable profits over HK$2,000,000 for corporate taxpayers. The IRO also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations of capital assets.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (the ‘‘OSHO’’)

The OSHO provides the safety and health protection to employees in workplaces, both industrial and non-industrial. Employers must, as far as reasonably practicable, ensure the provision of a safe and healthy conditions in their workplaces by providing and maintaining plant and work systems that do not endanger safety or health, making arrangement for ensuring safety and health in connection with the use, handling, storage or transport of plant or substances, providing all necessary information, instruction, training, and supervision for ensuring safety and health, providing and maintaining safe access to and egress from the workplaces and providing and maintaining a safe and healthy work environment.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”)

The EO regulates the general conditions of employment and matters. It provides for various employment-related benefits and entitlements to employees and obligations of employers. All employees covered by the EO, irrespective of their hours of work, are entitled to protection including payment of wages, restrictions on wages deductions and the granting of statutory holidays. Employees who are employed under a continuous contract are further entitled to such benefits as rest days, paid annual leave, sickness allowance, severance payment and long service payment.

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Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the ‘‘MWO’’)

The current MWO provides for a prescribed minimum hourly wage rate (currently set at HK$37.5 per hour) during the wage period for every employee engaged under a contract of employment under the EO. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the MWO is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the ‘‘MPFSO’’)

Under the MPFSO, employers shall participate in a Mandatory Provident Fund (‘‘MPF’’) Scheme for employees employed under the jurisdiction of the EO. The MPF Scheme is a defined contribution retirement plan administered by independent trustees. Under the MPF Scheme, the employer and its employees are each required to make contributions to the plan at 5% of the employees’ relevant income, subject to a cap of monthly relevant income of HK$30,000. Contributions to the plan vest immediately. The Monetary Provident Fund Authority also assumes the role of the Registrar of Occupational Retirement Schemes, which is alternative to the MPF Scheme for the retirement protections set up for employees in Hong Kong.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the ‘‘ECO’’)

Under the ECO, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the ECO and at common law for injuries at work in respect of all their employees (comprising full-time and part-time employees). It establishes a no-fault, non-contributory employee compensation system for work injuries.

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance was set to commence full operation on December 14, 2015 and prohibits restrictions on competition in Hong Kong through three competition rules: (i) the first conduct rule, the second conduct rule and the merger rule. The first conduct rule and the second conduct rule apply to all sectors of the Hong Kong economy, while the merger rule only applies to mergers involving carrier license holders within the meaning of the Telecommunication Ordinance (Chapter 106 of the Laws of Hong Kong).

The first conduct rule prohibits businesses from making or giving effect to an agreement, engaging in a concerted practice, or making or giving effect to a decision of an association, if the object or effect to harm competition in Hong Kong. The agreement includes any agreement, arrangement, understanding, promise or undertaking, whether express or implied, written or oral, and whether or not enforceable or intended to be enforceable by legal proceedings. The Competition Commission will consider various approaches of business conduct, including price fixing, market sharing, bid rigging and output restrictions, resale price maintenance, and joint ventures, joint tendering, franchising and distribution agreements.

The second conduct rule prohibits businesses with a substantial degree of market power from abusing the power through engaging in conduct that has the object or effect of harming competition in Hong Kong. The Competition Commission’s approach to different types of business conduct, including below-cost pricing, tying and bundling, margin squeezing, refusals to deal and exclusive dealing.

The Competition Commission may apply to the Competition Tribunal for a pecuniary penalty to be imposed on any person it has reasonable cause to believe has contravened a competition rule or has been involved in a contravention of a competition rule, including, among others: (i) imposing a pecuniary penalty; (ii) disqualifying a person from acting as a director of a company. Schedule 3 to the Competition Ordinance sets out a list of orders that may be made by the Competition Tribunal.

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (the “PDPO”) is applicable to both the private and the public sectors. It sets out how data users should collect, handle and use personal data, complemented by the other provisions imposing further compliance requirements under its six Data Protection Principles.

In general, the six Data Protection Principles stipulate that the personal data shall only be collected for a lawful purpose and under fair means directly related to a function or activity of the data user.

The data subject shall be fully informed. Second, the data users shall take all practicable steps to ensure that personal data is accurate and is not kept longer than is necessary for such purpose. The data user shall erase all such personal data that is no longer required. Third, the personal data collected shall not be used for any new purpose which is not or is unrelated to the original purpose unless express and voluntary consent is obtained from the data subject. Fourth, the data user shall take all practicable steps to protect the personal data it collected and against any unauthorised or accidental access, processing, erasure, loss or use. Fifth, the data user shall ensure the openness of the personal data policies and practices, the kind of personal data held and the main purpose of holding it. Sixth, the data subject shall be entitled to access, correct the personal data given. The data subject can withdraw the consent previously given by written notice.

The Office of the Privacy Commissioner for Personal Data in Hong Kong may conduct investigations of any suspected contravention of the PDPO and may issue enforcement notice to the data user directing remedial and/or preventive steps to be taken. It is an offence for contravening the enforcement notice such issued with a maximum penalty of a fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. In addition, section 9 of the PDPO stipulates the consequences regarding doxing-related offences and the direct marketing provisions. In general, it is an offence if a person discloses any personal data of a data subject without the relevant consent, and depending on the intent, the maximum penalty upon conviction is a fine of up to HK$1,000,000 and to imprisonment for 5 years.

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LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN SINGAPORE

Employees

Employment Act

The Employment Act 1968 of Singapore, or the Singapore EA, sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. With effect from 1 April 2019, the EA extends to all employees, including persons employed in managerial or executive positions, with certain exceptions.

The Singapore EA prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Singapore EA, but only apply to limited categories of employees, such as an employee (other than a workman) who receives a salary of up to S$2,600 a month (“relevant employee”). Section 38(8) of the Singapore EA provides that a relevant employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the work is essential to the life of the community, defense or security. In addition, section 38(5) of the Singapore EA limits the extent of overtime work that a relevant employee can perform, to 72 hours a month.

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 of Singapore in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare, adoption, unpaid infant care and shared parental leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-savings Act 2001 of Singapore; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 of Singapore; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 of Singapore and the Workplace Safety and Health Act 2006 of Singapore, respectively.

Workplace Safety and Health Act

The Workplace Safety and Health Act 2006 of Singapore (the “WSHA”) is administered by the MOM. Under the WSHA, every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of his employees at work. These measures include providing and maintaining for the persons at work a work environment which is safe, without risk to health, and adequate as regards facilities and arrangements for their welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by those persons, ensuring that those persons are not exposed to hazards arising out of the arrangement, disposal, manipulation, organisation, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that those persons at work have adequate instruction, information, training and supervision as is necessary for them to perform their work.

More specific duties imposed on employers are laid out in the Workplace Safety and Health (General Provisions) Regulations (“WSHR”). Some of these duties include taking effective measures to protect persons at work from the harmful effects of any exposure to any infectious agents or bio-hazardous material which may constitute a risk to their health.

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Under the WSHA, inspectors appointed by the Commissioner for Workplace Safety and Health (“CWSH”) may, among others, enter, inspect and examine any workplace, to inspect and examine any machinery, equipment, plant, installation or article at any workplace, to make such examination and inquiry as may be necessary to ascertain whether the provisions of the WSHA are complied with, to take samples of any material or substance found in a workplace or being discharged from any workplace for the purpose of analysis or test, to assess the levels of noise, illumination, heat or harmful or hazardous substances in any workplace and the exposure levels of persons at work therein and to take into custody any article in the workplace which is relevant to an investigation or inquiry under the WSHA.

Under the WSHA, the CWSH may issue a stop-work order in respect of a workplace if he is satisfied that:

(a)	the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any process or work carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work;

(b)	any person has contravened any duty imposed by the WSHA; or

(c)	any person has done any act, or has refrained from doing any act which, in the opinion of the CWSH, poses or is likely to pose a risk to the safety, health and welfare of persons at work.

The stop-work order shall, amongst others, direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the CWSH have been taken, to the satisfaction of the CWSH, to remedy any danger so as to enable the work in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work.

Workmen’s Compensation

The Work Injury Compensation Act 2019 of Singapore (“WICA”), which is regulated by the MOM, applies to all employees in all industries who are engaged under a contract of service, with the exception of domestic workers, and members of the Singapore Armed Forces, Singapore Police Force, Singapore Civil Defence Force, Central Narcotics Bureau and Singapore Prison Service. The WICA is in regard to injury suffered by them in the course of their employment and sets out, amongst others, the amount of compensation they are entitled to and the method(s) of calculating such compensation.

The WICA provides that the employer shall be liable to pay compensation under the WICA if personal injury is caused to an employee by accident arising out of and in the course of the employee’s employment with the employer. The Work Injury Compensation (Insurance) Regulations 2020 provides that employers are required to maintain work injury compensation insurance for all employees doing manual work regardless of salary level and non-manual employees earning S$2,600 or less a month (excluding any overtime payment, bonus payment, annual wage supplement, productivity incentive payment and any allowance however described), who are engaged under contracts of service (unless exempted).

The WICA does not cover self-employed persons or independent contractors. However, as the WICA provides that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the subcontractor employer), the principal shall be liable to compensate those employees of the subcontractor employer who were injured while employed in the execution of work for the principal.

The WICA provides that if an employee dies or sustains injuries in a work-related accident or contracted occupational diseases in the course of the employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA.

Under the WICA, every employer is required to insure and maintain insurance under approved policies with an insurer against all liabilities which he may incur under the provisions of the WICA in respect of all employees employed him, unless specifically exempted.

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Personal Data Protection Act 2012

Data Protection Obligations

The Personal Data Protection Act 2012 of Singapore (“PDPA”) establishes the baseline regime for the protection of personal data in Singapore. The PDPA applies to all organizations that collect, use, disclose, and/or process personal data. The PDPA is administered and enforced by the Personal Data Protection Commission (“PDPC”). In this regard, “personal data” as defined under the PDPA refers to data, whether true or not, about an individual who can be identified from that data or other information to which the organization has or is likely to have access to.

An organization is required to comply with, amongst other things, the data protection obligations prescribed by the PDPA, which may be summarized as follows:

(a)	Consent obligation – the consent of individuals must be obtained before collecting, using, disclosing and/or processing their personal data, unless an exception applies. Additionally, an organization must allow the withdrawal of consent by an individual which has been given or is deemed to have been given;

(b)	Purpose limitation obligation – personal data must be collected, used, disclosed, and/or processed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned;

(c)	Notification obligation – individuals must be notified of the purposes for the collection, use, disclosure, and/or processing of their personal data, prior to such collection, use, disclosure, and/or processing;

(d)	Access and correction obligations – when requested by an individual and unless an exception applies, an organization must: (i) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data may have been used or disclosed during the past year, and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organization;

(e)	Accuracy obligation – an organization must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such data is likely to be used by the organization to make a decision affecting the individual to whom the personal data relates or if such data is likely to be disclosed to another organization;

(f)	Protection obligation – an organization must implement reasonable security arrangements to protect personal data in its possession or under its control from (i) unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks, and (ii) the loss of any storage medium or device on which personal data is stored;

(g)	Retention limitation obligation – an organization must anonymize or must not keep personal data for longer than it is necessary to fulfill; (i) the purposes for which it was collected, or (ii) a legal or business purpose;

(h)	Transfer limitation obligation – personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA. In this regard, an organization must ensure that the recipient of the personal data in that country outside Singapore is bound by legally enforceable obligations to provide the transferred personal data a standard of protection that is at least comparable to the protection under the PDPA;

(i)	Accountability obligation – an organization must implement the necessary policies and procedures in order to meet its obligations under the PDPA, communicate and inform their staff about these policies and procedures, as well as make information of such policies and procedures available on request. In addition, an organization must develop a process to receive and respond to data-related complaints, and must designate at least one individual as the data protection officer to oversee the organization’s compliance with the PDPA;

(j)	Data breach notification obligation - an organization must notify the PDPC and/or the affected individuals if it has suffered a data breach that meets the notification thresholds prescribed under the PDPA (i.e. the data breach is or is likely to be of significant scale, or has caused or is likely to cause significant harm to the affected individuals). The organization is expected to expeditiously assess the severity of the breach, and the timeline to notify the PDPC is 3 calendar days of the organization assessing that a notification threshold has been met; and

(k)	Data portability obligation – the data portability obligation (which is not yet in force as at the date of this prospectus) grants individuals with an existing direct relationship with an organization the right to request for a copy of their personal data to be transmitted in a commonly used machine-readable format to another organization which has a business presence in Singapore. The exact scope and applicability of this right will be delineated by the relevant regulations and guidelines to be published by the PDPC.

The maximum financial penalty that can be imposed on organizations is S$1 million, or 10% of the organization’s annual turnover in Singapore, whichever is higher. The severity of the penalties will be assessed based on, amongst other things, the amount of personal data involved, and the degree of harm caused to individuals.

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MANAGEMENT

The following table sets forth the names, ages and titles of our directors, executive officers and key personnel:

Name	Age	Title

Executive Officer and Director:
Luk Huen Ling Claire	46	Chairlady, Executive Director and Chief Executive Officer

Lam Hing Fat	34	Chief Financial Officer

Key Personnel:
Koh Chuan Yong	40	Business Development Manager

Independent Non-executive Directors:
Cheng Yu-Pei	47	Independent non-executive Director

Wong Kai Hing	49	Independent non-executive Director

No arrangement or understanding exists between any such Director or officer and any other persons pursuant to which any Director or executive officer was elected as a Director or executive officer. Our Directors are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the Board of Directors.

Executive Officer and Director:

Ms. Luk Huen Ling Claire (formerly known as “Luk Yung Yung Claire”) joined our Group on March 30, 2022 and was appointed as a Director August 25, 2022, and appointed as an executive Director and the Chief Executive Officer on April 6, 2023. Ms. Luk possesses over 13 years of experience in corporate communications and marketing.

Ms. Luk obtained a bachelor’s degree in fine arts from the Hong Kong Academy for Performing Arts in July 2003, a master’s degree of business in marketing from the University of Technology, Sydney, Australia in March 2010. She is currently pursuing her education doctoral degree from the Meridian University in the United States.

From November 2006 to May 2008 she worked as a wardrobe manager at the Ocean Park, one of the largest theme parks in Hong Kong, where she was responsible for strategic planning, administration and management of all wardrobe staff. Ms. Luk also gained experiences in marketing, business development and investor relation activities in previous engagements. Ms. Luk then joined Roma Group Limited as a senior consultant in December 2008 and became marketing director of the group in February 2011. Between March 2010 and December 2010, she worked as head of communications, Asia at Aedas Limited. Ms. Luk had been a part time lecturer at the Hong Kong Academy for Performing Arts teaching management related subjects. In November 2014, Ms. Luk founded ST8GE Group Limited, a private company specializing in corporate training, team building and executive coaching in Hong Kong.

Ms. Luk had been an independent non-executive director of various listed companies on the HKSE and GEM of the HKSE, including DL Holdings Group Limited (stock code: 01709) (formerly known as Season Pacific Holdings Limited with stock code: 08127), from September 2015 to September 2020, Hon Corporation Limited (a company whose shares were listed on GEM of the HKSE and delisted on June 22, 2022, stock code: 08259) from November 2019 to May 2022 and Orient Securities International Holdings Limited (stock code: 08001) from February 2023 to August 2023. Ms. Luk has been appointed as an independent non-executive director of Cool Link (Holdings) Limited (stock code: 08491) since February 2019.

Mr. Lam Hing Fat (“Mr. Lam”) joined our Group in October 2023 and was appointed as the Chief Financial Officer of the Company on October 16, 2023 responsible for overseeing the financial operations of the Group.

Mr. Lam obtained his bachelor’s degree in finance and investment management from the University of Northumbria in the United Kingdom in 2012 and is currently a member of the Hong Kong Institute of Certified Public Accountants. Mr. Lam possesses over 10 years of experience in auditing, accounting and corporate finance with international accounting firms and listed companies in Hong Kong. Prior to joining our Group, Mr. Lam held a senior finance position in a listed company in Hong Kong engaging in the renewable energy industry.

Key Personnel:

Mr. Koh Chuan Yong (“Mr. Koh”) joined our Group in March 2022 as a business development manager responsible for our Singapore operations and sales. Mr. Koh obtained a bachelor’s degree in business management from the Aventis School of Management, Singapore a partner institution of Kingston University London in 2016 and possesses over 10 years of experience in business development and sales.

From October 2010 to August 2012, Mr. Koh joined Eurekahedge as a business development executive covering institutional sales for hedge funds research. He then joined CEIC Data from September 2012 to January 2015 with a business development manager role covering sales to South East Asia clients. Between September 2015 and July 2016, Mr. Koh worked for ActiveViam (formerly known as Quartet FS) as a business manager for the Asia Pacific markets. Following that, Mr. Koh worked as a business development manager at Singapore Corporate Services from February 2017 to February 2022 where he was mainly responsible for overseeing the sales of valuation and ESG reporting services of Roma Group Limited in Singapore.

Independent Non-executive Director(s):

Ms. Cheng Yu-Pei (“Ms. Cheng”) was appointed as independent non-executive Director of the Company on December 29, 2023. Ms. Cheng is serving as the chairman of the compensation committee and as a member of the audit and nomination committee. Ms. Cheng is primarily responsible for overseeing and advising on the corporate guidance, quality control and governance matters to the management team.

Ms. Cheng obtained her bachelor of science degree in Chemistry and master of science degree in bioinformatics and structural biology from the National Tsing Hua University, Taiwan in June 1999 and July 2004, respectively. Ms. Cheng has over 15 years of experience in quality system development, operational regulatory affairs and leadership in the medical device and pharmaceutical industry. From May 2007 to March 2013, Ms. Cheng worked at SHL Group and her last position was senior regulatory specialist for corporate quality and regulatory affairs. She then joined SGS Group from March 2013 to October 2017 and left as a senior specialist-lead auditor. From October 2017 to April 2020, Ms. Cheng worked Samsung Bioepis in South Korea and was the senior manager and principal scientist of the risk management and usability function and project team at the time of her departure.

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Between April 2020 and August 2022, Ms. Cheng had been an independent consultant to various healthcare, medical devices and pharmaceuticals companies in Taiwan. Since August 2022, Ms. Cheng joined Altek Biotechnology corporation in Taiwan and currently holding a director role.

Ms. Cheng has is an accredited lead auditor for ISO 9001:2015 since August 2015, an accredited lead auditor and product assessor for 13485:2016 since August 2016. She was one of the authors of the publication Chapter 26 Medical Device Quality System Requirements, Fundamentals of Canadian Regulatory Affairs, Third Edition, 195-201 (2011), RAPS, and Synthesis of α-galactosyl ceramide and the related glycolipids for evaluation of their activities on mouse splenocyte, Tetrahedron 61, 1855-1862 (2005).

Mr. Wong Kai Hing (“Mr. Wong”) was appointed as independent non-executive Director of the Company on 29 December 2023. Mr. Wong is serving as the chairman of the audit committee and the nomination committee and as a member of the compensation committee. Mr. Wong is primarily responsible for overseeing and advising on the corporate governance and accounting matters to the management team.

Mr. Wong obtained a bachelor of business administration degree and a master of business administration degree, both from The Chinese University of Hong Kong December 1997 and December 2006, respectively. He has become a member of Hong Kong Institute of Certified Public Accountants since 2000 and has become a chartered financial analyst since 2003.

Mr. Wong has over 20 years of work experience in finance and accounting in various Hong Kong listed companies and over 10 years working experience in company secretarial matters of Hong Kong listed companies. Mr. Wong joined KPMG in September 1997 and left as an assistant manager in April 2001. He then joined Shun Tak Holdings Limited, a company listed on the HKSE (stock code: 00242) between April 2001 and December 2002 as a financial analyst. From May 2004 to June 2005, Mr. Wong worked as an accountant for Kwonnie Electrical Products Limited and as an assistant finance manager of the China retail division of Tse Sui Luen Jewellery (International) Limited, a company listed on the HKSE (stock code: 00417) from June 2005 to May 2007. Following that, Mr. Wong joined ITC Properties Group Limited, a company listed on the HKSE (stock code: 00199) as an accounting manager between May 2007 and March 2012. From April 2012 to October 2015, Mr. Wong was employed as the financial controller and the company secretary of China Modern Dairy Holdings Limited, a company listed on the HKSE (stock code: 01117). Thereafter, Mr. Wong concurrently worked as the chief financial officer and company secretary for both Xiwang Property Holdings Company Limited and Xiwang Special Steel Company Limited, both are companies listed on the HKSE (stock codes: 02088 and 01266, respectively) from November 2015 to October 2019. Between December 2019 and June 2022, Mr. Wong had been the company secretary of E-star Commercial Management Company Limited, a company listed on the HKSE (stock code: 06668). Mr. Wong has been the company secretary of Gome Finance Technology Co., Ltd (stock code: 628) since 4 December 2023.

Mr. Wong has been an independent non-executive director of various listed companies on the HKSE, including Grown Up Group Investment Holdings Limited (stock code: 01842) since April 2021 and Xiwang Property Holdings Company Limited since February 2022, respectively. He had been an independent non-executive director of Tempus Holdings Limited (stock code: 06880) between November 2019 to July 2023 and Hon Corporation Limited (a company whose shares were listed on GEM of the HKSE and delisted on June 22, 2022, stock code: 08259) between January 2022 and May 2022.

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Committees of the Board of Directors

Our Board of Directors has established an audit committee, a compensation committee and a nomination committee, each of which operates pursuant to a charter adopted by our Board of Directors. The Board of Directors may also establish other committees from time to time to assist our company and the Board of Directors. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Each committee’s charter are available on our website at www.romaesg.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Ms. Cheng and Mr. Wong, all of whom are independent non-executive directors, serve on the audit committee, which is chaired by Mr. Wong. Our Board of Directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Mr. Wong as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

Compensation committee

Ms. Cheng and Mr. Wong, all of whom are our independent non-executive directors, serve on the compensation committee, which is chaired by Ms. Cheng. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board of Directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;
●	reviewing and recommending to the Board of Directors the cash compensation of our other executive officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the Board of Directors the compensation of our directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

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Nomination committee

Ms. Cheng and Mr. Wong, all of whom are our independent non-executive directors, serve on the nomination committee, which is chaired by Mr. Wong. Our Board of Directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the Board of Directors criteria for board and committee membership;
●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and
●	reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

Corporate governance

We have a formal policy regarding board diversity and our nomination committee and Board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq listing rules;

●	the requirement under Section 5605(d) of the Nasdaq listing rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

●	the requirement under Section 5605(e) of the Nasdaq listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. A current copy of this code is posted on the Corporate Governance section of our website, which is located at www.romaesg.com.  The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Marketplace Rules.

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Compensation of Directors and Executive Officers

The following table summarizes all compensation received by our directors, our executive officers and our key employees during the years ended March 31, 2024, 2023 and 2022.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary (HK$’000)	Bonus (HK$’000)	Other Compensation (HK$’000) (1)

Mr. Cheng King Yip,	2024	-	-	-
Former Chairman, CEO and Executive Director	2023	-	-	-
	2022	-	-	2,974

Ms. Luk Huen Ling Claire,	2024	-	-	-
Executive Director and CEO	2023	-	-	-
	2022	-	-	-

Mr. Lam Hing Fat	2024	55	-	-
Chief Financial Officer	2023	-	-	-
	2022	-	-	-

Ms. Cheng Yu-Pei,	2024	31	-	-
Independent Non-Executive Director	2023	-	-	-
	2022	-	-	-

Mr. Tsang Ho Yin(2),	2024	21	-	-
Former Independent Non-Executive Director	2023	-	-	-
	2022	-	-	-

Mr. Wong Kai Hing,	2024	31	-	-
Independent Non-Executive Director	2023	-	-	-
	2022	-	-	-

(1)	Other compensation includes the consulting and professional fee paid by RRA to Ranger Advisory Co. Limited, a company wholly-owned by Mr. Cheng for the services rendered. Please refer to the paragraph headed “Cost of Revenues” of the section headed “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations” for further details.

(2)	Mr. Tsang resigned as an Independent Non-Executive Director effective February 29, 2024.

Compensation Recovery Policy

Effective June 4, 2024, our board of directors adopted an executive compensation recovery policy (the “Compensation Recovery Policy”), providing for the recovery of certain incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate any of its financial statements filed with the SEC under the Exchange Act in order to correct an error that is material to the previously-issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Adoption of the Compensation Recovery Policy was mandated by new Nasdaq listing standards introduced pursuant to Exchange Act Rule 10D-1. The Compensation Recovery Policy is in addition to Section 304 of the Sarbanes-Oxley Act of 2002 which permits the SEC to order the disgorgement of bonuses and incentive-based compensation earned by a registrant issuer’s chief executive officer and chief financial officer in the year following the filing of any financial statement that the issuer is required to restate because of misconduct, and the reimbursement of those funds to the issuer. A copy of the Compensation Recovery Policy has been filed herewith as Exhibit 99.1.

Directors’ Agreements

Each of our directors has entered into a Director’s Agreement with the Company effective on January 11, 2024. The terms and conditions of such Director’s Agreements are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and shall continue thereafter until it is terminated by the Company or our director giving to the other at least three months’ prior notice in writing or otherwise in accordance with the terms and conditions of the Director’s Agreement. Under the Director’s Agreements, the initial annual salary that is payable to each of our directors is as follows:

Name Amount

Ms. Luk Huen Ling Claire	US$	61,540
Ms. Cheng Yu-Pei	US$	15,360
Mr. Wong Kai Hing	US$	15,360

In addition, our Directors will be entitled to participate in such share option scheme as may be adopted by the Company, from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board of Directors provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Employment Letters

Indemnification Agreements

We entered into indemnification agreements with each of our directors and executive officers effective on January 11, 2024. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our named executive officers;
●	each of our directors and director nominees; and
●	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 15,564,571 Ordinary Shares of our Company issued and outstanding as of June 6, 2024 and with respect to the percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown. As of the date hereof, we have 4 registered shareholders of record of our Ordinary Shares.

Unless otherwise noted below, the address of each person listed on the table is Flat 605, 6/F., Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong.

	Ordinary Shares Beneficially Owned Before this Offering		Ordinary Shares Beneficially Owned after this Offering
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Named executive officer and director:
Luk Huen Ling Claire (1)	6,071,104	50.74%	6,071,104	39.01%
Mr. Lam Hing Fat	-	-	-	-

Independent non-executive director(s):
Cheng Yu-Pei	-	-	-	-
Tsang Ho Yin(2)	-	-	-	-
Wong Kai Hing	-	-	-	-

All executive officers, directors and director nominees as a group	6,071,104	50.74%	6,071,104	39.01%

5% Stockholders:
Top Elect	6,071,104	50.74%	6,071,104	39.01%

(1)	Represents shares held by Top Elect, a company directly owned 100% by Ms. Luk.
(2)	Mr. Tsang resigned as an Independent Non-Executive Director effective February 29, 2024.

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RELATED PARTY TRANSACTIONS

Related Party Transactions

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of our Company for the years ended March 31, 2023 and 2022, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Hong Kong law.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

The related party of the Company with whom transactions are reported in these financial statements are as follows:

Name of Individual	Relationship with the Company
Roma Appraisals Limited (the “RAL”)	An affiliate of RRA prior to the reorganization
Roma Group Limited (the “RGL”)	An affiliate of RRA prior to the reorganization
Project P Enterprise (the “Project P”)	An affiliate of RRA prior to the reorganization
Roma Oil and Mining Associated Limited (the “ROM”)	An affiliate of RRA prior to the reorganization
KLS Consultants Limited (the “KLS”)	An affiliate of RRA prior to the reorganization
B.I. Appraisals Limited (the “B.I. Appraisals”)	An affiliate of RRA prior to the reorganization
B.I. ESG Advisory Limited (the “B.I. ESG”) Limited	An affiliate of RRA prior to the reorganization
Roma Credit & Risk (the “C&R”)	An affiliate of RRA prior to the reorganization
M Success Finance Ltd (the “MSF”)	An affiliate of RRA prior to the reorganization
Charleton Holdings Limited (the “Charleton”)	An affiliate of RRA prior to the reorganization
Top Elect Group Limited (“Top Elect”)	Related company formerly controlled by Mr. Cheng and currently controlled by Ms. Luk
Ranger Advisory Co. Limited (“Ranger”)	Related company formerly controlled by Mr. Cheng
Kingsley Cheng	Former director of the Company
Claire Luk	Director of the Company

Accounts payable - related parties

	March 31,
	2022	2023
	HKD	HKD
Ranger	$1,275,045	$205,767

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Due to related parties

	March 31,
	2022	2023
	HKD	HKD
RAL	$1,340,037	$-
Kingsley Cheng	-	501,797
Claire Luk	-	58,500
	$1,340,037	$560,297

Due to related parties represent advances from its related parties for the Company’s payment for daily operating purpose. The balances are unsecured, non-interest bearing, and payable on demand.

Revenue

	Years ended March 31,
	2022	2023
	HKD	HKD
B.I. Appraisals	$86,000	$-

Cost of Revenue

The Company paid and incurred consulting expenses in relation to (i) strategic advice and management to the Company, (ii) providing technical knowledge and coaching to the Company’s service team, (iii) management of the service line, engagements and human resources, (iv) Business development and support, and (v) client relationship maintenance in the amount of HK$3.0 and HK$0 million for the years ended March 31, 2022 and 2023, respectively, to Ranger Advisory Co. Limited, a company wholly-owned by Mr. Cheng.

	Years ended March 31,
	2022	2023
	HKD	HKD
Ranger	$2,973,970	$-

Operating expenses

	Years ended March 31,
	2022	2023
	HKD	HKD
RAL	$4,851,764	$-
Project P	60,302	-
KLS	83,783	-
	$4,995,849	$-

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The related party of the Company with whom transactions are reported during the six months ended September 30, 2023 are as follows:

		March, 31,	September 30,
		2023	2023	2023
Name	Nature	HKD	HKD	USD

Ranger*	Accounts payable	$205,767	$-	$-

Top Elect	Subscription receivables	$-	$9,384	$1,203

Ms. Luk	Due to directors	$58,500	$1,136,666	$145,726

Mr. Cheng*	Due to directors	$501,797	$-	$-

*Mr. Cheng resigned as Director of the Company on April 6, 2023. As a result, Ranger ceased to be related party since April 6, 2023.

The amounts due to directors is secured, interest payable and repayable on demand.

The Company paid and incurred management fee expenses of HKD871,000 to RAL for the six months ended September 30, 2022. RAL ceased to be a related party of the Company after the reorganization in July 2022.

Apart from the transactions and balances detailed elsewhere in these accompanying unaudited condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 shares, par value of US$0.001 each. As of the date of this prospectus, 11,964,571 ordinary shares are issued and outstanding.

All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

We have adopted an amended and restated memorandum and articles of association on September 2, 2022. The following are summaries of certain material provisions of our amended and restated memorandum and articles of association (referred to below as “our amended and restated memorandum and articles of association”) and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

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An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our amended and restated memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

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If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

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Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our amended and restated memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

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“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made or a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Our amended and restated articles of association contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from meetings of the board for six consecutive months and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our amended and restated memorandum and articles of association.

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Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Our Company was incorporated in the Cayman Islands on April 11, 2022. Upon our incorporation, our Company had an authorized share capital of US$50,000 divided into 50,000,000 Ordinary Shares and one fully paid Ordinary Share was allotted and issued to Top Elect. Pursuant to a group reorganization on June 23, 2022, for the purpose of listing our Ordinary Shares on the Nasdaq, a total of 6,562,499 Ordinary Shares were allotted and issued to Top Elect, credited as fully paid in consideration of the transfer of the entire issued share capital of Lucky Times to us by Mr. Cheng. The authorized share capital was increased to US$500,000 divided into 500,000,000 Ordinary Shares with par value of US$0.001 each on September 2, 2022.

On June 23, 2022, our Company acquired the entire issued share capital of Lucky Time from Mr. Cheng in consideration of the allotment and issue of 6,562,499 Shares to his nominee, Top Elect, credited as fully paid. On October 24, 2022, our Company allotted and issued 38,622 Shares to Next Master for an aggregate consideration of US$77,244. On the same date, our Company capitalized a loan in the amount of US$90,000 due to Next Master by allotting and issuing 45,000 Shares to Next Master. Also on the same date, Next Master and Trade Expert acquired 221,567 Shares and 326,029 Shares from Top Elect for a consideration of US$443,134 and US$652,058, representing 3.33% and 4.91% of the enlarged entire issued share capital of the Company, respectively. On July 26, 2023, our Company allotted and issued 1,202,981 Shares to Top Elect at par, credited as fully paid, with the consideration settled by setting-off the amount due to Top Elect by the Company, and 65,206 Shares and 61,038 Shares to Trade Expert and Next Master for cash at par, respectively.

On January 11, 2024, the Company completed its initial public offering. In this offering, the Company issued 2,449,943 Ordinary Shares at a price of US$4.00 per share. The Company received gross proceeds in the amount of $9,799,772 prior to deducting underwriting discounts, commissions and other related expenses.

On May 10, 2024, the Company issued 1,539,281 Ordinary Shares under Roma Green Finance Limited 2024 Equity Incentive Plan.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances the Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3 % in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

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Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree on the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder may) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by seventy-five percent in value of the shareholders or class of shareholders, as the case may be, with whom the arrangement is to be made or a majority in number of creditors of each class with whom the arrangement is to be made and who must in addition represent seventy-five percent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

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Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

Conyers Dill & Pearman, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be affected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our amended and restated articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a general meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association do not provide our shareholders rights to requisition a general meeting or to put a proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution as a matter of Cayman Islands law (which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company).

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be wound up, liquidated or dissolved by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

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Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

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Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;
(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements); and/or
(c)	where this is necessary for the purpose of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, assuming we sell the maximum number of shares available for sale in this offering, we will have 15,564,571 Ordinary Shares issued and outstanding.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States by persons other than our “affiliates” without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. 50.74% of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. The Company does not conduct operations in the PRC and has no PRC operating entities. Accordingly, a discussion of PRC tax regulation is not applicable. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives a currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;
●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;
●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and
●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

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If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Hong Kong Profits Tax Considerations

Our subsidiaries incorporated in Hong Kong were subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2019/2020 and 2018/2019. As from year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income profits tax on its foreign- derived income profits. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any tax withholding in Hong Kong.

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Taxation of Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in connection with dividends paid by us, either by withholding or otherwise, unless such dividends are attributable to a trade, profession or business carried on in Hong Kong.

Profits

No tax is imposed in Hong Kong in respect of capital gains from the sale of Ordinary Shares. Trading gains from the sale of Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong income tax rates of 16.5% on corporations and 15.0% on individuals. Gains from sales of Ordinary Shares will be considered to be derived from or arise in Hong Kong. Liability for Hong Kong profits tax would thus arise in respect of trading gains from sales of Ordinary Shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of 0.1% of the higher of the consideration for or the value of the Ordinary Shares, will be payable by the purchaser on every purchase and by the seller on every sale of Ordinary Shares. In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of shares. If one of the parties to the sale is a non-resident of Hong Kong and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 became effective on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and No estate duty clearance papers are needed for an application for a grant of representation in respect of a holder of the shares whose death occurs on or after February 11, 2006.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any shares that are sold by them. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered. In the event we retain a broker who may be deemed an underwriter, we will file a prospectus with the SEC. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreement to prospective investors. Our officers and directors will sell the shares and intend to offer them to friends, family members, business acquaintances, and interested parties. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Deposit of Offering Proceeds

The proceeds from the sale of the Ordinary Shares in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account of the Company (“Company Account”). The purpose of the Company Account is for (i) the holding of amounts of subscription monies which are collected through the banking system and (ii) the disbursement of collected funds.

If you decide to purchase any shares in this offering, you will be required to execute a purchase Agreement, substantially in the form attached hereto as Exhibit 1.1, and tender all funds in the form of checks, drafts, money orders or wire transfers to the Company Account. Upon the Company’s receipt of such monies, they shall be credited to the Company Account. All checks delivered to the Company shall be made payable to the Company. The Company shall not be required to accept for credit to the Company Account or for deposit into the Company Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Company Account until the Company has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. Any such funds that the Company receives shall be held in Company Account until the applicable closing of the offering, and then used to complete securities purchases, or returned if this offering fails to close. Release of the funds to us is based upon the Company reviewing the records of the depository institution holding the funds to verify that the funds received have cleared the banking system prior to releasing the funds to us. All purchase information and purchase funds through checks or wire transfers should be delivered to the Company. Failure to do so will result in subscription funds being returned to the investor. In the event that the offering is terminated, all subscription funds from the Company Account will be returned to investors by noon of the next business day after the termination of the offering.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “ROMA.”

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee	US$	187
Legal fees and expenses	US$	100,000
Accounting fees and expenses	US$	14,000
Miscellaneous	US$	10,000
Total	US$	124,187

These expenses will be borne by us.

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LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

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EXPERTS

The financial statements as of March 31, 2022 and 2023, and for each of the two years in the period ended March 31, 2023 included in this prospectus have been audited by KCCW Accountancy Corp., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and the exhibits and schedules thereto for further information with respect to us and our Ordinary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

117

ROMA GREEN FINANCE LIMITED

Unaudited Condensed Consolidated Interim Financial Statements

For the Six Months ended September 30, 2023 and 2022

F-1

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31,	September 30,	September 30,
	2023	2023	2023
	HKD	HKD	USD
	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$530,206	$143,788	$18,434
Accounts receivable, net	2,664,748	1,139,552	146,096
Deferred offering costs	1,986,279	2,320,579	297,510
Deposits, prepayments and other receivables	375,952	68,122	8,734

Total current assets	5,557,185	3,672,041	470,774

Non-current assets:
Property and equipment, net	70,681	55,061	7,059
Total non-current assets	70,681	55,061	7,059

TOTAL ASSETS	$5,627,866	$3,727,102	$477,833

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, including related parties	$279,767	$205,767	$26,380
Accrued liabilities and other payable	3,902,099	4,010,640	514,186
Contract liabilities	1,344,342	580,854	74,468
Due to directors	560,297	1,136,666	145,726
Total current liabilities	6,086,505	5,933,927	760,760

TOTAL LIABILITIES	6,086,505	5,933,927	760,760

Commitments and contingencies	-	-	-

Shareholders’ deficit:
Ordinary share, par value US$0.001, 500,000,000 shares authorized, 6,646,122 and 7,975,347 ordinary shares issued and outstanding as of March 31, 2023 and September 30, 2023	51,839	62,208	7,975
Additional paid-in capital	1,306,948	1,306,948	167,557
Subscription receivables	-	(9,384)	(1,203)
Accumulated other comprehensive income	5,933	13,372	1,714
Accumulated deficit	(1,823,359)	(3,579,969)	(458,970)
Total shareholders’ deficit	(458,639)	(2,206,825)	(282,927)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$5,627,866	$3,727,102	$477,833

See accompanying notes to unaudited condensed consolidated financial statements.

F-2

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

	Six Months ended September 30,
	2022	2023	2023
	HKD	HKD	USD

Revenues, net	$6,200,566	$5,077,922	$651,016

Cost of revenue	(3,734,965)	(3,537,287)	(453,498)

Gross profit	2,465,601	1,540,635	197,518

Operating cost and expenses:
Sale and marketing	(444,229)	(261,587)	(33,537)
General and administrative	(3,026,111)	(3,016,403)	(386,718)
Total operating cost and expenses	(3,470,340)	(3,277,990)	(420,255)

Loss from operations	(1,004,739)	(1,737,355)	(222,737)

Other income (expense):
Interest income	31	735	94
Government grant	336,200	-	-
Foreign exchange loss, net	(26,558)	(20,190)	(2,588)
Sundry income	1,510	200	26

Total other income (expense), net	311,183	(19,255)	(2,468)

Loss before income taxes	(693,556)	(1,756,610)	(225,205)

Income tax expense	-	-	-

NET LOSS	$(693,556)	$(1,756,610)	$(225,205)

Other comprehensive income:
Foreign currency translation adjustment	1,164	7,439	954

COMPREHENSIVE LOSS	$(692,392)	$(1,749,171)	$(224,251)

Loss per share:-
- Basic	$(0.11)	$(0.25)	$(0.03)
- Diluted	$(0.11)	$(0.25)	$(0.03)

Weighted average number of ordinary shares
Basic and diluted	6,562,500	7,127,516	7,127,516

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

	Ordinary Shares		Additional		Accumulated other	Retained earnings	Total	Total
	No. of shares	Amount	paid-in capital	Subscription receivable	comprehensive income (loss)	(accumulated deficit)	shareholders’ deficit	shareholders’ deficit
		HKD	HKD	HKD	HKD	HKD	HKD	USD

Balance as of April 1, 2022 (audited)	6,562,500	$51,187	$-	$-	$(80)	$(811,555)	$(760,448)	$(97,493)

Foreign currency translation adjustment	-	-	-	-	1,164	-	1,164	148
Net loss for the period	-	-	-	-	-	(693,556)	(693,556)	(88,917)

Balance as of September 30, 2022	6,562,500	$51,187	$-	$-	$1,084	$(1,505,111)	$(1,452,840)	$(186,262)

Balance as of April 1, 2023 (audited)	6,646,122	$51,839	$1,306,948	$-	$5,933	$(1,823,359)	$(458,639)	$(58,801)

Issuance of new shares	1,329,225	10,369	-	(9,384)	-	-	985	126
Foreign currency translation adjustment	-	-	-	-	7,439	-	7,439	953
Net loss for the period	-	-	-	-	-	(1,756,610)	(1,756,610)	(225,205)

Balance as of September 30, 2023	7,975,347	$62,208	$1,306,948	$(9,384)	$13,372	$(3,579,969)	$(2,206,825)	$(282,927)

See accompanying notes to unaudited condensed consolidated financial statements.

F-4

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months ended September 30,
	2022	2023	2023
	HKD	HKD	USD
Cash flows from operating activities:
Net loss	$(693,556)	$(1,756,610)	$(225,205)
Adjustments to reconcile net loss to net cash used in operating activities
Allowance for doubtful accounts	71,879	43,932	5,632
Depreciation of property and equipment	15,435	15,620	2,003

Change in operating assets and liabilities:
Accounts receivable	2,566,568	1,481,264	189,906
Due to directors	(245,220)	1,136,666	145,726
Deposits, prepayments and other receivables	(1,493,423)	619,830	79,465
Accounts payable	(1,133,278)	(74,000)	(9,487)
Accrued liabilities and other payable	1,216,260	(763,756)	(97,918)
Contract liabilities	(674,773)	(763,488)	(97,883)

Net cash used in operating activities	(370,108)	(60,542)	(7,761)

Cash flows from investing activities:
Purchase of property and equipment	(6,500)	-	-

Net cash used in investing activities	(6,500)	-	-

Cash flows from financing activities:
Payment of deferred offering cost	-	(334,300)	(42,859)
Proceeds from issuance of new shares	-	985	126
Loan from related party	395,000	-	-

Net cash provided by (used in) financing activities	395,000	(333,315)	(42,733)

Net change in cash and cash equivalent	18,392	(393,857)	(50,494)

Effect of foreign exchange rate changes	1,164	7,439	953

BEGINNING OF PERIOD	420,582	530,206	67,975

END OF PERIOD	$440,138	$143,788	$18,434

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-5

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

ROMA Green Finance Limited (“ROMA”) is incorporated under the laws of Cayman Islands with limited liability on April 11, 2022. ROMA, through its subsidiaries (collectively referred to as the “Company”) are mainly engaged in the provision of environmental, social and governance (“ESG”), corporate governance and risk management as well as sustainability and climate change related advisory services.

Description of subsidiaries incorporated and controlled by the Company:

Name	Background		Effective ownership

Lucky Time Ventures Limited (“LTV”)	● ● ● ●	British Virgin Islands company Incorporated on February 8, 2022 Issued and outstanding 100 ordinary shares for USD 100 Investment holding	100% owned by ROMA

Roma Risk Advisory Limited (“RRA”)	● ● ● ●

Hong Kong company

Incorporated on August 2, 2018

Issued and outstanding 1 ordinary share for HKD1

Provision of ESG, corporate governance and risk management as well as sustainability and climate change related advisory services

100% owned by LTV

Roma Advisory Pte. Ltd. (“Roma (S)”)	● ● ● ●

Singaporean company

Incorporated on January 3, 2022

Issued and outstanding 100 ordinary shares for SGD100

Provision of ESG, corporate governance and risk management as well as sustainability and climate change related advisory services

100% owned by RRA

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

Reorganization

Since 2022, the Company completed several transactions for the purposes of a group reorganization.

Prior to a group reorganization, LTV was the holding company of a group of companies which comprised of RRA and Roma (S). LTV was held 100% by Mr. Cheng King Yip (“Mr. Cheng”). Upon completion of the reorganization, Mr. Cheng ultimately owns 6,562,499 shares of the Company and LTV, RRA and Roma (S) become indirectly owned subsidiaries of the Company.

During the periods presented in these unaudited condensed consolidated financial statements, the control of these entities has been demonstrated by Mr. Cheng, as a sole owner, as if the reorganization had taken place at the beginning of the earlier date presented. Accordingly, the combination has been treated as a corporate restructuring (“Reorganization”) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The combination of ROMA and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements.

F-6

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

The registration statement for the Company’s Initial Public Offering (the “Offering”) was declared effective by the SEC on December 29, 2023. On January 11, 2024, the Company consummated the Offering of 2,449,943 ordinary shares at a price to the public of $4.00 per share. The aggregate gross proceeds from the Offering amounted to $9,799,772, prior to deducting underwriting discounts, commissions and offering-related expenses. Additionally, in connection with the Offering, a selling shareholder sold 625,517 ordinary shares at $4.00 per share, for total gross proceeds of $2,502,068, before deducting underwriting discounts, commissions and other related expenses. The Company will not receive any of the proceeds from the sale by the selling shareholder.

NOTE－2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying unaudited condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed consolidated financial statements and notes.

● Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), regarding financial reporting, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. The results of operations for the interim period ended September 30, 2023 are not necessarily indicative of results to be expected for any other interim period or for the full year of 2023. Accordingly, these unaudited condensed combined financial statements should be read in conjunction with the Company’s audited consolidated financial statements and note thereto as of and for the years ended March 31, 2023 and 2022.

● Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing the impairment of long-lived assets, and deferred tax valuation allowance.

● Basis of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

● Foreign Currency Translation And Transaction

The Company uses Hong Kong Dollars (“HKD”) as its reporting currency. The functional currency of RRA is Hong Kong Dollar and its subsidiary in Singapore is Singapore dollar, based on the criteria of ASC 830, Foreign Currency Matters.

Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currencies at the prevailing rates of exchange at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates.

In the unaudited condensed consolidated financial statements, the financial information of the Company and other entities located outside of Hong Kong has been translated into HKD. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period.

F-7

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

Translation of amounts from SGD into HKD has been made at the following exchange rates for the six months ended September 30, 2022 and 2023:

	For the Six Months ended September 30, 2022	For the Six Months ended September 30, 2023
	(SGD to HKD)	(SGD to HKD)

Period-end exchange rate	5.4697	5.7369
Period average exchange rate	5.6554	5.8253

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

● Convenience Translation

Translations of balances in the unaudited condensed consolidated balance sheets, unaudited condensed consolidated statements of income and consolidated statements of cash flows from HKD into USD as of and for the six months ended September 30, 2023 are solely for the convenience of the reader and were calculated at the rate of HKD7.8 to USD1. No representation is made that the HKD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

● Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Hong Kong.

● Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the rendering of service.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due upon invoice was presented. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

F-8

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

● Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Cost comprises of purchase price and the costs directly attributable to bringing the asset to location. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life

Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

● Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

● Revenue Recognition

The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), which provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Majority of the Company’s income is derived from contracts with customers in the rendering of ESG compliance and sustainability related advisory service, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The contract is typically fixed-priced and the duration of the service period is short, usually less than one year.

The Company’s revenue from ESG compliance and sustainability related advisory service contracts is generally recognized at a point in time when the ESG compliance and sustainability related advisory services are completed. Invoices billed to the customers become payable upon issuance. The Company records receivable related to revenue when it has an unconditional right to invoice and receive payment.

F-9

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

Under the contract, the Company generally requires the customers to make the advanced payment at certain percentage of the total contract value upon signing the agreement. Contract liabilities are recorded when the advanced payment is received from the customers before all of the relevant criteria for revenue recognition has been met. The related revenue will be recognized when the underlying services are completed and rendered to the customers.

● Cost of Revenue

Cost of revenue comprised of staff cost that are directly attributable to the rendering of the ESG compliance and sustainability related advisory service, third party consulting services expenses and compensation expenses for the Company’s professionals.

● Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the periods ended September 30, 2022, and 2023, the Company received government subsidies of HKD336,200 and HKD0 (USD0), which are recognized as government grant in the consolidated statements of operations.

● Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

● Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the six months ended September 30, 2022 and 2023, the Company did not have any interest and penalties associated with tax positions. As of September 30, 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

F-10

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

● Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, Earnings per Share. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. During the six months ended September 30, 2022 and 2023, there were no dilutive shares.

● Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to cost of revenue expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the six months ended September 30, 2022 and 2023, HKD142,819 and HKD135,626 (USD17,388) contributions were made accordingly.

● Segment Reporting

FASB ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the six months ended September 30, 2022 and 2023, the Company has one reporting business segment in two (2) geographical locations, being Hong Kong and Singapore.

● Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-11

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

● Commitments And Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

● Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 (approximately USD64,102) if the bank with which an individual/a company hold its eligible deposit fails. As of September 30, 2023, cash balance of HKD143,788 (USD18,434) was maintained at financial institutions in Hong Kong, of which none of its cash balance was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

● Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

● Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

F-12

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, amount due to a related party, accounts payable, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

● Recently Issued Accounting Pronouncements

In May 2020, the Financial Accounting Standard Board (“FASB”) issued ASU 2020-05, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2023. The Company is currently evaluating the impact of this new standard on Company’s unaudited condensed consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326) addressing accounting for credit losses on financial instruments, which is designed to provide financial statement users with more information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. When determining such expected credit losses, the guidance requires companies to apply a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This guidance is effective on a modified retrospective basis for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years.

The Company’s management reviewed all recently issued ASU’s not yet adopted by the Company and does not believe the future adoptions of any such ASU’s may be expected to cause a material impact on the Company’s consolidated financial condition or the results of its operations.

F-13

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

NOTE – 3 LIQUIDITY AND CAPITAL RESOURCES

During the six months ended September 30, 2023, the Company incurred the operating loss of HKD1,756,610. As of September 30, 2023, the Company maintained the cash balance of HKD143,788 (USD18,434) and used HKD60,542 (USD7,761) of net cash outflows from operating activities for the six months ended September 30, 2023.

The Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures. In parallel, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. These alternatives include external borrowings, raising funds through public equity or debt markets. However, there is no assurance that the Company will be able to obtain additional funding through the listing of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the belief of management and significant stockholders that they will provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding. Further, the Company is at the mercy of future economic trends and business operations for the Company’s majority stockholder to have the resources available to support the Company. In order to meet its long-term operating requirements beyond the next 12 months, the Company will need, among other things, additional capital resources. Until the Company can generate significant cash from operations, including new revenues, management’s plans to obtain such resources for the Company include proceeds from offerings of the Company’s equity securities or debt which was consummated on January 11, 2024.

If necessary, the Company can reduce spending to a sustainable level, which may include delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, business development initiatives, and sales and marketing activities, among other investments.

NOTE – 4 DISAGGREGATION OF REVENUE

The following tables present the Company’s revenue disaggregated by geography, based on management’s assessment of available data:

	Six Months ended September 30,
	2022	2023	2023
	HKD	HKD	USD

Hong Kong	$5,924,582	$4,479,661	$574,316
Singapore	275,984	598,261	76,700

Total:	$6,200,566	$5,077,922	$651,016

NOTE – 5 ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	March 31, 2023	September 30, 2023	September 30, 2023
	HKD	HKD	USD
	(Audited)
Accounts receivable – third parties	$3,520,400	$2,038,566	$261,354
Less: allowance for doubtful accounts	(855,652)	(899,014)	(115,258)

Accounts receivable, net	$2,664,748	$1,139,552	$146,096

F-14

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

The following table presents the activities in the allowance for doubtful accounts for the six months ended September 30, 2022 and 2023.

	2023	2022
	HKD	HKD

Balance at April 1,	$855,652	$297,107

Allowance	43,932	71,879
Foreign translation adjustment	(570)	-

Balance at September 30,	$899,014	$368,986

For the six months ended September 30, 2022 and 2023, the Company made allowance for doubtful accounts and charged to the unaudited condensed consolidated statements of operations. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

NOTE – 6 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of
	March 31, 2023	September 30, 2023	September 30, 2023
	HKD	HKD	USD
	(Audited)
Office equipment, at cost	$156,202	$156,202	$20,026
Less: accumulated depreciation	(85,521)	(101,141)	(12,967)

Property and equipment, net	$70,681	$55,061	$7,059

Depreciation expense for the six months ended September 30, 2022 and 2023 were HKD15,435 and HKD15,620 (USD2,003), respectively.

NOTE – 7 DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES AND DEFERRED OFFERING COST

	As of
	March 31, 2023	September 30, 2023	September 30, 2023
	HKD	HKD	USD
	(Audited)
Prepayments for operation	$375,952	$68,122	$8,734
Deferred offering cost	1,986,279	2,320,579	297,510

Total:	$2,362,231	$2,388,701	$306,244

Deferred offering costs, which consist of legal and other expenses incurred through the balance sheet date that are directly related to the proposed public offering, are capitalized, and will be charged against the gross proceeds of the offering and recorded as reduction of shareholders’ equity upon the completion of the proposed offering.

F-15

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

NOTE – 8 ACCRUED LIABILITIES AND OTHER PAYABLE

	As of
	March 31, 2023	September 30, 2023	September 30, 2023
	HKD	HKD	USD
	(Audited)
Amount due to RAL*	$2,485,585	$2,445,458	$313,520
Amount due to former director	-	501,797	64,333
Accrued audit fee	730,388	796,688	$102,140
Accrued consultancy fee	165,325	-	-
Accrued professional service fees	476,179	213,800	27,410
Other accrued expenses	44,622	52,897	6,783

Total:	$3,902,099	$4,010,640	$514,186

*	Roma Appraisals Limited (the “RAL”) ceased to be a related party of the Company after the reorganization in July 2022.

NOTE – 9 NET LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the year. The following table sets forth the computation of basic and diluted net loss per share for the six months ended September 30, 2022 and 2023:

	Six Months ended September 30,
	2022	2023	2023
	HKD	HKD	USD

Net loss attributable to ordinary shareholders	$(693,556)	$(1,756,610)	$(225,205)

Weighted average ordinary shares outstanding – Basic and diluted	6,562,500	7,127,516	7,127,516

Net loss per share – Basic and diluted	$(0.11)	$(0.25)	$(0.03)

During the six months ended September 30, 2022 and 2023, there were no dilutive shares.

NOTE – 10 SHAREHOLDERS’ EQUITY

Authorized Stocks

The Company was established under the laws of Cayman Islands on April 11, 2022, with authorized to issue one class of ordinary share. On April 11, 2022, the total number of ordinary shares which the Company was authorized to issue was 50,000,000 shares of capital stock, consisting of 6,562,500 shares of ordinary share issued and outstanding, at US$0.001 par value. The authorized share capital was increased to 500,000,000 ordinary shares on September 2, 2022.

On October 24, 2022, the Company issued 38,622 ordinary shares to Next Master Investments Limited (“Next Master”) at the price of US$2 per share, for a cash consideration of US$77,244. Concurrently, the Company issued the additional 45,000 shares of its ordinary shares to Next Master to settle its debt in an amount of US$90,000, at the price of US$2 per share.

F-16

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

On July 26, 2023, the Company issued 1,202,981 ordinary shares to Top Elect Group Limited at the price of US$1,203, which was subsequently settled on March 27, 2024, and issued 61,038 and 65,206 ordinary shares for cash consideration of US$65 and US$61 to Next Master and Trade Expert Holdings Limited, respectively.

NOTE – 11 INCOME TAXES

The provision for income taxes consisted of the following:

Six Months ended September 30,
	2022	2023	2023
	HKD	HKD	USD

Current tax	$-	$-	$-
Deferred tax	-	$-	$-

Income tax expense	$-	$-	$-

The effective tax rate in the six months presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

Cayman Islands

Under the current laws of the Cayman Islands, ROMA is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

BVI

LTV is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands.

Hong Kong

RRA is incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. RRA did not make any provisions for Hong Kong profits tax as there were no taxable profits derived from or earned in Hong Kong since inception.

The reconciliation of income tax rate to the effective income tax rate based on loss before income taxes for the six months ended September 30, 2022 and 2023 are as follows:

	Six Months ended September 30,
	2022	2023	2023
	HKD	HKD	USD

Loss before income taxes	$(713,302)	$(2,048,347)	$337,977
Statutory income tax rate	16.5%	16.5%	16.5%
Income tax expense at statutory rate	(117,695)	(337,977)	(43,330)
Items not subject to taxes	(54,410)	-	-
Items not deductible from tax	-	13,036	1,671
Property and equipment	(2,154)	-	-
Valuation allowance	174,259	324,941	41,659

Income tax expense	$-	$-	$-

The following table sets forth the significant components of the deferred tax assets of the Company as of March 31, 2023 and September 30, 2023:

	March 31,	September 30,
	2023	2023	2023
	HKD	HKD	USD
	(Audited)
Deferred tax assets:
Net operating loss carry forwards	$576,546	$903,514	$115,835
Less: valuation allowance	(576,546)	(903,514)	(115,835)

	$-	$-	$-

As of September 30, 2023, Hong Kong operations incurred HKD5,475,840 (USD702,031) of cumulative net operating losses which can be carried forward to offset future taxable income. There is no expiry in net operating loss carryforwards under Hong Kong tax regime. The valuation allowance is reviewed annually.

F-17

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

Singapore

Roma (S) is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first SGD10,000 (approximately HKD57,369) taxable income and 50% of the next SGD190,000 (approximately HKD1,099,011 taxable income are exempted from income tax. Roma (S) did not generate any operating income during the six months ended September 30, 2022 and 2023, hence, no income tax expense is provided.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of September 30, 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended September 30, 2022 and 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from September 30, 2023.

NOTE – 12 RELATED PARTY TRANSACTIONS AND BALANCES

The related party of the Company with whom transactions are reported in these unaudited condensed consolidated financial statements are as follows:

Name of Individual	Relationship with the Company
Roma Appraisals Limited (the “RAL”)	A company formerly controlled by Mr. Cheng
Top Elect Group Limited (“Top Elect”)	A company controlled by Director, Ms. Luk
Ranger Advisory Co. Limited (“Ranger”)	A company formerly controlled by Mr. Cheng
Claire Luk (“Ms. Luk”)	Director of the Company
Kingsley Cheng (“Mr. Cheng”)	Former director of the Company

F-18

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

		March, 31,	September 30,
		2023	2023	2023
Name	Nature	HKD	HKD	USD

Ranger*	Accounts payable	$205,767	$-	$-

Top Elect	Subscription receivables	$-	$9,384	$1,203

Ms. Luk	Due to directors	$58,500	$1,136,666	$145,726

Mr. Cheng*	Due to directors	$501,797	$-	$-

*	Mr. Cheng resigned as Director of the Company on April 6, 2023. As a result, Ranger ceased to be related party since April 6, 2023.

The amounts due to directors is secured, interest payable and repayable on demand.

The Company paid and incurred management fee expenses of HKD871,000 to RAL for the six months ended September 30, 2022. RAL ceased to be a related party of the Company after the reorganization in July 2022.

Apart from the transactions and balances detailed elsewhere in these accompanying unaudited condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE – 13 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the six months ended September 30, 2022 and 2023, there were no individual customer accounts contributing 10% or more of the Company’s revenues.

Most of the customers are located in Hong Kong. The following table sets out a breakdown of our revenue by geographic locations of our clients for the six months ended September 30, 2022 and 2023:

	Six Months ended September 30,
	2022	2023	2023
	HKD	HKD	USD

Hong Kong	$5,924,582	$4,479,661	$574,316
Singapore	275,984	598,261	76,700

Total:	$6,200,566	$5,077,922	$651,016

(a)	Major vendors

For the six months ended September 30, 2022, there were no individual vendors accounts for 10% or more of the Company’s direct cost and its outstanding payable balances as at year-end dates. For the six months ended September 30, 2023, the vendor who accounted for 10% or more of the Company’s direct cost and its outstanding payable balances as at year end date, is presented as follows:

	Six Months ended September 30, 2023		September 30, 2023
Vendor	Operating cost	Percentage of direct cost	Accounts payable
	HKD		HKD

Vendor A	$516,131	15%	$205,767

F-19

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

Most of the vendors are located in Hong Kong.

(b)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, accounts and other receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 (approximately USD64,102) if the bank with which an individual/a company hold its eligible deposit fails. As of September 30, 2023, cash balance of HKD143,788 (USD18,434) was maintained at financial institutions in Hong Kong, of which none of the cash balance was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value. The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral. The Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty. To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors.

As of March 31, 2023 and September 30, 2023, there was 1 single customer whose account receivable balance is amounted to 12% of the total consolidated amounts.

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

(d)	Economic and political risk

The Company’s major operations are conducted in Hong Kong and Singapore. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

F-20

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to USD on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(f)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

NOTE – 14 COMMITMENTS AND CONTINGENCIES

From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of September 30, 2023, the Company has no material commitments or contingencies.

NOTE – 15 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before unaudited condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2023, up through the date the Company issued the audited consolidated financial statements.

On January 11, 2024, the Company consummated the Offering of 2,449,943 ordinary shares at a price to the public of $4.00 per share. The net proceeds from the Offering amounted to $8,680,594, after deducting underwriting discounts, commissions and offering-related expenses.

On May 10, 2024, the Company issued 1,539,281 Ordinary Shares under Roma Green Finance Limited 2024 Equity Incentive Plan.

F-21

FINANCIAL STATEMENTS

ROMA GREEN FINANCE LIMITED AND SUBSIDAIRIES

Consolidated Financial Statements

For The Years Ended March 31, 2022 And 2023

(With Report of Independent Registered Public Accounting Firm Thereon)

F-22

ROMA GREEN FINANCE LIMITED AND SUBSIDAIRIES

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of

Roma Green Finance Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Roma Green Finance Limited and subsidiaries (collectively referred to as the “Company”) as of March 31, 2022 and 2023, the related consolidated statements of operations and comprehensive loss, changes in shareholder’s deficit and cash flows for the years then ended and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company incurred recurring losses from operations and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 3. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Critical Audit Matter Description

As described in Note 2 to the consolidated financial statements, the majority of the Company’s revenue is derived from contracts with customers in the rendering of ESG and sustainability related advisory service. The revenue recognized depicts the transfer of promised services to its customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. The Company’s revenue from ESG and sustainability related advisory service contracts is generally recognized at a point in time when the ESG and sustainability related advisory services are completed. The related revenue will be recognized when the underlying services are completed and rendered to the customers.

How the Critical Audit Matter Will Be Addressed in the Audit

Our audit procedures over determining the timing and amount of revenue recognition involved, among others, evaluation of management’s assessment in regard to the identification of performance obligation of service revenue. We selected customer agreements and performed the following procedures:

● Evaluated the terms and conditions of each selected contract and the appropriateness of the accounting treatment within the context of the five-step model prescribed by ASC 606, Revenue from Contracts with Customers, and evaluated whether management’s conclusions were appropriate.

● Tested the accuracy of management’s calculation of revenue for the performance obligation.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2022.
Diamond Bar, California
August 23, 2023

F-24

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of March 31,
	2022	2023	2023
	HKD	HKD	USD
ASSETS
Current assets:
Cash and cash equivalents	$420,582	$530,206	$67,975
Accounts receivable, net	3,525,505	2,664,748	341,634
Deferred offering costs	-	1,986,279	254,651
Deposits, prepayments and other receivables	105,867	375,952	48,199
Total current assets	4,051,954	5,557,185	712,459

Non-current assets:
Property and equipment, net	95,236	70,681	9,062
Total non-current assets	95,236	70,681	9,062

TOTAL ASSETS	$4,147,190	$5,627,866	$721,521

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, including related parties	$1,339,045	$279,767	$35,868
Due to related parties	1,340,037	560,297	71,833
Accrued liabilities and other payable	671,941	3,902,099	500,269
Contract liabilities	1,556,615	1,344,342	172,352
Total current liabilities	4,907,638	6,086,505	780,322

TOTAL LIABILITIES	4,907,638	6,086,505	780,322

Shareholders’ deficit:
Ordinary share, par value US$0.001, 500,000,000 shares authorized, 6,562,500 and 6,646,122 ordinary shares issued and outstanding as of March 31, 2022 and 2023*	51,187	51,839	6,646
Shareholders’ deficit:
Additional paid-in capital	-	1,306,948	167,557
Accumulated other comprehensive (loss) income	(80)	5,933	761
Accumulated deficit	(811,555)	(1,823,359)	(233,765)
Total shareholders’ deficit	(760,448)	(458,639)	(58,801)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$4,147,190	$5,627,866	$721,521

*	The shares amounts are presented on a retroactive basis.

See accompanying notes to consolidated financial statements.

F-25

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years ended March 31,
	2022	2023	2023
	HKD	HKD	USD

Revenues, net	$14,216,099	$13,635,605	$1,748,154

Cost of revenue	(7,407,541)	(7,859,107)	(1,007,578)

Gross profit	6,808,558	5,776,498	740,576

Operating expenses:
Sale and marketing expenses	2,828,413	689,525	88,401
General and administrative expenses	5,801,583	6,441,559	825,840
Total operating expenses	8,629,996	7,131,084	914,241

Loss from operations	(1,821,438)	(1,354,586)	(173,665)

Other income (expense):
Interest income	16	361	46
Government grant	750,000	371,000	47,564
Foreign exchange loss, net	(12,890)	(27,599)	(3,538)
Other income	61,950	1,529	196
Total other income, net	799,076	345,291	44,268

Loss before income taxes	(1,022,362)	(1,009,295)	(129,397)

Income tax expense	-	(2,509)	(322)

NET LOSS	$(1,022,362)	$(1,011,804)	$(129,719)

Other comprehensive loss:
Foreign currency translation adjustment	(80)	6,013	770

COMPREHENSIVE LOSS	$(1,022,442)	$(1,005,791)	$(128,949)

Loss per share :-
- Basic	$(0.16)	$(0.15)	$(0.02)
- Diluted	$(0.16)	$(0.15)	$(0.02)

Weighted average number of ordinary shares
- Basic and diluted*	6,562,500	6,598,926	6,598,926

*	The shares amounts are presented on a retroactive basis.

See accompanying notes to consolidated financial statements.

F-26

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary Shares*		Additional	Accumulated other		Total	Total
	Number of		paid-in	comprehensive	Accumulated	shareholders’	shareholders’
	shares	Amount	capital	loss	deficit	deficit	deficit
		HKD	HKD	HKD	HKD	HKD	USD

Balance as of April 1, 2021	6,562,500	$51,187	$-	$-	$210,807	$261,994	$33,589

Net loss	-	-	-	-	(1,022,362)	(1,022,362)	(131,073)

Foreign currency translation adjustment	-	-	-	(80)	-	(80)	(9)

Balance as of March 31, 2022	6,562,500	51,187	-	(80)	(811,555)	(760,448)	(97,493)

Issuance of ordinary shares to shareholder	38,622	301	605,299	-	-	605,600	77,641

Issuance of ordinary shares to settle shareholder’s debt	45,000	351	701,649			702,000	90,000

Net loss	-	-	-	-	(1,011,804)	(1,011,804)	(129,719)

Foreign currency translation adjustment	-	-	-	6,013	-	6,013	770

Balance as of March 31, 2023	6,646,122	$51,839	$1,306,948	$5,933	$(1,823,359)	$(458,639)	$(58,801)

*	The shares amounts are presented on a retroactive basis.

See accompanying notes to consolidated financial statements.

F-27

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31,
	2022	2023	2023
	HKD	HKD	USD
Cash flows from operating activities:
Net loss	$(1,022,362)	$(1,011,804)	$(129,719)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for allowance for doubtful accounts	212,718	558,069	71,547
Depreciation	21,601	31,055	3,981

Change in operating assets and liabilities:
Accounts receivable	(670,663)	302,688	38,806
Deposits, prepayments and other receivables	(83,925)	(36,085)	(4,626)
Accounts payable	546,749	(1,059,278)	(135,805)
Due to related parties	155,204	1,705,845	218,698
Accrued liabilities and other payable	629,643	268,394	34,410
Contract liabilities	307,918	(212,273)	(27,214)

Net cash provided by operating activities	96,883	546,611	70,078

Cash flows from investing activities:
Purchases of property, plant and equipment	(70,692)	(6,500)	(833)

Net cash used in investing activities	(70,692)	(6,500)	(833)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares	-	605,600	77,641
Proceeds from related party loan	-	468,000	60,000
Payments of deferred offering costs	-	(1,510,100)	(193,603)

Net cash used in investing activities	-	(436,500)	(55,962)

Effect of foreign exchange rate changes	(80)	6,013	771

Net change in cash and cash equivalent	26,111	109,624	14,054

BEGINNING OF YEAR	394,471	420,582	53,921

END OF YEAR	$420,582	$530,206	$67,975

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$2,509	$322
Cash paid for interest	$-	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unpaid deferred offering costs	$-	$476,179	$61,049
Shares issuance to settle shareholder’s debt	$-	$234,000	$30,000

See accompanying notes to consolidated financial statements.

F-28

ROMA GREEN FINANCE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Roma Green Finance Limited (“ROMA”) is incorporated under the laws of Cayman Islands with limited liability on April 11, 2022. ROMA, through its subsidiaries (collectively referred to as the “Company”) are mainly engaged in the provision of environmental, social and governance (“ESG”), corporate governance and risk management as well as sustainability and climate change related advisory services.

Description of subsidiaries incorporated and controlled by ROMA

Name	Background		Effective ownership

Lucky Time Ventures Limited (“LTV”)	●	British Virgin Islands company	100% owned by ROMA
	●	Incorporated on February 8, 2022
	●	Issued and outstanding 100 ordinary shares for USD 100
	●	Investment holding

Roma Risk Advisory Limited (“RRA”)	●	Hong Kong company	100% owned by LTV
	●	Incorporated on August 2, 2018
	●	Issued and outstanding 1 ordinary share for HKD1
	●	Provision of ESG, corporate governance and risk management as well as sustainability and climate change related advisory services

Roma Advisory Pte. Ltd. (“Roma (S)”)	●	Singaporean company	100% owned by RRA
	●	Incorporated on January 3, 2022
	●	Issued and outstanding 100 ordinary shares for SGD100
	●	Provision of ESG, corporate governance and risk management as well as sustainability and climate change related advisory services

Reorganization

Since 2022, the Company completed several transactions for the purposes of a group reorganization.

Prior to a group reorganization, LTV was the holding company of a group of companies comprised of RRA and Roma (S). LTV was held as to 100% by Mr. Cheng King Yip (“Mr. Cheng”). Upon completion of the reorganization, Mr. Cheng ultimately owns 6,562,500 shares of the Company and LTV, RRA and Roma (S) become indirectly owned subsidiaries of ROMA.

During the years presented in these consolidated financial statements, the control of these entities has been demonstrated by Mr. Cheng, as a sole owner, as if the reorganization had taken place at the beginning of the earlier date presented. Accordingly, the combination has been treated as a corporate restructuring (“Reorganization”) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The combination of ROMA and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-29

NOTE－2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

● Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

● Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

● Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing the impairment of long-lived assets, and deferred tax valuation allowance.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

● Foreign Currency Translation and Transaction

The Company uses Hong Kong Dollars (“HKD”) as its reporting currency. The functional currency of RRA is Hong Kong Dollar and its subsidiary in Singapore is Singapore dollar, based on the criteria of ASC 830, “Foreign Currency Matters”.

Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currencies at the prevailing rates of exchange at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates.

In the consolidated financial statements, the financial information of the Company and other entities located outside of Hong Kong has been translated into HKD. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period.

Translation of amounts from SGD into HKD has been made at the following exchange rates for the years ended March 31, 2022 and 2023:

	For the Year ended March 31, 2022	For the Year ended March 31, 2023
	(SGD to HKD)	(SGD to HKD)
Period-end exchange rate	5.7843	5.9026
Period average exchange rate	5.7720	5.7090

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

F-30

● Convenience Translation

Translations of balances in the consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from HKD into USD as of and for the year ended March 31, 2023 are solely for the convenience of the reader and were calculated at the rate of HKD1.00 to USD0.1282, representing the mid-point reference rate set by Hong Kong Bank on March 31, 2023. No representation is made that the HKD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

● Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Hong Kong.

● Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable include trade accounts due from customers in the rendering of service.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due upon invoice was presented. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

● Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life

Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

● Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

F-31

● Revenue Recognition

The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), which provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The majority of the Company’s revenue is derived from contracts with customers in the rendering of ESG and sustainability related advisory service, and as such, the revenue recognized depicts the transfer of promised services to its customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The contract is typically fixed priced and the duration of the service period is usually less than one year.

The Company’s revenue from ESG and sustainability related advisory service contracts is generally recognized at a point in time when the ESG and sustainability related advisory services are completed. Invoices billed to the customers become payable upon issuance. The Company records receivable related to revenue when it has an unconditional right to invoice and receive payment.

Under the contract, the Company generally requires the customers to make the advanced payment at certain percentage of the total contract value upon signing the agreement. Contract liabilities are recorded when the advanced payment is received from the customers before all of the relevant criteria for revenue recognition has been met. The related revenue will be recognized when the underlying services are completed and rendered to the customers.

● Cost of Revenue

Cost of revenue comprised of staff cost that are directly attributable to the rendering of the ESG and sustainability related advisory service, third party consulting services expenses and compensation expenses for the Company’s professionals.

F-32

● Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the years ended March 31, 2022, and 2023, the Company received government subsidies of HKD750,000 and HKD371,000 (approximately USD47,564), which are recognized as government grant in the consolidated statements of operations.

● Deferred Offering Costs

Deferred offering costs, which consist of legal and other expenses incurred through the balance sheet date that are directly related to the proposed public offering, are capitalized, and will be charged against the gross proceeds of the offering and recorded as reduction of shareholders’ equity upon the completion of the proposed offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to the statements of operations and comprehensive income (loss).

● Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

● Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended March 31, 2022 and 2023, the Company did not have any interest and penalties associated with tax positions. As of March 31, 2022 and 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

● Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. During the years ended March 31, 2022 and 2023, there was no dilutive shares.

F-33

● Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution for their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-time employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended March 31, 2022 and 2023, HKD170,692 and HKD284,883 (approximately USD36,523) contributions were made accordingly.

● Segment Reporting

FASB ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the years ended March 31, 2022 and 2023, the Company has one reporting business segment in Hong Kong and Singapore.

● Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

● Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-34

● Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 (approximately USD64,126) if the bank with which an individual/a company hold its eligible deposit fails. As of March 31, 2022 and 2023, cash balance of HKD420,582 and HKD530,206 (approximately USD67,975) was maintained at financial institutions in Hong Kong, of which none of its cash balance was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

● Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

● Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, amount due from a related party, accounts payable, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

F-35

● Recently Issued Accounting Pronouncements

In May 2020, the Financial Accounting Standard Board (“FASB”) issued ASU 2020-05, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

In October 2021, the FASB issued ASU 2021-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2021-10 is effective for annual periods beginning after December 15, 2021 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In March 2022, the FASB issued ASU 2022-02, Troubled Debt Restructurings and Vintage Disclosures. This ASU eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU also enhances the disclosure requirements for certain loan refinancing and restructurings by creditors when a borrower is experiencing financial difficulty. In addition, the ASU amends the guidance on vintage disclosures to require entities to disclose current period gross write-offs by year of origination for financing receivables and net investments in leases within the scope of ASC 326-20. The ASU is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASU would be applied prospectively. Early adoption is also permitted, including adoption in an interim period. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, consolidated statements of income and comprehensive income and statements of cash flows.

F-36

NOTE – 3 LIQUIDITY AND CAPITAL RESOURCES

During the years ended March 31, 2022 and 2023, the Company incurred the loss from operation of HKD1,821,438 and HKD1,354,586 (approximately USD173,665), respectively. As of March 31, 2023, the Company improved its liquidity position with the cash balance of HKD530,206 (approximately USD67,975) and generated HKD103,611 (approximately USD13,283) of net cash inflows for the year ended March 31, 2023.

The Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures. In parallel, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. These alternatives include external borrowings, raising funds through public equity or debt markets. Although there is no assurance that the Company will be able to obtain additional funding through the listing of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the belief of management and significant stockholders that they will provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding. Further, the Company is at the mercy of future economic trends and business operations for the Company’s majority stockholder to have the resources available to support the Company. In order to meet its long-term operating requirements beyond the next 12 months, the Company will need, among other things, additional capital resources. Until the Company can generate significant cash from operations, including new revenues, management’s plans to obtain such resources for the Company include proceeds from offerings of the Company’s equity securities or debt. The Company cannot provide any assurances that such additional funds will be available on reasonable terms, or at all.

If necessary, the Company can reduce spending to a sustainable level, which may include delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, business development initiatives, and sales and marketing activities, among other investments.

NOTE – 4 DISAGGREGATION OF REVENUE

The following tables present the Company’s revenue disaggregated by geographical location, based on management’s assessment of available data:

	Years ended March 31,
	2022	2023	2023
	HKD	HKD	USD

Hong Kong	$13,914,277	$12,754,130	$1,635,145
Singapore	301,822	881,475	113,009

Total:	$14,216,099	$13,635,605	$1,748,154

F-37

NOTE – 5 ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of March 31,
	2022	2023	2023
	HKD	HKD	USD

Accounts receivable – third parties	$3,822,612	$3,520,400	$451,333
Less: allowance for doubtful accounts	(297,107)	(855,652)	(109,699)

Accounts receivable, net	$3,525,505	$2,664,748	$341,634

The following table presents the activities in the allowance for doubtful accounts for the years ended March 31, 2022 and 2023.

	2022	2023
	HKD	HKD

Balance at April 1,	$181,889	$297,107

Written off	(97,500)	-
Allowance for doubtful debts	212,718	558,069
Exchange difference	-	476

Balance at March 31,	$297,107	$855,652

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant. Provision for allowance were recognized HKD212,718 and HKD558,069 during the years ended March 31, 2022 and 2023, respectively.

NOTE – 6 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of March 31,
	2022	2023	2023
	HKD	HKD	USD

Office equipment, at cost	$149,702	$156,202	$20,026
Less: accumulated depreciation	(54,466)	(85,521)	(10,964)

Property and equipment, net	$95,236	$70,681	$9,062

Depreciation expense for the years ended March 31, 2022 and 2023 were HKD21,601 and HKD31,055 (approximately USD3,981), respectively.

F-38

NOTE – 7 ACCRUED LIABILITIES AND OTHER PAYABLE

	As of March 31,
	2022	2023	2023
	HKD	HKD	USD

Accrued audit fee	$627,900	$730,388	$93,639
Amount due to RAL*	-	2,485,585	318,665
Accrued consultancy fee	-	165,325	21,196
Accrued professional service fees	1,743	476,179	61,049
Other accrued expenses	42,298	44,622	5,720

Total	$671,941	$3,902,099	$500,269

*	Roma Appraisals Limited (the “RAL”) was no longer related party of the Company after the reorganization in July 2022.

NOTE – 8 NET LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the year. The following table sets forth the computation of basic and diluted net loss per share for the years ended March 31, 2022 and 2023:

	Years ended March 31,
	2022	2023	2023
	HKD	HKD	USD

Net loss attributable to ordinary shareholders	$(1,022,362)	$(1,011,804)	$(129,719)

Weighted average ordinary shares outstanding – Basic and diluted	6,562,500	6,598,926	6,598,926

Net loss per share – Basic and diluted	$(0.16)	$(0.15)	$(0.02)

During the years ended March 31, 2022 and 2023, there was no dilutive shares.

NOTE – 9 SHAREHOLDERS’ EQUITY

Authorized shares

The Company was established under the laws of Cayman Islands on April 11, 2022, with authorized to issue one class of ordinary share. On April 11, 2022, the total number of ordinary shares which the Company is authorized to issue is 50,000,000 shares of capital stock, consisting of 6,562,500 shares of ordinary share issued and outstanding, par value US$0.001 per share. The authorized share capital was increased to 500,000,000 ordinary shares on September 2, 2022.

On October 24, 2022, the Company issued 38,622 shares of its ordinary shares to Next Master Investments Limited (“Next Master”) at the price of US$2 per share, for a cash consideration of approximately US$77,641. Concurrently, the Company issued additional 45,000 shares of its ordinary shares to Next Master to settle its debt in an amount of US$90,000, at the price of US$2 per share.

NOTE – 10 INCOME TAXES

The provision for income taxes consisted of the following:

	Years ended March 31,
	2022	2023	2023
	HKD	HKD	USD

Current	$-	$2,509	$322
Deferred	-	-	-

Total income tax expense	$-	$2,509	$322

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

F-39

Cayman Islands

Under the current laws of the Cayman Islands, ROMA is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

BVI

LTV is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands.

Hong Kong

RRA is incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. RRA did not make any provisions for Hong Kong profits tax as there were no assessable profits derived from or earned in Hong Kong since inception.

The reconciliation of income tax rate to the effective income tax rate based on loss before income taxes for the years ended March 31, 2022 and 2023 are as follows:

	Years ended March 31,
	2022	2023	2023
	HKD	HKD	USD

Loss before income taxes	$(986,487)	$(1,039,994)	$(133,332)
Statutory income tax rate	16.5%	16.5%	16.5%
Income tax benefit at statutory rate	(162,770)	(171,599)	(22,000)
Items not subject to taxes	(124,491)	(60,838)	(7,799)
Items not deductible from tax	96	-	-
Property and equipment	(8,100)	4,052	519
Valuation allowance	295,265	228,385	29,280
Under provision of prior years	-	2,509	322

Income tax expense	$-	$2,509	$322

Singapore

Roma (S) is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first SGD10,000 (approximately HKD57,843) taxable income and 50% of the next SGD190,000 (approximately HKD1,099,017) taxable income are exempted from income tax. Roma (S) did not generate any income during the years ended March 31, 2022 and 2023, hence, no income tax expense is provided.

The following table sets forth the significant components of the deferred tax assets of the Company as of March 31, 2022 and 2023:

	As of March 31,
	2022	2023	2023
	HKD	HKD	USD

Deferred tax assets:
Net operating loss carry forwards	$348,160	$576,546	$73,916
Less: valuation allowance	(348,160)	(576,546)	(73,916)

	$-	$-	$-

As of March 31, 2023, Hong Kong operations incurred HKD3,494,218 (USD447,977) of cumulative net operating losses which can be carried forward to offset future taxable income. There is no expiry in net operating loss carryforwards under Hong Kong tax regime. The valuation allowance is reviewed annually.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2022 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended March 31, 2022 and 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from March 31, 2023.

F-40

NOTE – 11 RELATED PARTY TRANSACTIONS AND BALANCES

The related party of the Company with whom transactions are reported in these financial statements are as follows:

Name of Individual	Relationship with the Company
Roma Appraisals Limited (the “RAL”)	An affiliate of RRA prior to the reorganization
Roma Group Limited (the “RGL”)	An affiliate of RRA prior to the reorganization
Project P Enterprise Limited (the “Project P”)	An affiliate of RRA prior to the reorganization
Roma Oil and Mining Associated Limited (the “ROM”)	An affiliate of RRA prior to the reorganization
KLS Consultants Limited (the “KLS”)	An affiliate of RRA prior to the reorganization
B.I. Appraisals Limited (the “B.I. Appraisals”)	An affiliate of RRA prior to the reorganization
B.I. ESG Advisory Limited (the “B.I. ESG”) Limited	An affiliate of RRA prior to the reorganization
Roma Credit & Risk (the “C&R”)	An affiliate of RRA prior to the reorganization
M Success Finance Ltd (the “MSF”)	An affiliate of RRA prior to the reorganization
Charleton Holdings Limited (the “Charleton”)	An affiliate of RRA prior to the reorganization
Top Elect Group Limited (“Top Elect”)	Related company formerly controlled by Mr. Cheng and currently controlled by Ms. Luk
Ranger Advisory Co. Limited (“Ranger”)	Related company formerly controlled by Mr. Cheng
Kingsley Cheng	Former director of the Company
Claire Luk	Director of the Company

Accounts payable - related parties

	March 31,
	2022	2023
	HKD	HKD
Ranger	$1,275,045	$205,767

Due to related parties

	March 31,
	2022	2023
	HKD	HKD
RAL	$1,340,037	$-
Kingsley Cheng	-	501,797
Claire Luk	-	58,500
	$1,340,037	$560,297

Due to related parties represent advances from its related parties for the Company’s payment for daily operating purpose. The balances are unsecured, non-interest bearing, and payable on demand.

Revenue

	Years ended March 31,
	2022	2023
	HKD	HKD
B.I. Appraisals	$86,000	$-

Cost of Revenue

	Years ended March 31,
	2022	2023
	HKD	HKD
Ranger	$2,973,970	$-

Operating expenses

	Years ended March 31,
	2022	2023
	HKD	HKD
RAL	$4,851,764	$-
Project P	60,302	-
KLS	83,783	-
	$4,995,849	$-

F-41

NOTE – 12 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the years ended March 31, 2022 and 2023, there were no individual customer accounts for 10% or more of the Company’s revenues and its outstanding receivable balances as at year-end dates.

Most of the customers are located in Hong Kong.

(a) Major vendors

For the year ended March 31, 2022, the vendor who accounted for 10% or more of the Company’s direct cost and its outstanding payable balances as at year end date, is presented as follows:

	Year ended March 31, 2022		March 31, 2022
Vendors	Operating cost	Percentage of direct cost	Accounts payable
	HKD		HKD

Ranger	$2,973,970	40%	$1,275,045

For the year ended March 31, 2023, there is no individual vendor who accounted for 10% or more of the Company’s direct cost.

Most of the vendors are located in Hong Kong.

F-42

(b) Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 (approximately USD64,126) if the bank with which an individual/a company hold its eligible deposit fails. As of March 31, 2022 and 2023, cash balance of HKD420,582 and HKD530,206 was maintained at financial institutions in Hong Kong, of which none of the cash balance was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value. The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral. The Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty. To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors.

As of March 31, 2022 and 2023, there was no single customer whose account receivable balance is amounted to 10% or more of the total consolidated amounts.

(c) Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

(d) Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(e) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to USD on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(f) Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

F-43

(g) Risk from Coronavirus (“COVID-19”)

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world. Since March 2020, the World Health Organization declared the COVID-19 as a pandemic. The resulting impact of the pandemic on the operations and measures such as movement control and safe-distancing measures taken by various governments to contain the pandemic have to a certain extent, continued to affect the Company’s business activities have been disrupted. This is particularly due to travel restrictions in the Asian region.

There is still significant uncertainty over the future development of the outbreak as to the duration of the pandemic and the global situation remains very fluid at the date of these financial statements approved. Management is closely monitoring the Company’s businesses activities and has taken certain measures to ensure the Company has sufficient working capital to continue providing services to the ultimate holding company and to settle all its obligations.

Potential impact to the Company’s results of operations for 2023 will also depend on economic impact due to the pandemic and if any future resurgence of the virus globally, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2023.

NOTE – 13 COMMITMENTS AND CONTINGENCIES

From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of March 31, 2022 and 2023, the Company has no material commitments or contingencies.

NOTE – 14 SUBSEQUENT EVENTS

On July 26, 2023, the Company issued 1,202,981 ordinary shares to Top Elect, a related party (see Note 11), at par with an amount of US$1,203 settled by setting-off the amount due to Top Elect. Concurrently, the Company issued 65,206 ordinary shares and 61,038 ordinary shares to Trade Expert Holdings Limited and Next Master at par for a cash consideration of US$65 and US$61 respectively.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2023, up through the date which the consolidated financial statements were available to be issued.

F-44

Roma Green Finance Limited

PRELIMINARY PROSPECTUS

Through and including [●], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Ordinary Shares

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Ordinary Shares
Top Elect	April 11, 2022	1	Initial incorporation share
Top Elect	June 23, 2022	6,562,499	Transfer of Lucky Time
Top Elect	July 26, 2023	1,202,981	US$	1,203
Trade Expert	July 26, 2023	65,206	US$	65
Next Master	October 24, 2022	83,622	US$	167,244
Next Master	July 26, 2023	61,038	US$	61

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

EXHIBIT INDEX

Exhibit No.	Description of document
1.1	Form of Purchase Agreement *
3.1	Form of Amended and Restated Memorandum of Association of the Registrant dated September 2, 2022 **
3.2	Amended and Restated Articles of Association of the Registrant dated September 2, 2022 **
5.1	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered *
5.2	Opinion of Robertsons regarding Hong Kong legal matters*
8.1	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters*
8.2	Opinion of Guangdong Wesley Law Firm regarding certain PRC Securities law matters*
10.1	Audit Committee Charter**
10.2	Nomination Committee Charter**
10.3	Compensation Committee Charter**
10.4	Form of Directors Agreement**
10.5	Form of Indemnification Agreement**
14	Code of Ethics of the Registrant**
21.1	Form of List of Subsidiaries of the Registrant**
23.1	Consent of KCCW Accountancy Corp.*
23.2	Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.1) *
23.3	Consent of Robertsons*
23.4	Consent of Frost & Sullivan*
23.5	Consent of Guangdong Wesley Law Firm*
24.1	Form of Power of Attorney (included on signature pages) *
99.1	Compensation Recovery Plan
107	Registration Fee Table *

* Submitted herewith

** Previously filed.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on June 7, 2024.

Roma Green Finance Limited

By:	/s/ Luk Huen Ling Claire
Name:	Luk Huen Ling Claire
Title:	Chairlady, Executive Director and Chief Executive Officer

We, the undersigned directors of Roma Green Finance Limited and executive officers of Roma Green Finance Limited and its subsidiaries hereby severally constitute and appoint Luk Huen Ling Claire, singly (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in her for her and in her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 7, 2024
/s/ Luk Huen Ling Claire
Luk Huen Ling Claire
Chairlady, Executive Director and Chief Executive Officer

Date: June 7, 2024
/s/ Lam Hing Fat
Lam Hing Fat
Chief Financial Officer

Date: June 7, 2024
/s/ Cheng Yu-Pei
Cheng Yu-Pei
Independent Non-Executive Director

Date: June 7, 2024
/s/ Wong Kai Hing
Wong Kai Hing
Independent Non-Executive Director

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in City of New York, United States of America on June 7, 2024.

Cogency Global Inc

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.